                                     [LOGO]

                                 COLUMBIA FUNDS
                             1996    ANNUAL REPORT

                           COLUMBIA COMMON STOCK FUND
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                              COLUMBIA GROWTH FUND
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                       COLUMBIA INTERNATIONAL STOCK FUND
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                             COLUMBIA SPECIAL FUND
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                            COLUMBIA SMALL CAP FUND
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                        COLUMBIA REAL ESTATE EQUITY FUND
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                             COLUMBIA BALANCED FUND
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                         COLUMBIA DAILY INCOME COMPANY
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                    COLUMBIA U.S. GOVERNMENT SECURITIES FUND
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                     COLUMBIA FIXED INCOME SECURITIES FUND
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                          COLUMBIA MUNICIPAL BOND FUND
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                            COLUMBIA HIGH YIELD FUND

                             LETTER TO SHAREHOLDERS
           ---------------------------------------------------------

     Dear Columbia Investor:

     We are pleased to present the 1996 Columbia Funds Shareholder Report. Inside, you will find updated financial information and summaries of each fund's investment activity for the year, along with a chart illustrating the growth of a hypothetical investment as compared to each of the fund's industry benchmarks.

     At Columbia, our goal has always been to provide consistent, long-term performance for our shareholders while managing investment risk. In these days of recordbreaking stock market performance, we wish to reaffirm our commitment to careful, quality investment management. The "Overview of the Markets" on page one of this report explains this investment approach in greater detail, along with highlights of current themes and strategies we are using to meet the objectives of each fund. We hope that you find this information helpful as you evaluate the performance of your investments.

     As always, we appreciate the confidence and trust you have placed in Columbia Funds, and we look forward to helping you achieve your investment goals in the months and years to come.

Sincerely,

J. JERRY INSKEEP, JR.                 JOHN A. KEMP
CHAIRMAN                              PRESIDENT

                               TABLE OF CONTENTS
       -----------------------------------------------------------------

                        ANNUAL REPORT, DECEMBER 31, 1996

AN OVERVIEW OF THE MARKETS.....................................................1
COLUMBIA COMMON STOCK FUND
  Investment Review............................................................3
  Financial Highlights........................................................15
  Schedule of Investments.....................................................27
  Statement of Assets and Liabilities.........................................62
  Statement of Operations.....................................................65
  Statements of Changes in Net Assets.........................................68
COLUMBIA GROWTH FUND
  Investment Review............................................................4
  Financial Highlights........................................................16
  Schedule of Investments.....................................................29
  Statement of Assets and Liabilities.........................................62
  Statement of Operations.....................................................65
  Statements of Changes in Net Assets.........................................68
COLUMBIA INTERNATIONAL STOCK FUND
  Investment Review............................................................5
  Financial Highlights........................................................17
  Schedule of Investments.....................................................31
  Statement of Assets and Liabilities.........................................62
  Statement of Operations.....................................................65
  Statements of Changes in Net Assets.........................................68
COLUMBIA SPECIAL FUND
  Investment Review............................................................6
  Financial Highlights........................................................18
  Schedule of Investments.....................................................35
  Statement of Assets and Liabilities.........................................62
  Statement of Operations.....................................................65
  Statements of Changes in Net Assets.........................................69
COLUMBIA SMALL CAP FUND
  Investment Review............................................................7
  Financial Highlights........................................................19
  Schedule of Investments.....................................................38
  Statement of Assets and Liabilities.........................................63
  Statement of Operations.....................................................66
  Statement of Changes in Net Assets..........................................69
COLUMBIA REAL ESTATE EQUITY FUND
  Investment Review............................................................8
  Financial Highlights........................................................20
  Schedule of Investments.....................................................41
  Statement of Assets and Liabilities.........................................63
  Statement of Operations.....................................................66
  Statements of Changes in Net Assets.........................................69
COLUMBIA BALANCED FUND
  Investment Review............................................................9
  Financial Highlights........................................................21
  Schedule of Investments.....................................................42
  Statement of Assets and Liabilities.........................................63
  Statement of Operations.....................................................66
  Statements of Changes in Net Assets.........................................70
COLUMBIA DAILY INCOME COMPANY
  Investment Review...........................................................10
  Financial Highlights........................................................22
  Schedule of Investments.....................................................47
  Statement of Assets and Liabilities.........................................63
  Statement of Operations.....................................................66
  Statements of Changes in Net Assets.........................................70
COLUMBIA U.S. GOVERNMENT SECURITIES FUND
  Investment Review...........................................................11
  Financial Highlights........................................................23
  Schedule of Investments.....................................................49
  Statement of Assets and Liabilities.........................................64
  Statement of Operations.....................................................67
  Statements of Changes in Net Assets.........................................70
COLUMBIA FIXED INCOME SECURITIES FUND
  Investment Review...........................................................12
  Financial Highlights........................................................24
  Schedule of Investments.....................................................50
  Statement of Assets and Liabilities.........................................64
  Statement of Operations.....................................................67
  Statements of Changes in Net Assets.........................................71
COLUMBIA MUNICIPAL BOND FUND
  Investment Review...........................................................13
  Financial Highlights........................................................25
  Schedule of Investments.....................................................53
  Statement of Assets and Liabilities.........................................64
  Statement of Operations.....................................................67
  Statements of Changes in Net Assets.........................................71
COLUMBIA HIGH YIELD FUND
  Investment Review...........................................................14
  Financial Highlights........................................................26
  Schedule of Investments.....................................................59
  Statement of Assets and Liabilities.........................................64
  Statement of Operations.....................................................67
  Statements of Changes in Net Assets.........................................71
NOTES TO FINANCIAL STATEMENTS.................................................72

                                 COLUMBIA FUNDS
                                 P.O. BOX 1350
                            PORTLAND, OR 97207-1350
                                    222-3606
                                 1-800-547-1707

                           AN OVERVIEW OF THE MARKETS
       -----------------------------------------------------------------

THE YEAR IN REVIEW

When we started the year, market consensus called for dull performance. The market rallied early, however, and by the end of May, the S&P 500 Index of large stocks was up almost 10%. The performance of small stocks was even stronger, with the Russell 2000 Index up more than 15%.

This strong performance was largely attributable to increased earnings in a rapidly growing economy. The Gross Domestic Product (GDP) increased from 0.3% in the last quarter of 1995 to 4.7% in the second quarter of 1996. Not surprisingly, this economic pick-up had an upward influence on interest rates, and by mid-year investors became concerned that the Federal Reserve Board would tighten the money supply.

Although the Fed did not take action, the hint of change led to a sharp market decline through the end of July. By July's end, the Russell 2000 had given up almost all its gain year-to-date. The annual gain for the S&P 500 was cut in half to 5%.

During the summer, reports seemed to indicate that economic growth was slowing. Investors reassessed the outlook and decided that low inflation and modest growth would be good for stocks and bonds. Long-term interest rates declined, helped by strong Japanese buying of U.S. bonds, and the stock market rapidly accelerated. Also during this time, flows into equity mutual funds were strong versus the offering of new equities, resulting in a positive supply-demand scenario. From the end of July to the end of November, the S&P 500 increased 19.2%, including a 7.55% gain in the month of November alone. Smaller stocks also increased in value, but at a more subdued rate.

In early December, Federal Reserve Chairman Alan Greenspan suggested that the markets might be entering a speculative phase. However, the market's nervous reaction to his statement hardly dented the 1995-96 combined gain. By recording a positive return in 1996, the stock market enjoyed its sixth straight annual advance, with the Dow Jones Industrial Averages up a record-breaking 11 out of the past 12 years.

                        BENCHMARK PERFORMANCE COMPARISONS
                          Average Annual Total Returns,
                     FOR THE PERIODS ENDED DECEMBER 31, 1996

                                    1 year     3 years     5 years      10 years
                                  ----------  ----------  ----------  ------------
Standard & Poor's 500                 22.96%      19.68%      15.22%       15.29%
Lehman Aggregate                       3.63%       6.03%       7.04%        8.47%
Russell 2000                          16.49%      13.68%      15.64%       12.41%
Financial Times/S&P Actuaries
 Euro-Pacific                          5.82%       8.51%       7.94%        8.58%

CURRENT OUTLOOK

At this stage, one might expect the current economic cycle to begin showing signs of age and inflationary pressures. However, the factors that have led to excellent market performance appear intact. Inflation remains subdued, signaling that interest rates could continue a long-term downward trend. (In the near term, though, we expect interest rates to continue to react to news on economic growth, inflation, currency fluctuations and foreign money flows into the U.S. bond market.) Earnings remain positive, and money flows into financial assets continue at or near record levels. Despite the temporary ebbs and flows that are bound to occur in the U.S. economy, we seem to remain in an overall growth mode, accompanied by modest inflation.

Although this economic backdrop continues to favor financial markets, the stock market as a whole is selling at historically high levels. Using history as a guide, high valuation levels can lead to increased volatility and decreased gain. However, a fully priced market is seldom the sole cause for a long-term bull market to end, and we are experiencing the greatest bull market of this century. In the past, bull markets have waned when economic and financial environments experience fundamental change. The consensus forecast for 1997

                                       -

                           AN OVERVIEW OF THE MARKETS
--------------------------------------------------------------------------------
calls for subtle changes rather than a major shift to any important factors that might seriously affect financial markets.

INVESTMENT STRATEGY

The risk to a high priced stock market is that it becomes increasingly vulnerable to negative surprises. Such negative surprises could include a stronger economy than forecasted ushering in higher inflation, a weaker economy with a squeeze on profits, currency problems or some unforeseen event. In short, risks are rising compared to rewards. We continue to find attractive stocks, but have become more cautious about our asset mix between stocks and bonds, and have reduced our holdings in stocks with high valuations and high expectations.

As commonly occurs when markets rise rapidly, investors tend to narrow their focus to fewer, larger capitalized stocks with presumed high predictability. This tendency means many stocks have been overlooked and offer value. We are focusing our research on these companies. As we look to 1997, there continues to be reason for optimism, but we are growing more cautious and are reluctant to buy stocks solely based on recent price momentum.

So that you may evaluate how the Columbia Funds performed given this economic and financial market backdrop, the following pages contain discussions of the Funds' investment activity during 1996, along with graphs illustrating the growth of $10,000 over various time periods. Each Fund compares its performance to a relevant benchmark. Unlike the Funds, however, these benchmark indices are not actively managed and have no operating expenses, portfolio transaction costs or cash flows.

We hope that you find this information useful, and we look forward to helping you meet your investment goals and needs in the months and years to come.

THE INVESTMENT TEAM
COLUMBIA FUNDS MANAGEMENT COMPANY
FEBRUARY 1997

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                        -- COLUMBIA COMMON STOCK FUND --
                        --------------------------------

Columbia Common Stock Fund had a total return of 20.71% for the twelve months ended December 31, 1996. During the first half of the year, our "Graying of America" theme had a positive influence on performance, where we emphasized such sectors as travel and entertainment. As the stock market grew more nervous, we increased our holdings in real estate investment trusts (REITs) and utilities (communications, electric and gas). Toward the end of the year, the Fund benefited from its exposure to banks, machinery, technology, energy, and real estate. Sectors that did not perform as well included media, business services and retailers.

Most recently, we have added to our banking and financial holdings, where stocks are benefiting from positive earnings growth and industry consolidation. We have also added to metals and autos, which we believe offer relative value and fit within our framework of a strengthening economy. We decreased our holdings in technology, consumer staples and health care, taking profits in several stocks we believed were fully priced in the near term.

We enter 1997 with an emphasis in the basic materials and manufacturing sectors, such as paper, aluminum and industrial equipment. We are also positive about the prospects for REITs, energy and selected technology stocks. With the stock market at relatively high valuations, we are focusing more attention on risk versus reward, avoiding issues we believe are susceptible to disappointment.

                       GROWTH OF $10,000 SINCE INCEPTION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                       Columbia Common Stock Fund     S&P 500
10/01/91                                                                     10,000      10,000
12/31/91                                                                     11,025      10,838
12/31/92                                                                     12,126      11,664
12/31/93                                                                     14,120      12,840
12/31/94                                                                     14,411      13,009
12/31/95                                                                     18,855      17,898
12/31/96                                                                     22,758      22,007
Average Annual Total Returns as of December 31,
1996
                                                                               CCSF     S&P 500
1 Year                                                                       20.17%      22.96%
5 Years                                                                      15.60%      15.22%
Since Inception                                                              16.78%      16.05%
Past Performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                           -- COLUMBIA GROWTH FUND --
                           --------------------------

Columbia Growth Fund generated a total return of 20.80% for the one year period ending December 31, 1996. Throughout the year, we have focused on such investment themes as the "Graying of America," industry restructuring, and digital technology, all of which benefited fund performance.

Toward the end of the year, market leadership was concentrated in the very largest capitalized stocks due to investors' concern about a general slowing in corporate profits. While stocks generally appreciated, most lagged the gains achieved by the largest cap issues. Although this dynamic may persist awhile, we believe that better, long-term opportunities exist in sectors outside the large cap market, and we are focusing our research on these areas.

In addition, as many industries complete their restructuring efforts, Corporate America is now increasing its emphasis on sales growth. As a result, we have been searching out those organizations we believe have the opportunities, strategies and resources to accelerate growth.

While the economy's growth rate has sped up from the third quarter's slow pace, it is unclear whether a pickup in corporate revenue will be offset by an increase in costs. We will be watching the Federal Reserve Board closely, in case it moves to fight inflation fears by raising interest rates.

                        GROWTH OF $10,000 OVER 20 YEARS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                      Columbia Growth Fund     S&P 500
12/31/76                                                              10,000      10,000
12/31/77                                                               9,989       9,270
12/31/78                                                              10,792       9,866
12/31/79                                                              15,170      11,676
12/31/80                                                              21,220      15,454
12/31/81                                                              20,501      14,689
12/31/82                                                              30,046      17,847
12/31/83                                                              36,494      21,848
12/31/84                                                              34,458      23,194
12/31/85                                                              45,509      30,514
12/31/86                                                              48,658      36,202
12/31/87                                                              55,830      38,110
12/31/88                                                              61,865      44,417
12/31/89                                                              79,862      58,457
12/31/90                                                              77,218      56,674
12/31/91                                                             103,673      73,943
12/31/92                                                             115,928      79,577
12/31/93                                                             131,010      87,599
12/31/94                                                             130,184      88,755
12/31/95                                                             173,119     122,109
12/31/96                                                             209,128     150,146
Average Annual Total Returns as of December 31,
1996
                                                                         CGF     S&P 500
1 Year                                                                20.80%      22.96%
5 Years                                                               15.07%      15.22%
10 Years                                                              15.70%      15.29%
20 Years                                                              16.42%      14.51%
Past Performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                    -- COLUMBIA INTERNATIONAL STOCK FUND --
                    ---------------------------------------

The Fund posted a total return of 16.59% for the year ended December 31, 1996. This performance was significantly better than that of the Fund's benchmark index, the FT/S&P Euro-Pac, which returned 5.82% for the same period.

Many stock markets around the world performed well during the period, ending the year at record levels. Japan, the largest market outside the U.S., declined for the year, however, and further negative pressure came from the weak Yen. Our weighting in Japan was maintained at approximately half the Index's weighting. During the second half of the year, this underweighting concentrated in Japanese exporting industries, such as autos and electronics, which actually benefited from a weaker Yen. Thus, we were able to offset some of the negative influence of Japan.

Meanwhile, Canada, Hong Kong and the UK all enjoyed positive returns during the year, and we have maintained solid weightings in those areas.

In addition, the Fund benefited from investments in Europe, such as Spain and Italy, which enjoyed good performance throughout the year. Our European exposure was offset somewhat by the strength of the U.S. dollar, but our conservative hedging strategy helped to mitigate the overall weakness of foreign currencies.

We continue to favor a number of emerging markets, particularly Brazil and India, both of which closed the year on a positive note.

Looking ahead, we have positioned the portfolio to take advantage of an acceleration in worldwide growth during the coming year. And with the U.S. stock market at record valuation levels, we believe an increasing number of investors will diversify their portfolios overseas, which should benefit the world markets and long-term investors in the Fund.

                       GROWTH OF $10,000 SINCE INCEPTION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                     Columbia International Stock Fund   FT/S&P Euro-Pac        S&P 500
10/01/92                                                                        10,000             10,000             10,000
12/31/92                                                                        10,060              9,628             10,503
12/31/93                                                                        13,417             12,665             11,562
12/31/94                                                                        13,086             13,822             11,714
12/31/95                                                                        13,760             15,290             16,117
12/31/96                                                                        16,041             16,180             19,817
Average Annual Total Returns as of December 31,
1996
                                                                                  CISF            S&P 500    FT/S&P Euro-Pac
1 Year                                                                          16.59%             22.96%              5.82%
Since Inception                                                                 11.62%             17.24%             11.84%
Past Performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                          -- COLUMBIA SPECIAL FUND --
                          ---------------------------

Columbia Special Fund posted a total return of 13.07% for 1996. While the Fund enjoyed excellent returns through May, performance in the second half suffered as several sectors that had performed well early in the year experienced sharp declines. These included radio stocks, wireless telecommunication companies, and selected service companies that were selling at relatively high price/earnings multiples.

Most recently, we made a number of changes in the portfolio that we believe will result in more positive performance results. We have reduced our holdings in stocks selling at high price/earnings ratios that we believe are more vulnerable to negative surprises. Technology, for instance, was reduced by year-end to approximately 13% of assets from 25% during the third quarter. We have slightly increased our allocation to foreign stocks to help balance some of the higher valuations of the U.S. domestic stock market. In addition, we have increased our emphasis in value stocks, where we look for a positive acceleration in earnings. This has led us to invest in groups like paper, metals, energy, and certain machinery stocks.

These shifts in emphasis are consistent with the Fund's long-term strategy of investing about 50% of the portfolio in growth stocks, 35% to 45% in sectors and themes we find attractive on a trading basis, and 5% to 10% of the portfolio in special situations, such as companies that are restructuring for greater efficiency and companies that may be involved in a takeover.

                        GROWTH OF $10,000 OVER 10 YEARS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                     Columbia Special Fund    S&P 500    Russell 2000
12/31/86                                                             10,000      10,000         10,000
12/31/87                                                             10,304      10,527          9,123
12/31/88                                                             14,688      12,269         11,394
12/31/89                                                             19,377      16,148         13,244
12/31/90                                                             16,976      15,655         10,660
12/31/91                                                             25,542      20,425         15,569
12/31/92                                                             29,041      21,981         18,437
12/31/93                                                             35,338      24,197         21,922
12/31/94                                                             36,147      24,517         21,523
12/31/95                                                             46,821      33,730         27,644
12/31/96                                                             52,942      41,472         32,207
Average Annual Total Returns as of December 31,
1996
                                                                        CSF     S&P 500   Russell 2000
1 Year                                                               13.07%      22.96%         16.49%
5 Years                                                              15.69%      15.22%         15.64%
10 Years                                                             18.14%      15.29%         12.41%
Past Performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                         -- COLUMBIA SMALL CAP FUND --
                         -----------------------------

During the fourth quarter of 1996, the first three months of the Fund's operation, Columbia Small Cap Fund returned 7.62%.

The Fund, which focuses on stocks with a market capitalization below $1 billion, benefited from an overweighting in energy stocks during the period. The strength of the energy sector was attributable to rising oil and gas prices and stronger profits by both producers and service providers. Meanwhile, the Fund did not benefit from a lower allocation to financial stocks, which rallied when long-term interest rates fell below 6 1/2%.

Although large cap stocks outperformed small cap stocks in the fourth quarter because of investor concern over a general slowing in corporate profits, we remain optimistic about the prospects for small cap stocks during the coming year. We also believe that a stronger dollar and continued moderate economic growth will benefit relative performance of the small cap sector.

As we enter 1997, the Fund continues its focus on fundamental research to identify attractively valued companies with above-average earnings growth. In addition, we seek special situations, such as turnaround candidates, corporate restructurings, and other scenarios where we believe the market is not correctly recognizing a change in corporate fundamentals.

                       GROWTH OF $10,000 SINCE INCEPTION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                 Columbia Small Cap Fund   Russell 2000
10/01/96                                                           10,000         10,000
10/31/96                                                           10,174          9,846
11/30/96                                                           10,488         10,252
12/31/96                                                           10,762         10,520
Average Annual Total Returns
as of December 31, 1996
                                                                     CSCF   Russell 2000
Since Inception                                                     7.62%          5.20%
Past Performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                     -- COLUMBIA REAL ESTATE EQUITY FUND --
                     --------------------------------------

The Fund enjoyed a total return of 38.30% for the one year ended December 31, 1996. This positive performance was led by investments in the self storage, office and hotel sectors throughout most of the year. Lagging sectors included health care and retail, both of which had below-market weightings in the Fund.

Performance during the year was supported by increased investor interest in REITs (real estate investment trusts). In an environment where the broader stock market continues to achieve new highs, REITs offer attractive yields and sound underlying fundamentals for investors looking to structure their portfolios more defensively.

The Fund continues to seek capital appreciation and above-average current income for its shareholders by investing primarily in equity securities of companies in the real estate industry. These companies currently include equity REITs, which own commercial income properties as well as real estate brokers and developers.

Looking ahead, we believe that the current flow of funds into REITs and a moderate growth environment will continue to make this fund attractive for long-term investors.

                       GROWTH OF $10,000 SINCE INCEPTION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                              National Association of Real
                                                     Columbia Real Estate                Estate
                                                               Equity Fund                 Investment Trusts
4/01/94                                                             10,000                            10,000
6/30/94                                                             10,134                            10,184
9/30/94                                                              9,907                             9,976
12/31/94                                                            10,175                             9,978
3/31/95                                                              9,967                             9,961
6/30/95                                                             10,560                            10,547
9/30/95                                                             11,063                            11,044
12/31/95                                                            11,891                            11,501
3/31/96                                                             12,143                            11,762
6/30/96                                                             12,703                            12,285
9/30/96                                                             13,897                            13,089
12/31/96                                                            16,446                            15,556
Average Annual Total Returns as of December 31,
1996
                                                                      CREF                            NAREIT
1 Year                                                              38.30%                            35.27%
Since Inception                                                     19.44%                            17.09%
Past Performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                          -- COLUMBIA BALANCED FUND --
                          ----------------------------

Columbia Balanced Fund produced a total return of 11.78% for the twelve months ended December 31, 1996. On the stock side of the portfolio, the Fund benefited from holdings in finance, paper, technology, machinery and REITs (real estate investment trusts). Insurance, consumer durables, transportation and telephone sectors were among the laggards.

During the second half of the year, market strength has been concentrated in a small number of the largest capitalized stocks, penalizing issues we believe have fundamental strength and valuations that make them attractive on a long-term basis. Therefore, we continue to focus on these issues as well as companies with international exposure, in anticipation of an acceleration in global economic growth for the coming year.

On the bond side of the portfolio, we have maintained a 40% to 45% weighting in fixed income due to our concerns about the stock market's narrow focus. Early in the year, however, bonds suffered from price declines as a result of rising interest rates. We responded to this volatile environment by shortening the average maturity of the bonds in the portfolio. We also have shifted our fixed income emphasis to mortgage securities relative to both Treasuries and corporate bonds because of their yield advantage and high credit quality. Despite the lagging performance of bonds during the year, we believe that a highly valued stock market will make fixed income more attractive to investors in 1997. We also believe that the bond market offers a yield advantage not currently available on the S&P 500 Index.

                       GROWTH OF $10,000 SINCE INCEPTION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                      Columbia Balanced Fund    S&P 500     Lehman Aggregate
10/01/91                                                               10,000      10,000              10,000
12/31/91                                                               10,780      10,838              10,507
12/31/92                                                               11,738      11,664              11,285
12/31/93                                                               13,337      12,840              12,385
12/31/94                                                               13,350      13,009              12,023
12/31/95                                                               16,699      17,898              14,244
12/31/96                                                               18,663      22,007              14,761
Average Annual Total Returns as of December 31,
1996
                                                                          CBF     S&P 500    Lehman Aggregate
1 Year                                                                 11.78%      22.96%               3.63%
5 Years                                                                11.60%      15.22%               7.04%
Since Inception                                                        12.49%      16.05%               7.62%
Past performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                      -- COLUMBIA DAILY INCOME COMPANY --
                      -----------------------------------

The Fund posted a total return of 4.96% for the twelve months ended December 31, 1996. Early in the year, a stronger than expected economy reversed investors' beliefs that interest rates would continue their downward trend from the previous year. As a result, interest rates began to climb in February and remained volatile throughout the second quarter.

During the second half, a reasonably stable economy, benign inflationary pressures and a neutral Federal Reserve policy kept interest rates in a narrow trading range. Consequently, the yield of the Fund has remained very stable throughout the year. Looking forward, we believe changes in yield will depend upon Federal Reserve policy, which is driven by inflation rates, investors' perceptions about economic growth, the dollar's relationship to other currencies, and the supply/ demand scenario for funds. For example, any signs of economic growth, coupled with increases in longer term rates, may result in an increase in short-term interest rates for the coming year.

The Fund continues its policy of maintaining a very high quality portfolio, investing primarily in commercial paper, U.S. Treasury Bills, U.S. Government agency discount notes and certificates of deposit, all with maturities less than one year.

                        GROWTH OF $10,000 OVER 10 YEARS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                                             Consumer Price Index
                                                   Columbia Daily Income Company                      (inflation)
12/31/1986                                                                10,000                           10,000
12/31/1987                                                                10,611                           10,491
12/31/1988                                                                11,361                           10,918
12/31/1989                                                                12,371                           11,458
12/31/1990                                                                13,341                           12,201
12/31/1991                                                                14,096                           12,547
12/31/1992                                                                14,554                           12,929
12/31/1993                                                                14,920                           13,269
12/31/1994                                                                15,469                           13,618
12/31/1995                                                                16,318                           13,977
12/31/1996                                                                17,127                           14,437
Average Annual Total Returns
as of December 31, 1996                                                     CDIC                              CPI
1 Year                                                                     4.96%                            3.35%
5 Years                                                                    3.97%                            2.85%
10 Years                                                                   5.53%                            3.74%
Past Performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                 -- COLUMBIA U.S. GOVERNMENT SECURITIES FUND --
                 ----------------------------------------------

The U.S. Government Securities Fund posted a total return of 3.85% for the twelve months ended December 31, 1996. After enjoying a fine rally in 1995, bonds across the entire yield curve were battered by a volatile interest rate environment during 1996.

The stage was set in 1995 with a series of interest rate cuts by the Federal Reserve Board in order to stimulate a faltering U.S. economy. Market expectations for lower rates became so pronounced that by January 1996, yields on three-month Treasury Bills were higher than on longer term, two-year Treasuries as investors tried to lock in yields before they fell further. However, interest rate expectations sharply reversed in February, following the release of a surprisingly strong employment report. Instead of a rate reduction, investors began to anticipate an interest rate increase, bidding down the price of most bonds.

We responded to the rising interest rate environment by modestly shortening the average maturity of the portfolio to between 2.4 years and 2.5 years during the second quarter. As investors attempted to sort out the future direction of Federal Reserve policy, interest rates drifted modestly down during the second half of the year, enabling bonds in the portfolio to recover from earlier depreciation.

We closed the year by shortening the average maturity of the portfolio to approximately 2 years, as indications of economic strength became more apparent. In the event that interest rates rise -- due to demand for funds, concerns about inflation or expectations of possible Federal Reserve restraint -- we believe that this more defensive positioning will serve the Fund well.

                        GROWTH OF $10,000 OVER 10 YEARS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                 Columbia U.S. Government                               Consumer Price
                                                                                 Merrill 1-3 Treasury             Index
                                                           Securities Fund                      Index       (inflation)
12/31/86                                                            10,000                     10,000            10,000
12/31/87                                                            10,414                     10,565            10,491
12/31/88                                                            10,970                     11,223            10,918
12/31/89                                                            12,027                     12,443            11,458
12/31/90                                                            13,144                     13,654            12,201
12/31/91                                                            14,816                     15,249            12,547
12/31/92                                                            15,676                     16,209            12,929
12/31/93                                                            16,603                     17,086            13,269
12/31/94                                                            16,598                     17,184            13,618
12/31/95                                                            18,293                     19,074            13,977
12/31/96                                                            18,998                     20,020            14,437
Average Annual Total Returns
as of December 31, 1996
                                                                      CUSG                Merrill 1-3
1 Year                                                               3.85%                      4.98%
5 Years                                                              5.10%                      5.60%
10 Years                                                             6.63%                      7.19%
Past performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                  -- COLUMBIA FIXED INCOME SECURITIES FUND --
                  -------------------------------------------

The total return for the Fixed Income Securities Fund was 3.37% for the twelve months ended December 31, 1996. During the first six months of the year, the bond market suffered from a rising interest rate environment, and as interest rates rise, prices on existing bonds generally fall. Thanks to a recovering bond market during the second half of the year, however, the Fund was able to recover from its earlier retraction.

Bond prices rallied in response to controlled economic growth, stable commodity prices (such as precious metals and grains), benign inflationary pressures and a neutral Federal Reserve policy. However, fixed income returns depend upon investors' expectations for future inflation and economic growth. Nevertheless, with moderate inflation expected for the coming year, we believe bonds are fairly valued. Interest rates should remain in a narrow trading range unless economic growth rapidly accelerates and inflationary pressures (particularly labor costs) rise.

In preparing for the coming year, we have shifted to an above-market weighting in mortgage securities relative to both Treasuries and corporate bonds because of their yield advantage and high credit quality.

The Fund continues to maintain a standard of high quality, with 88% of the portfolio rated A or higher. At year-end, average maturity had been shortened to approximately 6 years and the fund's duration (a measure of risk) was around 4.6 years.

                        GROWTH OF $10,000 OVER 10 YEARS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                 Columbia Fixed Income     Lehman     Consumer Price
                                                                                                Index
                                                        Securities Fund   Aggregate       (inflation)
12/31/1986                                                       10,000      10,000            10,000
12/31/1987                                                       10,135      10,276            10,491
12/31/1988                                                       10,917      11,087            10,918
12/31/1989                                                       12,484      12,698            11,458
12/31/1990                                                       13,520      13,835            12,201
12/31/1991                                                       15,797      16,049            12,547
12/31/1992                                                       17,059      17,237            12,929
12/31/1993                                                       18,845      18,917            13,269
12/31/1994                                                       18,212      18,365            13,618
12/31/1995                                                       21,656      21,757            13,977
12/31/1996                                                       22,384      22,546            14,437
Average Annual Total Returns
as of December 31, 1996
                                                                             Lehman
                                                                   CFIS   Aggregate
1 Year                                                            3.37%       3.63%
5 Years                                                           7.22%       7.04%
10 Years                                                          8.39%       8.47%
Past Performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                       -- COLUMBIA MUNICIPAL BOND FUND --
                       ----------------------------------

Columbia Municipal Bond Fund's total return for the 1996 year was 3.77%. As the market adjusted to investors' expectations for a stronger economy and interest rates rose, the performance of bonds was held back during much of the year. The Fund picked up most of its return during the fourth quarter, as interest rates fell slightly on mixed economic reports and the market's perception that the Federal Reserve Board would not raise interest rates.

During the year, low unemployment and strong growth in Oregon continued to contribute to a flourishing local economy and improving credit quality for municipal issues. There may be some pressure on local finances in the future as the state grapples with the effects of Measure 47. Although the measure rolls back property taxes, we believe that it will not significantly impact the long-term credit quality of issues in the State.

We continue to structure the portfolio using high quality instruments with over 95% of the Fund's securities rated A or higher at year-end. The Fund's effective average maturity remains intermediate-term at about 8 years. Fund duration (a measure of risk) continues to hover around 6.5 years.

The Fund remains broadly diversified with a total of 236 bonds, including 227 different issues within the State of Oregon. As always, we are committed to providing shareholders with high, after-tax returns while maintaining a low level of both credit and volatility risk.

                        GROWTH OF $10,000 OVER 10 YEARS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                 Columbia Municipal    Lehman General     Consumer Price
                                                                                                    Index
                                                           Bond Fund   Obligation Index       (inflation)
12/31/1986                                                    10,000             10,000            10,000
12/31/1987                                                    10,123             10,154            10,491
12/31/1988                                                    11,155             10,933            10,918
12/31/1989                                                    12,153             12,038            11,458
12/31/1990                                                    12,990             12,853            12,201
12/31/1991                                                    14,514             14,318            12,547
12/31/1992                                                    15,452             15,574            12,929
12/31/1993                                                    17,109             17,401            13,269
12/31/1994                                                    16,309             16,587            13,618
12/31/1995                                                    18,616             19,267            13,977
12/31/1996                                                    19,319             20,185            14,437
Average Annual Total Returns
as of December 31, 1996
                                                                CMBF        Lehman G.O.
1 Year                                                         3.77%              4.74%
5 Years                                                        5.89%              7.10%
10 Years                                                       6.81%              7.28%
Past performance is not predictive of future
results

                                       -

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

----                                                                        ----

                         -- COLUMBIA HIGH YIELD FUND --
                         ------------------------------

                                     [LOGO]

Columbia High Yield Fund returned 9.43% during 1996, solid performance during a year when bonds along the entire yield curve were held back by rising interest rates. Despite the challenging environment, Columbia High Yield Fund significantly outperformed investment-grade bonds throughout the year, as yields on high yield bonds declined and prices appreciated.

By mid-year, the bond market began to rally as the economy displayed signs of slowing and investors no longer worried that the Federal Reserve would increase rates. The rally proceeded through the end of November, and many bonds were able to recover from previous losses. In December, however, new economic indicators revealed that the economy was stronger than the bond market had been expecting. Although bonds once again declined, the Fund did not decline by as much as investment-grade bonds and, in fact, posted a modest gain in December.

Because the Fund focuses on "upper tier" non-investment grade securities, it did not perform as well as the broader universe of junk bond funds. However, this strategy helps the Fund to outperform when the broader junk bond market is out of favor.

In keeping with the Fund's more conservative nature, just over half the portfolio was rated Ba or higher on December 31, with 49% of the bonds rated B by Moody's Investors Services. The Fund's average maturity and duration were modestly shortened by year end to 4.7 years and 3.9 years, respectively.

                       GROWTH OF $10,000 SINCE INCEPTION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                 Columbia High Yield Fund   Lipper High Yield Bond Fund Index    Salomon BB
10/1/1993                                                           10,000                              10,000         10,000
12/31/1993                                                          10,112                              10,498         10,185
3/31/1994                                                            9,909                              10,387          9,938
6/30/1994                                                            9,845                              10,249          9,840
9/30/1994                                                           10,018                              10,246         10,007
12/31/1994                                                          10,019                              10,112         10,047
3/31/1995                                                           10,521                              10,606         10,693
6/30/1995                                                           11,106                              11,165         11,454
9/30/1995                                                           11,462                              11,550         11,799
12/31/1995                                                          11,935                              11,870         12,321
3/31/1996                                                           12,005                              12,173         12,346
6/30/1996                                                           12,032                              12,368         12,431
9/30/1996                                                           12,564                              12,942         12,856
12/31/1996                                                          13,059                              13,372         13,428
Average Annual Total Returns
as of December 31, 1996
                                                                      CHYF                          Salomon BB    Lipper HYBF
1 Year                                                               9.43%                               8.99%         12.66%
Since Inception                                                      8.42%                               9.34%          9.20%
Past Performance is not predictive of future
results

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

                     -- COLUMBIA COMMON STOCK FUND, INC. --
                     --------------------------------------

                                                                1996       1995       1994       1993        1992
Net asset value, beginning of period                             $18.59     $15.16     $15.29     $14.04     $13.15
Income from investment operations:
  Net investment income.....................................        .25        .26        .27        .22        .24
  Net realized and unrealized gains on investments..........       3.61       4.38        .04       2.08       1.06
--------------------------------------------------------------------------------------------------------------------
    Total from investment operations........................       3.86       4.64        .31       2.30       1.30
--------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income)....................       (.23)      (.26)      (.25)      (.21)      (.24)
  Distributions (from capital gains)........................      (2.96)      (.95)      (.19)      (.84)      (.17)
--------------------------------------------------------------------------------------------------------------------
    Total distributions.....................................      (3.19)     (1.21)      (.44)     (1.05)      (.41)
Net asset value, end of period                                   $19.26     $18.59     $15.16     $15.29     $14.04
Total return................................................     20.71%     30.84%      2.06%     16.44%      9.99%
Ratios/Supplemental data
Net assets, end of period (in thousands)....................   $536,760   $358,523   $124,263   $100,715    $51,049
Ratio of expenses to average net assets.....................       .76%       .80%       .84%       .84%       .86%
Ratio of net investment income to average net assets........      1.32%      1.68%      1.82%      1.48%      1.97%
Portfolio turnover rate.....................................    111.39%     75.36%     64.21%     90.90%     67.83%
Average commission rate paid on portfolio transactions
 (1)........................................................    $0.0601

(1) The average commission rate paid by the fund is computed by dividing the dollar amount of commissions paid during the period by the total number of shares purchased and sold during the period for which commissions were charged.

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

                        -- COLUMBIA GROWTH FUND, INC. --
                        --------------------------------

                                                                 1996       1995       1994       1993        1992
Net asset value, beginning of period                              $29.84     $24.84     $26.38     $26.18     $26.26
Income from investment operations:
  Net investment income.....................................         .19        .31        .29        .16        .17
  Net realized and unrealized gains (losses) on
   investments..............................................        6.04       7.86       (.46)      3.24       2.93
---------------------------------------------------------------------------------------------------------------------
    Total from investment operations........................        6.23       8.17       (.17)      3.40       3.10
---------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income)....................        (.17)      (.29)      (.26)      (.18)      (.20)
  Distributions (from capital gains)........................       (5.14)     (2.87)     (1.11)     (2.98)     (2.98)
  Distributions (in excess of capital gains)................        (.02)      (.01)                 (.04)
---------------------------------------------------------------------------------------------------------------------
    Total distributions.....................................       (5.33)     (3.17)     (1.37)     (3.20)     (3.18)
Net asset value, end of period                                    $30.74     $29.84     $24.84     $26.38     $26.18
Total return................................................      20.80%     32.98%      -.63%     13.01%     11.82%
Ratios/Supplemental data
Net assets, end of period (in thousands)....................  $1,064,100   $848,731   $591,694   $605,401   $518,366
Ratio of expenses to average net assets.....................        .71%       .75%       .81%       .82%       .86%
Ratio of net investment income to average net assets........        .63%      1.14%      1.12%       .66%       .77%
Portfolio turnover rate.....................................      75.49%     94.73%     79.28%    105.64%    116.38%
Average commission rate paid on portfolio transactions
 (1)........................................................     $0.0590

(1) The average commission rate paid by the fund is computed by dividing the dollar amount of commissions paid during the period by the total number of shares purchased and sold during the period for which commissions were charged.

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

                 -- COLUMBIA INTERNATIONAL STOCK FUND, INC. --
                 ---------------------------------------------

                                                                1996       1995       1994       1993      1992(1)
Net asset value, beginning of period                             $13.07     $12.43     $12.96      $9.95     $10.00
Income from investment operations:
  Net investment income (loss)..............................        .03        .02       (.02)      (.02)      (.03)
  Net realized and unrealized gains (losses) on investments
   and foreign currency transactions........................       2.13        .62       (.30)      3.34        .11
--------------------------------------------------------------------------------------------------------------------
    Total from investment operations........................       2.16        .64       (.32)      3.32        .08
--------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income)....................       (.03)
  Dividends (in excess of net investment income)............       (.20)
  Distributions (from capital gains)........................      (1.14)                 (.21)      (.31)      (.13)(2)
--------------------------------------------------------------------------------------------------------------------
    Total distributions.....................................      (1.37)        --       (.21)      (.31)      (.13)
Net asset value, end of period                                   $13.86     $13.07     $12.43     $12.96      $9.95
Total return................................................     16.59%      5.15%     -2.47%     33.37%       .60%(3)
Ratios/Supplemental data
Net assets, end of period (in thousands)....................   $125,510   $100,873   $118,484    $73,047     $9,745
Ratio of expenses to average net assets.....................      1.54%      1.54%      1.52%      1.71%      2.22%
Ratio of net investment income (loss) to average net
 assets.....................................................       .22%       .15%     (.21)%     (.62)%     (1.28)%
Portfolio turnover rate.....................................    129.40%    156.09%    138.79%    144.78%    25.75%
Average commission rate paid on portfolio transactions
 (4)........................................................    $0.0011

(1) From inception of operations on September 10, 1992. Ratios and portfolio turnover rates are annualized.
(2) Includes amounts distributed from net realized gains on foreign currency transactions taxable as ordinary income.
(3)  Not annualized.
(4) The average commission rate paid by the fund is computed by dividing the dollar amount of commissions paid during the period by the total number of shares purchased and sold during the period for which commissions were charged.

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

                       -- COLUMBIA SPECIAL FUND, INC. --
                       ---------------------------------

                                                                 1996        1995       1994       1993        1992
Net asset value, beginning of period                              $21.44      $18.69     $19.51     $18.79     $17.45
Income from investment operations:
  Net investment income (loss)..............................        (.06)        .03        .08        .01       (.03)
  Net realized and unrealized gains on investments..........        2.85        5.45        .36       4.04       2.41
----------------------------------------------------------------------------------------------------------------------
    Total from investment operations........................        2.79        5.48        .44       4.05       2.38
----------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income)....................                    (.02)      (.07)
  Dividends (in excess of net investment income)............                                          (.01)
  Distributions (from capital gains)........................       (4.38)      (2.68)     (1.16)     (3.32)     (1.04)
  Distributions (in excess of capital gains)................                    (.03)      (.03)
----------------------------------------------------------------------------------------------------------------------
    Total distributions.....................................       (4.38)      (2.73)     (1.26)     (3.33)     (1.04)
Net asset value, end of period                                    $19.85      $21.44     $18.69     $19.51     $18.79
Total return................................................      13.07%      29.53%      2.29%     21.68%     13.70%
Ratios/Supplemental data
Net assets, end of period (in thousands)....................  $1,585,284  $1,384,415   $889,526   $772,741   $470,663
Ratio of expenses to average net assets.....................        .94%        .98%      1.05%      1.12%      1.19%
Ratio of net investment income (loss) to average net
 assets.....................................................      (.29)%        .16%       .40%       .01%     (.25)%
Portfolio turnover rate.....................................     150.07%     182.99%    178.91%    154.68%    116.75%
Average commission rate paid on portfolio transactions
 (1)........................................................     $0.0553

(1) The average commission rate paid by the fund is computed by dividing the dollar amount of commissions paid during the period by the total number of shares purchased and sold during the period for which commissions were charged.

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

                      -- COLUMBIA SMALL CAP FUND, INC. --
                      -----------------------------------

                                                                                                                 1996(1)
Net asset value, beginning of period                                                                             $12.00
Income from investment operations:
  Net realized and unrealized gains on investments............................................................      .99
-------------------------------------------------------------------------------------------------------------------------
    Total from investment operations..........................................................................      .99
Net asset value, end of period                                                                                   $12.99
Total return..................................................................................................    7.62%  (2)
Ratios/Supplemental data
Net assets, end of period (in thousands)......................................................................  $21,061
Ratio of expenses to average net assets.......................................................................    1.61%
Ratio of net investment income to average net assets..........................................................    0.00%
Portfolio turnover rate.......................................................................................   32.57%
Average commission rate paid on portfolio transactions (3)....................................................  $0.0546

(1) From inception of operations on September 11, 1996. Ratios and portfolio turnover rates are annualized.
(2)  Not annualized.
(3) The average commission rate paid by the fund is computed by dividing the dollar amount of commissions paid during the period by the total number of shares purchased and sold during the period for which commissions were charged.

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

                  -- COLUMBIA REAL ESTATE EQUITY FUND, INC. --
                  --------------------------------------------

                                                                                          1996       1995      1994(1)
Net asset value, beginning of period                                                      $12.71      $11.72   $12.00
Income from investment operations:
  Net investment income..............................................................        .77         .78      .49
  Net realized and unrealized gains (losses) on investments..........................       3.94        1.12     (.27  )
-----------------------------------------------------------------------------------------------------------------------
    Total from investment operations.................................................       4.71        1.90      .22
-----------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income).............................................       (.52)       (.49)    (.31  )
  Dividends (in excess of net investment income).....................................                            (.01  )
  Distributions (from capital gains).................................................       (.41)
  Distributions (in excess of capital gains).........................................       (.12)       (.14)
  Tax return of capital..............................................................       (.21)       (.28)    (.18  )
-----------------------------------------------------------------------------------------------------------------------
    Total distributions..............................................................      (1.26)       (.91)    (.50  )
Net asset value, end of period                                                            $16.16      $12.71   $11.72
Total return.........................................................................     38.30%      16.86%    1.76%  (2)
Ratios/Supplemental data
Net assets, end of period (in thousands).............................................    $68,073     $21,587  $17,402
Ratio of expenses to average net assets..............................................      1.06%       1.18%    1.14%
Ratio of net investment income to average net assets.................................      6.23%       6.71%    6.28%
Portfolio turnover rate..............................................................     45.82%      53.91%    7.61%
Average commission rate paid on portfolio transactions (3)...........................    $0.0594

(1) From inception of operations on March 16, 1994. Ratios and portfolio turnover rates are annualized.
(2)  Not annualized.
(3) The average commission rate paid by the fund is computed by dividing the dollar amount of commissions paid during the period by the total number of shares purchased and sold during the period for which commissions were charged.

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

                       -- COLUMBIA BALANCED FUND, INC. --
                       ----------------------------------

                                                                1996       1995       1994       1993        1992
Net asset value, beginning of period                             $20.08     $17.28     $17.91     $16.80     $16.05
Income from investment operations:
  Net investment income.....................................        .76        .73        .65        .56        .58
  Net realized and unrealized gains (losses) on
   investments..............................................       1.58       3.54       (.64)      1.71        .82
--------------------------------------------------------------------------------------------------------------------
    Total from investment operations........................       2.34       4.27        .01       2.27       1.40
--------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income)....................       (.76)      (.73)      (.64)      (.56)      (.57)
  Dividends (in excess of net investment income)............                                        (.01)
  Distributions (from capital gains)........................      (1.34)      (.74)                 (.59)      (.08)
--------------------------------------------------------------------------------------------------------------------
    Total distributions.....................................      (2.10)     (1.47)      (.64)     (1.16)      (.65)
Net asset value, end of period                                   $20.32     $20.08     $17.28     $17.91     $16.80
Total return................................................     11.78%     25.08%       .10%     13.62%      8.89%
Ratios/Supplemental data
Net assets, end of period (in thousands)....................   $672,593   $486,767   $249,670   $186,589    $90,230
Ratio of expenses to average net assets.....................       .66%       .69%       .72%       .73%       .81%
Ratio of net investment income to average net assets........      3.82%      4.05%      3.82%      3.32%      4.08%
Portfolio turnover rate.....................................    133.21%    108.04%     98.48%    107.60%    138.08%
Average commission rate paid on portfolio transactions
 (1)........................................................    $0.0596

(1) The average commission rate paid by the fund is computed by dividing the dollar amount of commissions paid during the period by the total number of shares purchased and sold during the period for which commissions were charged.

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

                      -- COLUMBIA DAILY INCOME COMPANY --
                      -----------------------------------

                                                                1996       1995       1994       1993        1992
Net asset value, beginning of period                              $1.00      $1.00      $1.00      $1.00      $1.00
Income from investment operations:
  Net investment income.....................................       .048       .053       .036       .025       .032
--------------------------------------------------------------------------------------------------------------------
    Total from investment operations........................       .048       .053       .036       .025       .032
--------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income)....................      (.048)     (.053)     (.036)     (.025)     (.032)
--------------------------------------------------------------------------------------------------------------------
    Total distributions.....................................      (.048)     (.053)     (.036)     (.025)     (.032)
Net asset value, end of period                                    $1.00      $1.00      $1.00      $1.00      $1.00
Total return................................................      4.96%      5.49%      3.68%      2.51%      3.25%
Ratios/Supplemental data
Net assets, end of period (in thousands)....................   $889,800   $800,656   $730,067   $544,500   $591,186
Ratio of expenses to average net assets.....................       .62%       .64%       .70%       .75%       .71%
Ratio of net investment income to average net assets........      4.84%      5.34%      3.68%      2.49%      3.22%

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

              -- COLUMBIA U.S. GOVERNMENT SECURITIES FUND, INC. --
              ----------------------------------------------------

                                                                1996       1995       1994       1993        1992
Net asset value, beginning of period                              $8.34      $7.99      $8.36      $8.35      $8.47
Income from investment operations:
  Net investment income.....................................        .41        .45        .37        .32        .39
  Net realized and unrealized gains (losses) on
   investments..............................................       (.10)       .35       (.37)       .17        .09
--------------------------------------------------------------------------------------------------------------------
    Total from investment operations........................        .31        .80         --        .49        .48
--------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income)....................       (.41)      (.45)      (.37)      (.32)      (.39)
  Distributions (from capital gains)........................                                        (.16)      (.21)
--------------------------------------------------------------------------------------------------------------------
    Total distributions.....................................       (.41)      (.45)      (.37)      (.48)      (.60)
Net asset value, end of period                                    $8.24      $8.34      $7.99      $8.36      $8.35
Total return................................................      3.85%     10.21%      -.03%      5.91%      5.81%
Ratios/Supplemental data
Net assets, end of period (in thousands)....................    $40,776    $41,842    $33,512    $35,877    $35,479
Ratio of expenses to average net assets.....................       .80%       .79%       .81%       .75%       .76%
Ratio of net investment income to average net assets........      4.99%      5.45%      4.51%      3.74%      4.60%
Portfolio turnover rate.....................................    179.38%    253.17%    253.80%    254.59%    289.05%

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

               -- COLUMBIA FIXED INCOME SECURITIES FUND, INC. --
               -------------------------------------------------

                                                                1996       1995       1994       1993        1992
Net asset value, beginning of period                             $13.51     $12.16     $13.44     $13.28     $13.59
Income from investment operations:
  Net investment income.....................................        .85        .88        .83        .85        .95
  Net realized and unrealized gains (losses) on
   investments..............................................       (.43)      1.35      (1.28)       .52        .09
--------------------------------------------------------------------------------------------------------------------
    Total from investment operations........................       0.42       2.23       (.45)      1.37       1.04
--------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income)....................       (.85)      (.88)      (.83)      (.85)      (.95)
  Distributions (from capital gains)........................                                        (.36)      (.40)
--------------------------------------------------------------------------------------------------------------------
    Total distributions.....................................       (.85)      (.88)      (.83)     (1.21)     (1.35)
Net asset value, end of period                                   $13.08     $13.51     $12.16     $13.44     $13.28
Total return................................................      3.37%     18.91%     -3.36%     10.47%      7.99%
Ratios/Supplemental data
Net assets, end of period (in thousands)....................   $356,421   $316,259   $252,090   $300,532   $262,647
Ratio of expenses to average net assets.....................       .64%       .65%       .66%       .66%       .66%
Ratio of net investment income to average net assets........      6.53%      6.80%      6.53%      6.14%      7.03%
Portfolio turnover rate.....................................    178.25%    137.41%    139.81%    118.80%    195.67%

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

                    -- COLUMBIA MUNICIPAL BOND FUND, INC. --
                    ----------------------------------------

                                                                1996       1995       1994       1993        1992
Net asset value, beginning of period                             $12.37     $11.48     $12.71     $12.17     $12.22
Income from investment operations:
  Net investment income.....................................        .61        .63        .64        .66        .69
  Net realized and unrealized gains (losses) on
   investments..............................................       (.16)       .96      (1.23)       .62        .07
--------------------------------------------------------------------------------------------------------------------
    Total from investment operations........................        .45       1.59       (.59)      1.28        .76
--------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income) (1)................       (.61)      (.63)      (.64)      (.66)      (.69)
  Distributions (from capital gains)........................       (.06)      (.07)                 (.08)      (.12)
--------------------------------------------------------------------------------------------------------------------
    Total distributions.....................................       (.67)      (.70)      (.64)      (.74)      (.81)
Net asset value, end of period                                   $12.15     $12.37     $11.48     $12.71     $12.17
Total return................................................      3.77%     14.15%     -4.68%     10.73%      6.46%
Ratios/Supplemental data
Net assets, end of period (in thousands)....................   $375,667   $383,796   $339,817   $430,367   $341,924
Ratio of expenses to average net assets.....................       .56%       .57%       .57%       .58%       .59%
Ratio of net investment income to average net assets........      5.00%      5.22%      5.36%      5.25%      5.69%
Portfolio turnover rate.....................................     19.03%     21.45%     19.40%      9.92%     17.82%

(1)  100% exempt from federal taxation.

--------------------------------------------------------------------------------

                                       -

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

----                                                                        ----

                      -- COLUMBIA HIGH YIELD FUND, INC. --
                      ------------------------------------

                                                                               1996       1995       1994      1993(1)
Net asset value, beginning of period                                             $9.88      $9.04      $9.94     $10.00
Income from investment operations:
  Net investment income....................................................        .81        .82        .80        .18
  Net realized and unrealized gains (losses) on investments................        .07        .84       (.90)      (.06)
------------------------------------------------------------------------------------------------------------------------
    Total from investment operations.......................................        .88       1.66       (.10)       .12
------------------------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends (from net investment income)...................................       (.81)      (.82)      (.80)      (.18)
  Distributions (from capital gains).......................................       (.01)
------------------------------------------------------------------------------------------------------------------------
    Total distributions....................................................       (.82)      (.82)      (.80)      (.18)
Net asset value, end of period                                                   $9.94      $9.88      $9.04      $9.94
Total return...............................................................      9.43%     19.12%      -.92%      1.12%(2)
Ratios/Supplemental data
Net assets, end of period (in thousands)...................................    $28,818    $23,471    $12,834     $5,940
Ratio of expenses to average net assets (3)................................      0.93%      1.00%      1.00%      1.00%
Ratio of net investment income to average net assets.......................      8.29%      8.62%      8.69%      7.30%
Portfolio turnover rate....................................................     62.27%     51.60%     36.67%      0.00%

(1) From inception of operations on September 15, 1993. Ratios and portfolio turnover rates are annualized.
(2)  Not annualized.
(3)  The ratio was 1.00% in 1996, 1.06% in 1995, 1.19% in 1994 and 2.03% in
     1993, before voluntary reimbursement of certain expenses by the investment advisor.

--------------------------------------------------------------------------------

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
---------------------                                      ---------------------

                     -- COLUMBIA COMMON STOCK FUND, INC. --
    ------------------------------------------------------------------------

                                                                                              Shares or
                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
Common Stocks (95.0%)
  Banking & Finance (9.4%)
    American Express Co. .................................................................        100,900  $    5,700,850
    BankAmerica Corp. ....................................................................         73,800       7,361,550
    First Chicago NBD Corp. ..............................................................        100,000       5,375,000
    Great Western Financial Corp. ........................................................        233,600       6,774,400
    Morgan (J.P.) & Co., Inc. ............................................................         74,300       7,253,537
    NationsBank Corp. ....................................................................         52,500       5,131,875
    PNC Bank Corp. .......................................................................        157,900       5,940,988
    U.S. Bancorp..........................................................................        154,800       6,956,325
                                                                                                           --------------
                                                                                                               50,494,525
                                                                                                           --------------
  Building & Forestry Products (4.1%)
    Champion International Corp. .........................................................        258,100      11,162,825
    Willamette Industries, Inc. ..........................................................        151,200      10,527,300
                                                                                                           --------------
                                                                                                               21,690,125
                                                                                                           --------------
  Business & Consumer Services (5.0%)
    *ADT Ltd. ............................................................................        330,000       7,548,750
    Electronic Data Systems Corp. ........................................................        229,500       9,925,875
    Service Corp. Int'l. .................................................................        337,500       9,450,000
                                                                                                           --------------
                                                                                                               26,924,625
                                                                                                           --------------
  Chemical (4.8%)
    Grace (W.R.) & Co. ...................................................................        119,100       6,163,425
    Hercules, Inc. .......................................................................        171,100       7,400,075
    IMC Global, Inc. .....................................................................        183,000       7,159,875
    Monsanto Co. .........................................................................        126,700       4,925,462
                                                                                                           --------------
                                                                                                               25,648,837
                                                                                                           --------------
  Consumer Durable (3.6%)
    Ford Motor Co. .......................................................................        252,000       8,032,500
    General Motors Corp. .................................................................        200,000      11,150,000
                                                                                                           --------------
                                                                                                               19,182,500
                                                                                                           --------------
  Consumer Non-Durable (11.1%)
    *Circus Circus Enterprises, Inc. .....................................................        148,700       5,111,562
    *Federated Department Stores, Inc. ...................................................        166,000       5,664,750
    Marriott International, Inc. .........................................................         97,000       5,359,250
    Mattel, Inc. .........................................................................        186,250       5,168,437
    *Meyer (Fred), Inc. ..................................................................        300,000      10,650,000
    Penney (J.C.), Inc. ..................................................................        109,200       5,323,500
    *Price/Costco, Inc. ..................................................................        400,000      10,050,000
    Rite Aid Corp. .......................................................................        147,200       5,851,200
    Rykoff-Sexton, Inc. ..................................................................        152,000       2,413,000
    Sears, Roebuck & Co. .................................................................         84,100       3,879,113
                                                                                                           --------------
                                                                                                               59,470,812
                                                                                                           --------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
  Consumer Staples (4.0%)
    Gillette Co. .........................................................................         72,500  $    5,636,875
    Nabisco Holdings Corp. (Class A)......................................................        127,000       4,937,125
    PepsiCo, Inc. ........................................................................        200,000       5,850,000
    Procter & Gamble Co. .................................................................         47,900       5,149,250
                                                                                                           --------------
                                                                                                               21,573,250
                                                                                                           --------------
  Energy (7.1%)
    Amoco Corp. ..........................................................................        131,100      10,553,550
    Mobil Corp. ..........................................................................         90,800      11,100,300
    Royal Dutch Petroleum Co. ADR.........................................................         62,400      10,654,800
    Union Pacific Resources Group, Inc. ..................................................        200,000       5,850,000
                                                                                                           --------------
                                                                                                               38,158,650
                                                                                                           --------------
  Entertainment & Media (1.7%)
    Time Warner, Inc. ....................................................................        121,700       4,563,750
    *Viacom, Inc. (Class B)...............................................................        135,500       4,725,562
                                                                                                           --------------
                                                                                                                9,289,312
                                                                                                           --------------
  Health (8.3%)
    American Home Products Corp. .........................................................         86,000       5,041,750
    Bausch & Lomb, Inc. ..................................................................        156,000       5,460,000
    Baxter International, Inc. ...........................................................        148,400       6,084,400
    Johnson & Johnson.....................................................................        103,000       5,124,250
    Merck & Co., Inc. ....................................................................         73,000       5,785,250
    Pfizer, Inc. .........................................................................         64,000       5,304,000
    Pharmacia & Upjohn, Inc. .............................................................        161,300       6,391,512
    Warner-Lambert Co. ...................................................................         73,500       5,512,500
                                                                                                           --------------
                                                                                                               44,703,662
                                                                                                           --------------
  Insurance (3.2%)
    Berkley (W.R.) Corp. .................................................................        100,000       5,075,000
    NAC Re Corp. .........................................................................         60,400       2,046,050
    TIG Holdings, Inc. ...................................................................        293,100       9,928,763
                                                                                                           --------------
                                                                                                               17,049,813
                                                                                                           --------------
  Machinery & Capital Spending (7.8%)
    Case Corp. ...........................................................................        133,000       7,248,500
    Caterpillar, Inc. ....................................................................        108,000       8,127,000
    Deere & Co. ..........................................................................        206,700       8,397,188
    Emerson Electric Co. .................................................................         82,000       7,933,500
    General Electric Co. .................................................................         52,400       5,181,050
    Honeywell, Inc. ......................................................................         76,300       5,016,725
                                                                                                           --------------
                                                                                                               41,903,963
                                                                                                           --------------
  Metal Mining & Steel (6.4%)
    Aluminum Company of America...........................................................        200,000      12,750,000
    Homestake Mining Co. .................................................................        708,000      10,089,000

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
---------------------                                      ---------------------

                     -- COLUMBIA COMMON STOCK FUND, INC. --
    ------------------------------------------------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Common Stocks (Continued)

    Newmont Mining Corp. .................................................................        187,500  $    8,390,625
    Worthington Industries, Inc. .........................................................        169,000       3,063,125
                                                                                                           --------------
                                                                                                               34,292,750
                                                                                                           --------------
  Real Estate Securities (8.9%)
    American Health Properties, Inc. .....................................................        120,000       2,865,000
    Associated Estates Realty Corp. ......................................................        157,400       3,738,250
    Beacon Properties Corp. ..............................................................        124,100       4,545,162
    Cali Realty Corp. ....................................................................         94,000       2,902,250
    Equity Residential Properties Trust...................................................        125,000       5,156,250
    First Industrial Realty Trust, Inc. ..................................................        150,000       4,556,250
    Highwoods Properties, Inc. ...........................................................         73,000       2,463,750
    JP Realty, Inc. ......................................................................        106,500       2,755,688
    Liberty Property Trust................................................................        120,000       3,090,000
    Manufactured Home Communities, Inc. ..................................................         49,000       1,139,250
    National Health Investors, Inc. ......................................................        100,000       3,787,500
    Simon Debartolo Group, Inc. ..........................................................        190,400       5,902,400
    Spieker Properties, Inc. .............................................................         79,000       2,844,000
    Sun Communities, Inc. ................................................................         50,400       1,738,800
                                                                                                           --------------
                                                                                                               47,484,550
                                                                                                           --------------
  Technology (6.5%)
    Adobe Systems, Inc. ..................................................................        253,000       9,455,875
    Ericsson (L.M.) Telephone Co. (Class B) ADR...........................................        200,000       6,037,500
    Intel Corp. ..........................................................................         45,000       5,892,188
    International Business Machines Corp. ................................................         33,500       5,058,500
    Motorola, Inc. .......................................................................        140,000       8,592,500
                                                                                                           --------------
                                                                                                               35,036,563
                                                                                                           --------------
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
  Utilities/Communications (1.0%)
    Frontier Corp. .......................................................................        244,300  $    5,527,288
                                                                                                           --------------
  Utilities/Electric/Gas (2.1%)
    Central & South West Corp. ...........................................................        160,000       4,100,000
    Idaho Power Co. ......................................................................        236,600       7,364,175
                                                                                                           --------------
                                                                                                               11,464,175
                                                                                                           --------------
    Total Common Stocks
     (Cost $449,007,291) .................................................................                    509,895,400
                                                                                                           --------------
Repurchase Agreement (4.1%)
    Goldman Sachs Corp.
     6.354% dated 12/31/96,
     due 01/02/1997 in the
     amount of $22,295,837.
     Collateralized by U.S. Treasury Bond
     6.500% due 11/15/2026
     (Cost $22,288,098)...................................................................  $  22,288,098      22,288,098
                                                                                                           --------------
Total Investments (99.1%)
 (Cost $471,295,389)......................................................................                    532,183,498
Receivables less liabilities (0.9%).......................................................                      4,576,304
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $  536,759,802
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.
 *  Non-income producing

                  The accompanying notes are an integral part
                          of the financial statements.

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
-------------------------                              -------------------------

                        -- COLUMBIA GROWTH FUND, INC. --
               -------------------------------------------------

                                                                                              Shares or
                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
Common Stocks (98.5%)
  Aerospace (1.0%)
    Boeing Co. ...........................................................................        102,980  $   10,954,497
                                                                                                           --------------
  Banking & Finance (8.7%)
    BankAmerica Corp. ....................................................................        100,000       9,975,000
    Barnett Banks, Inc. ..................................................................        200,000       8,225,000
    Bear Stearns Cos., Inc. ..............................................................        204,021       5,687,085
    Dean Witter, Discover & Co. ..........................................................        125,440       8,310,400
    Federal Home Loan Mortgage Corp. .....................................................        177,300      19,525,163
    Federal National Mortgage Assn. ......................................................        306,800      11,428,300
    Morgan Stanley Group, Inc. ...........................................................        200,000      11,425,000
    NationsBank Corp. ....................................................................        189,700      18,543,175
                                                                                                           --------------
                                                                                                               93,119,123
                                                                                                           --------------
  Building & Forestry Products (1.2%)
    *Crown Vantage, Inc. .................................................................        376,320       3,198,720
    Mead Corp. ...........................................................................        156,600       9,102,375
                                                                                                           --------------
                                                                                                               12,301,095
                                                                                                           --------------
  Business & Consumer Services (5.1%)
    *Computer Sciences Corp. .............................................................        175,400      14,404,725
    Danka Business Systems plc ADR........................................................        125,000       4,421,875
    Electronic Data Systems Corp. ........................................................        200,900       8,688,925
    *FIserv, Inc. ........................................................................        260,000       9,555,000
    *Mail-Well, Inc. .....................................................................        400,000       6,550,000
    Service Corp. Int'l. .................................................................        398,300      11,152,400
                                                                                                           --------------
                                                                                                               54,772,925
                                                                                                           --------------
  Chemical (2.5%)
    Grace (W.R.) & Co. ...................................................................        269,900      13,967,325
    Hercules, Inc. .......................................................................        300,000      12,975,000
                                                                                                           --------------
                                                                                                               26,942,325
                                                                                                           --------------
  Consumer Durable (1.0%)
    Chrysler Corp. .......................................................................        158,800       5,240,400
    General Motors Corp. .................................................................         94,500       5,268,375
                                                                                                           --------------
                                                                                                               10,508,775
                                                                                                           --------------
  Consumer Non-Durable (21.0%)
    American Stores Co. ..................................................................        100,000       4,087,500
    *Central Tractor Farm & Country, Inc. ................................................        210,100       2,888,875
    *Consolidated Stores Corp. ...........................................................        375,000      12,093,750
    *Corporate Express, Inc. .............................................................        357,300      10,518,018
    *Dollar Tree Stores, Inc. ............................................................        140,000       5,355,000
    *Federated Department Stores, Inc. ...................................................        615,000      20,986,875
    *HFS, Inc. ...........................................................................        425,000      25,393,750
    Mattel, Inc. .........................................................................        500,000      13,875,000
    *Neiman-Marcus Group, Inc. ...........................................................        400,000      10,200,000

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    *Price/Costco, Inc. ..................................................................        300,000  $    7,537,500
    Rite Aid Corp. .......................................................................        660,325      26,247,919
    *Saks Holdings, Inc. .................................................................        140,600       3,796,200
    Sears, Roebuck & Co. .................................................................        399,800      18,440,775
    *Toys "R" Us, Inc. ...................................................................        200,000       6,000,000
    Unifi, Inc. ..........................................................................        100,000       3,212,500
    *United Auto Group, Inc. .............................................................        201,900       5,198,925
    Warnaco Group, Inc. (Class A).........................................................      1,600,000      47,400,000
                                                                                                           --------------
                                                                                                              223,232,587
                                                                                                           --------------
  Consumer Staples (6.7%)
    Gillette Co. .........................................................................        289,500      22,508,625
    Libbey, Inc. .........................................................................        325,000       9,059,375
    Philip Morris Cos., Inc. .............................................................        229,600      25,858,700
    Richfood Holdings, Inc. ..............................................................        162,500       3,940,625
    Sunbeam Corp. ........................................................................        400,000      10,300,000
                                                                                                           --------------
                                                                                                               71,667,325
                                                                                                           --------------
  Energy (1.2%)
    Anadarko Petroleum Corp. .............................................................        112,000       7,252,000
    Apache Corp. .........................................................................        113,700       4,022,137
    Union Pacific Resources Group, Inc. ..................................................         50,000       1,462,500
                                                                                                           --------------
                                                                                                               12,736,637
                                                                                                           --------------
  Energy Services (0.7%)
    Schlumberger Ltd. ....................................................................         75,000       7,490,625
                                                                                                           --------------
  Entertainment & Media (2.0%)
    Time Warner, Inc. ....................................................................        400,000      15,000,000
    *Viacom, Inc. (Class B)...............................................................        175,000       6,103,125
                                                                                                           --------------
                                                                                                               21,103,125
                                                                                                           --------------
  Health (11.4%)
    Aetna, Inc. ..........................................................................        195,000      15,600,000
    *Amgen, Inc. .........................................................................        200,000      10,875,000
    *Apria Healthcare Group, Inc. ........................................................      1,778,520      33,347,250
    Bausch & Lomb, Inc. ..................................................................        100,000       3,500,000
    *BioChem Pharma, Inc. ................................................................        275,000      13,818,750
    *Ethical Holdings Ltd. ADR............................................................        300,000       1,743,750
    *Genesis Health Ventures, Inc. .......................................................        194,400       6,050,700
    *Inhale Therapeutic Systems...........................................................        140,000       2,117,500
    Johnson & Johnson.....................................................................        178,500       8,880,375
    Merck & Co., Inc. ....................................................................        100,000       7,925,000
    *Penederm, Inc. ......................................................................        172,200       2,130,975
    Warner-Lambert Co. ...................................................................        200,000      15,000,000
                                                                                                           --------------
                                                                                                              120,989,300
                                                                                                           --------------
  Hotels & Gaming (5.1%)
    *Circus Circus Enterprises, Inc. .....................................................        633,600      21,780,000

                                       -
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                                     [LOGO]
-------------------------                              -------------------------

                        -- COLUMBIA GROWTH FUND, INC. --
               -------------------------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Common Stocks (Continued)

    *Host Marriott Corp. .................................................................        400,000  $    6,400,000
    Marriott International, Inc. .........................................................        127,100       7,022,275
    *MGM Grand, Inc. .....................................................................         50,000       1,743,750
    *Rio Hotel & Casino, Inc. ............................................................        300,400       4,393,350
    *Station Casinos, Inc. ...............................................................      1,226,600      12,419,325
                                                                                                           --------------
                                                                                                               53,758,700
                                                                                                           --------------
  Insurance (3.9%)
    Allstate Corp. .......................................................................        300,000      17,362,500
    American International Group, Inc. ...................................................         96,150      10,408,238
    Berkley (W.R.) Corp. .................................................................        237,500      12,053,125
    TIG Holdings, Inc. ...................................................................         50,000       1,693,750
                                                                                                           --------------
                                                                                                               41,517,613
                                                                                                           --------------
  Machinery & Capital Spending (5.8%)
    Case Corp. ...........................................................................        200,000      10,900,000
    Emerson Electric Co. .................................................................        155,000      14,996,250
    General Electric Co. .................................................................        218,900      21,643,738
    *Rockwell International Corp. ........................................................        240,000      14,610,000
                                                                                                           --------------
                                                                                                               62,149,988
                                                                                                           --------------
  Metal Mining & Steel (0.3%)
    Aluminum Company of America...........................................................         50,000       3,187,500
                                                                                                           --------------
  Real Estate Securities (5.6%)
    Amli Residential Properties Trust.....................................................        180,500       4,219,187
    Arden Realty Group, Inc. .............................................................         89,000       2,469,750
    Beacon Properties Corp. ..............................................................        237,100       8,683,788
    Camden Property Trust.................................................................        166,250       4,758,906
    Duke Realty Investments, Inc. ........................................................         84,100       3,237,850
    Equity Residential Properties Trust...................................................        219,900       9,070,875
    Highwoods Properties, Inc. ...........................................................        200,000       6,750,000
    JP Realty, Inc. ......................................................................        350,000       9,056,250
    Public Storage, Inc. .................................................................         50,000       1,550,000
    Simon Debartolo Group, Inc. ..........................................................        144,300       4,473,300
    TriNet Corporate Realty Trust, Inc. ..................................................        146,000       5,183,000
                                                                                                           --------------
                                                                                                               59,452,906
                                                                                                           --------------
  Technology (14.2%)
    Adobe Systems, Inc. ..................................................................        350,300      13,092,462
    *Adtran, Inc. ........................................................................         39,500       1,639,250
    *Altera Corp. ........................................................................        150,000      10,903,125
    *Ascend Communications, Inc. .........................................................        100,000       6,212,500
    *Cascade Communications Corp. ........................................................        100,000       5,512,500
    *Cisco Systems, Inc. .................................................................        170,000      10,816,250
    *Compaq Computer Corp. ...............................................................        100,000       7,425,000
    Computer Associates International, Inc. ..............................................        140,000       6,965,000
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Ericsson (L.M.) Telephone Co. (Class B) ADR...........................................        500,000  $   15,093,750
    *General Instrument Corp. ............................................................         25,000         540,625
    Intel Corp. ..........................................................................        175,000      22,914,063
    Motorola, Inc. .......................................................................        125,800       7,720,975
    Nokia Corp. ADR (Class A).............................................................        200,000      11,525,000
    *Oracle Corp. ........................................................................        328,350      13,708,613
    *Tellabs, Inc. .......................................................................        200,000       7,525,000
    *3Com Corp. ..........................................................................        126,600       9,289,275
                                                                                                           --------------
                                                                                                              150,883,388
                                                                                                           --------------
  Utilities/Communications (1.1%)
    *Paging Network, Inc. ................................................................        500,000       7,625,000
    Vodafone Group plc ADR................................................................        100,000       4,137,500
                                                                                                           --------------
                                                                                                               11,762,500
                                                                                                           --------------
    Total Common Stocks
     (Cost $867,008,781) .................................................................                  1,048,530,934
                                                                                                           --------------
Convertible Bond (0.3%)
  Consumer Non-Durable (0.3%)
    Saks Holdings, Inc.
     5.500% 09/15/2006
     (Cost $3,000,000)....................................................................  $   3,000,000       2,745,000
                                                                                                           --------------
    Total investments, excluding temporary cash investment
     (Cost $870,008,781) .................................................................                  1,051,275,934
                                                                                                           --------------
Repurchase Agreement (0.8%)
    Goldman Sachs Corp.
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $8,045,753.
     Collateralized by U.S. Treasury Bond
     6.500% due 11/15/2026
     (Cost $8,042,960)....................................................................      8,042,960       8,042,960
                                                                                                           --------------
Total Investments (99.6%)
 (Cost $878,051,741)......................................................................                  1,059,318,894
Receivables less liabilities (0.4%).......................................................                      4,780,625
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $1,064,099,519
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.
 *  Non-income producing.

                  The accompanying notes are an integral part
                          of the financial statements.

                                       -
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                                     [LOGO]
------------------                                            ------------------

                 -- COLUMBIA INTERNATIONAL STOCK FUND, INC. --
                 ---------------------------------------------

                                                                                              Shares or
                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
Common Stocks (86.1%)
  Australia (1.8%)
    Reinsurance Australia Corp., Ltd. (Insurance).........................................        570,000  $    2,218,201
  Austria (0.9%)
    OMV AG (Oil Exploration & Production).................................................          5,500         619,625
    Oesterreichische Elektrizitaetswirtschafts AG (Verbund) (Class A) (Utilities -
     Electric)............................................................................          7,000         523,482
                                                                                                           --------------
                                                                                                                1,143,107
                                                                                                           --------------
  Brazil (1.0%)
    Companhia Energetica de Minas Gerais SA, ADR (Utilities - Electric)...................         22,776         773,701
    Usinas Siderurgicas de Minas Gerais SA, ADR (Metals, Mining & Steel)..................         45,000         460,350
                                                                                                           --------------
                                                                                                                1,234,051
                                                                                                           --------------
  Canada (4.8%)
    Bank of Nova Scotia (Banking).........................................................         40,000       1,337,807
    Bombardier, Inc. (Class B) (Manufacturing -
     Diversified Inds.)...................................................................         80,000       1,476,403
    Canadian Pacific Ltd. (Transportation)................................................         27,500         723,156
    *Future Shop Ltd., The (Retail).......................................................         16,300         142,680
    *Gulf Canada Resources Ltd. (Oil Exploration & Production)............................         80,000         583,558
    Northern Telecom Ltd. (Electronics)...................................................         22,000       1,367,277
    Thomson Corp. (Publishing)............................................................         16,000         353,053
                                                                                                           --------------
                                                                                                                5,983,934
                                                                                                           --------------
  Czech Republic (0.3%)
    *Central European Media Enterprises Ltd. (Media)......................................         11,300         358,775
                                                                                                           --------------
  Denmark (0.5%)
    *Inwear Group AS (Retail).............................................................         13,500         588,829
                                                                                                           --------------
  Finland (1.3%)
    Finnlines Oy (Transportation).........................................................         34,000         834,836
    Rautaruukki Oy (Metals, Mining & Steel)...............................................         82,000         755,481
                                                                                                           --------------
                                                                                                                1,590,317
                                                                                                           --------------
  France (4.5%)
    BIC SA (Consumer Products)............................................................          3,000         449,538
    Carrefour SA (Retail).................................................................          1,200         780,277
    Cie Financiere de Paribas SA (Financial Services).....................................          6,600         446,059
    Hermes International SA (Consumer Products)...........................................          1,200         332,820
    L'Oreal SA (Consumer Products)........................................................          1,300         489,253

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    LVMH Moet Hennessy Louis Vuitton SA (Consumer Products)...............................          1,200  $      334,900
    Pinault-Printemps-Redoute SA (Retail).................................................          1,400         554,931
    Salomon SA (Entertainment & Leisure)..................................................          5,500         471,398
    SEB SA (Consumer Products)............................................................          4,000         783,513
    Synthelabo SA (Pharmaceuticals).......................................................          3,600         388,983
    Total SA (Class B) (Oil Exploration & Production).....................................          7,000         568,952
                                                                                                           --------------
                                                                                                                5,600,624
                                                                                                           --------------
  Germany (4.0%)
    Bayer AG (Chemicals)..................................................................         50,000       2,040,286
    Gehe AG (Wholesale Distributor).......................................................         10,000         640,026
    Mannesmann AG (Machinery & Capital Spending)..........................................          2,400       1,040,156
    SGL Carbon AG (Metals, Mining & Steel)................................................         10,000       1,260,559
                                                                                                           --------------
                                                                                                                4,981,027
                                                                                                           --------------
  Hong Kong (7.0%)
    Cheung Kong Holdings Ltd. (Real Estate)...............................................         80,000         711,099
    China Overseas Land & Investment Ltd. (Conglomerate)..................................      1,800,000         913,440
    *China Resources Beijing Land Ltd. (Real Estate)......................................        822,000         520,758
    CITIC Pacific Ltd. (Conglomerate).....................................................        146,000         847,553
    COSCO Pacific Ltd. (Container Leasing)................................................        920,000       1,070,528
    Guangnan Holdings (Wholesale Distributor).............................................      1,700,000       1,461,633
    HSBC Holdings plc (Banking)...........................................................         96,000       2,054,173
    Hutchison Whampoa Ltd. (Consumer Products)............................................        160,000       1,256,707
                                                                                                           --------------
                                                                                                                8,835,891
                                                                                                           --------------
  India (2.3%)
    Bajaj Auto Ltd., GDR (Motor Vehicles & Parts).........................................         20,000         666,260
    Indian Hotels Co., Ltd., The, GDR (Entertainment & Leisure)...........................         30,000         759,300
    *Industrial Credit & Investment Corp. of India Ltd., The, GDR (Financial Services)....         42,500         403,750
    Larsen & Toubro Ltd., GDR (Engineering & Construction)................................         40,000         583,000
    Tata Engineering & Locomotive Co., Ltd., GDS (Motor Vehicles & Parts).................         50,000         534,400
                                                                                                           --------------
                                                                                                                2,946,710
                                                                                                           --------------
  Italy (3.0%)
    Bulgari S.p.A., ADR (Consumer Products)...............................................         40,000         811,596

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                                     [LOGO]
------------------                                            ------------------

                 -- COLUMBIA INTERNATIONAL STOCK FUND, INC. --
                 ---------------------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Common Stocks (Continued)

    Ente Nazionale Idrocarburi S.p.A (Oil Exploration & Production).......................        130,000  $      668,241
    Fiat S.p.A (Motor Vehicles & Parts)...................................................        350,000       1,053,920
    Gucci Group NV (Consumer Products)....................................................          9,500         605,910
    Telcom Italia S.p.A (Utilities - Communications)......................................        265,000         687,813
                                                                                                           --------------
                                                                                                                3,827,480
                                                                                                           --------------
  Japan (21.1%)
    Bellsystem 24, Inc. (Business Services)...............................................          3,000         395,656
    BRIDGESTONE CORP. (Motor Vehicles &
     Parts)...............................................................................         32,000         606,844
    CANON, INC. (Electronics).............................................................         28,000         617,878
    DENSO CORP. (Motor Vehicles & Parts)..................................................         23,000         553,142
    East Japan Railway Co. (Transportation)...............................................             74         332,333
    Fuji Photo Film Co., Ltd. (Entertainment & Leisure)...................................         22,000         724,420
    Hitachi Maxell Ltd. (Electronics).....................................................         36,000         794,414
    HOYA Corp. (Manufacturing)............................................................         12,000         470,649
    Isetan Co., Ltd. (Retail).............................................................         38,000         491,337
    JUSCO CO., LTD. (Retail)..............................................................          8,000         271,011
    KAJIMA CORP. (Construction)...........................................................         32,000         228,394
    Kao Corp. (Consumer Products).........................................................         20,000         232,739
    KEYENCE CORP. (Electronics)...........................................................          6,000         739,591
    Kinki Nippon Railway Co., Ltd. (Transportation).......................................         40,000         249,289
    KOMATSU LTD. (Machinery & Capital Spending)...........................................         60,000         491,337
    KUBOTA CORP. (Machinery & Capital Spending)...........................................         70,000         337,298
    Laox Co., Ltd. (Retail)...............................................................         28,600         433,894
    MABUCHI MOTOR CO., LTD. (Electrical Equipment)........................................          8,000         402,034
    Matsushita-Kotobuki Electronics Inds., Ltd. (Electronics).............................         14,000         364,451
    Mitsubishi Corp. (Wholesale Distributor)..............................................         65,000         672,356
    Mitsubishi Estate Co., Ltd. (Real Estate).............................................        140,000       1,436,083
    Mitsubishi Heavy Inds., Ltd. (Machinery & Capital Spending)...........................         90,000         713,732
    NEC Corp. (Electronics)...............................................................         40,000         482,717
    Nintendo Co., Ltd. (Entertainment & Leisure)..........................................          9,000         640,031
    NIPPON STEEL CORP. (Metals, Mining & Steel)...........................................        200,000         589,604
    NIPPON TELEGRAPH & TELEPHONE CORP. (Utilities-Communication)..........................            100         756,831
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Nippon Television Network Corp. (Media)...............................................          1,700  $      512,887
    NTT Data Communications Systems Corp. (Business Services).............................             35       1,022,757
    ROHM CO., LTD. (Electronics)..........................................................         17,000       1,113,697
    SANKYO CO., LTD. (Pharmaceuticals)....................................................         18,000         508,922
    Sawako Corp. (Construction)...........................................................         15,600         309,284
    Sharp Corp. (Electronics).............................................................         48,000         682,700
    Shiseido Co., Ltd. (Consumer Products)................................................         90,000       1,039,566
    SONY CORP. (Electronics)..............................................................         30,000       1,962,762
    Takeda Chemical Inds., Ltd. (Pharmaceuticals).........................................         41,000         858,805
    TORAY INDUSTRIES, INC. (Chemicals)....................................................         75,000         462,245
    TOYOTA MOTOR CORP. (Motor Vehicles & Parts)...........................................        105,000       3,013,964
    TRANS COSMOS, INC. (Business Services)................................................          6,000         189,294
    USHIO, INC. (Electronics).............................................................         30,000         325,834
    YOKOGAWA ELECTRIC CORP. (Electronics).................................................         50,000         430,997
                                                                                                           --------------
                                                                                                               26,461,779
                                                                                                           --------------
  Korea (1.2%)
    *CITC Seoul Excel Trust, IDR (Investment Trust).......................................        130,000         871,000
    Daehan Blue-Chip Index Trust, IDR (Investment Trust)..................................         45,000         675,900
                                                                                                           --------------
                                                                                                                1,546,900
                                                                                                           --------------
  Malaysia (3.5%)
    *Konsortium Perkapalan Berhad (Transportation)........................................        115,000         774,257
    Malayan Banking Berhad (Banking)......................................................        116,000       1,286,337
    Mancon Berhad (Engineering & Construction)............................................        186,666         569,239
    Tenaga Nasional Berhad (Utilities - Electric).........................................        211,000       1,011,129
    United Engineers of Malaysia Ltd., Berhad (Construction)..............................         80,000         722,376
                                                                                                           --------------
                                                                                                                4,363,338
                                                                                                           --------------
  Netherlands (4.2%)
    Aegon NV (Insurance)..................................................................         25,490       1,623,914
    Elsevier NV (Publishing)..............................................................         80,000       1,351,695
    Koninklijke Ahold NV (Retail).........................................................          8,080         504,942
    NV Verenidge Bedrijven Nutricia (Certificates) (Food & Beverages).....................          4,821         732,272
    Royal Dutch Petroleum Co. (Oil Exploration & Production)..............................          2,600         455,700

                                       -
                                       32
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       -----------------------------------------------------------------

                                     [LOGO]
------------------                                            ------------------

                 -- COLUMBIA INTERNATIONAL STOCK FUND, INC. --
                 ---------------------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Common Stocks (Continued)

    Vendex International NV (Certificates) (Retail).......................................         13,105  $      560,386
                                                                                                           --------------
                                                                                                                5,228,909
                                                                                                           --------------
  Portugal (0.5%)
    Telecel - Comunicacoes Pessoais, S.A. (Utilities - Communications)....................         10,000         637,887
                                                                                                           --------------
  Spain (1.1%)
    Aguas de Barcelona SA (Utilities - Water).............................................         20,000         830,897
    Repsol SA, ADR (Oil Exploration & Production).........................................         16,000         610,000
                                                                                                           --------------
                                                                                                                1,440,897
                                                                                                           --------------
  Sweden (1.7%)
    Assa Abloy AB (Class B) (Manufacturing - Diversified Inds.)...........................         30,000         545,454
    *Scandic Hotels AB (Entertainment & Leisure)..........................................         38,000         635,191
    SSAB Svenskt Stal AB (Class B) (Metals, Mining & Steel)...............................         25,000         417,889
    Telefonaktiebolaget LM Ericsson, ADR (Electronics)....................................         20,000         603,750
                                                                                                           --------------
                                                                                                                2,202,284
                                                                                                           --------------
  Switzerland (3.5%)
    ABB AG (Bearer) (Electrical Equipment)................................................            750         931,208
    CS Holdings AG (Registered) (Financial Services)......................................          6,500         666,480
    *Novartis AG (Bearer) (Pharmaceuticals)...............................................          1,599       1,826,747
    SGS Societe Generale De Surveillance Holding SA (Bearer) (Business Services)..........            375         920,022
                                                                                                           --------------
                                                                                                                4,344,457
                                                                                                           --------------
  Taiwan (0.7%)
    Cathay Life Insurance Co. Ltd. (Insurance)............................................         70,000         445,779
    President Enterprises Corp. (Food & Beverages)........................................        295,000         459,461
                                                                                                           --------------
                                                                                                                  905,240
                                                                                                           --------------
  Thailand (1.7%)
    Bank of Ayudhya Public Co., Ltd. (Banking)............................................        116,000         273,820
    PTT Exploration & Production Public Co., Ltd. (Oil Exploration & Production)..........         85,000       1,227,078
    Siam Cement Public Co., Ltd., The (Building Materials)................................         14,300         448,584
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Tipco Asphalt Public Co., Ltd. (Construction).........................................         23,200  $      141,209
                                                                                                           --------------
                                                                                                                2,090,691
                                                                                                           --------------
  United Kingdom (15.5%)
    Associated British Foods plc (Food & Beverages).......................................         62,000         514,328
    Barclays plc (Banking)................................................................         50,639         867,474
    British Aerospace plc (Aircraft & Aerospace)..........................................        108,434       2,376,457
    British Airways plc (Transportation)..................................................         35,000         362,858
    British Petroleum Co., plc (Oil Exploration & Production).............................        214,002       2,566,732
    British Sky Broadcasting Group plc (Media)............................................         30,000         268,131
    Compass Group plc (Restaurants).......................................................         78,000         824,681
    Electrocomponents plc (Electronics)...................................................         86,469         684,001
    Granada Group plc (Entertainment & Leisure)...........................................         60,000         885,036
    Hays plc (Business Services)..........................................................        120,000       1,151,626
    Next plc (Retail).....................................................................         80,000         777,339
    PizzaExpress plc (Restaurants)........................................................         37,400         337,791
    Provident Financial plc (Financial Services)..........................................        134,538       1,157,539
    Prudential Corp. (Insurance)..........................................................         52,639         442,982
    Rentokil Initial plc (Business Services)..............................................         90,000         676,490
    Reuters Holdings plc (Business Services)..............................................         60,000         772,031
    Sage Group plc (Business Services)....................................................         80,000         725,973
    Siebe plc (Machinery & Capital Spending)..............................................         72,295       1,339,337
    Smiths Industries plc (Manufacturing - Diversified Inds.).............................         28,000         384,012
    Wetherspoon, J.D. plc (Restaurants)...................................................         50,289       1,007,426
    WPP Group plc (Business Services).....................................................        160,000         695,838
    Zeneca Group plc (Pharmaceuticals)....................................................         24,000         677,004
                                                                                                           --------------
                                                                                                               19,495,086
                                                                                                           --------------
    Total Common Stocks
     (Cost $91,488,023) ..................................................................                    108,026,414
                                                                                                           --------------
Preferred Stocks (4.3%)
  Brazil (4.3%)
    Bardella Industrias Mecanicas SA (Manufacturing - Diversified Inds.)..................          4,000         381,134
    Companhia Cervejaria Brahma SA (Food & Beverages).....................................      2,140,000       1,170,007
    Companhia Tecidos do Norte de Minas SA (Textiles).....................................      1,195,000         381,436
    DIXIE TOGA SA (Containers)............................................................        437,500         332,684
    Petroleo Brasileiro SA (Oil Exploration & Production).................................      4,000,000         637,212

                                       -
                                       33
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       -----------------------------------------------------------------

                                     [LOGO]
------------------                                            ------------------

                 -- COLUMBIA INTERNATIONAL STOCK FUND, INC. --
                 ---------------------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Preferred Stocks (Continued)

    Telecommunicacoes Brasileiras SA (Utilities - Communication)..........................     30,000,000  $    2,310,136
    *Wentex Textil SA (Textiles)..........................................................         50,000         154,009
                                                                                                           --------------
    Total Preferred Stocks
     (Cost $5,291,838) ...................................................................                      5,366,618
                                                                                                           --------------
Warrants (1.4%)
  Germany (1.0%)
    *Veba AG (04/06/1998) (Utilities - Electric)..........................................          4,000       1,281,351
                                                                                                           --------------
  Japan (0.4%)
    *Kyocera Corp. #2 (01/23/1998) (Electronics)..........................................            865         562,250
    *Mr. Max Corp. (02/17/1998) (Retail)..................................................          5,000           3,729
                                                                                                           --------------
                                                                                                                  565,979
                                                                                                           --------------
    Total Warrants
     (Cost $1,782,383) ...................................................................                      1,847,330
                                                                                                           --------------
Convertible Bond (1.6%)
  Italy (1.6%)
    I.N.A. S.p.A Privatisation Exchange Note (Insurance) 5.000% 06/28/2001 (Cost
     $2,000,000)..........................................................................  $   2,000,000       1,965,000
                                                                                                           --------------
    Total investments, excluding temporary cash investments
     (Cost $100,562,244) .................................................................                    117,205,362
                                                                                                           --------------
Repurchase Agreements (8.4%)
    Goldman Sachs Corp.
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $6,469,988.
     Collateralized by U.S. Treasury Bond
     6.500% due 11/15/2026. ..............................................................      6,467,742       6,467,742
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    J.P. Morgan Securities, Inc.
     6.789% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $4,051,502.
     Collateralized by U.S. Treasury Bonds
     6.000% to 14.000%
     due 05/15/2005 to 11/15/2026,
     U.S. Treasury Notes
     5.625% to 8.750%
     due 10/31/1997 to 02/15/2006. .......................................................  $   4,050,000  $    4,050,000
                                                                                                           --------------
    Total Repurchase Agreements
     (Cost $10,517,742) ..................................................................                     10,517,742
                                                                                                           --------------
Total Investments (101.8%)
 (Cost $111,079,986)......................................................................                    127,723,104
Cash and receivables less liabilities (-1.8%).............................................                     (2,213,513)
                                                                                                           --------------
Net Assets (100%).........................................................................                 $  125,509,591
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.
 *  Non-income producing

                  The accompanying notes are an integral part
                          of the financial statements.

                                       -

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       -----------------------------------------------------------------

                                     [LOGO]
--------------------------                            --------------------------

                       -- COLUMBIA SPECIAL FUND, INC. --
                       ---------------------------------

                                                                                              Shares or
                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
Common Stocks (93.9%)
  Banking & Finance (11.3%)
    Aames Financial Corp. ................................................................        300,000  $   10,762,500
    Alex. Brown, Inc. ....................................................................        150,000      10,875,000
    *ContiFinancial Corp. ................................................................        270,000       9,753,750
    First Security Corp. .................................................................        500,000      16,875,000
    First USA, Inc. ......................................................................        400,000      13,850,000
    Firstar Corp. ........................................................................        200,000      10,500,000
    Great Western Financial Corp. ........................................................        300,000       8,700,000
    Green Tree Financial Corp. ...........................................................        400,000      15,450,000
    GreenPoint Financial Corp. ...........................................................        240,000      11,370,000
    Household International, Inc. ........................................................        100,000       9,225,000
    Sovereign Bancorp, Inc. ..............................................................        400,000       5,250,000
    Standard Federal Bancorp..............................................................        350,000      19,906,250
    Summit Bancorp........................................................................        250,000      10,937,500
    U.S. Bancorp..........................................................................        400,000      17,975,000
    Washington Federal, Inc. .............................................................        310,000       8,215,000
                                                                                                           --------------
                                                                                                              179,645,000
                                                                                                           --------------
  Building & Forestry Products (5.9%)
    *BMC West Corp. ......................................................................        500,000       6,125,000
    Champion International Corp. .........................................................        400,000      17,300,000
    Georgia-Pacific Corp. ................................................................        200,000      14,400,000
    Lafarge Corp. ........................................................................        250,000       5,031,250
    Mosinee Paper Corp. ..................................................................        300,000      10,650,000
    Stone Container Corp. ................................................................        700,000      10,412,500
    Temple-Inland, Inc. ..................................................................        190,000      10,283,750
    Wausau Paper Mills Co. ...............................................................        302,000       5,587,000
    Willamette Industries, Inc. ..........................................................        200,000      13,925,000
                                                                                                           --------------
                                                                                                               93,714,500
                                                                                                           --------------
  Business & Consumer Services (9.0%)
    *AccuStaff, Inc. .....................................................................        385,000       8,133,125
    *American Management Systems, Inc. ...................................................        100,000       2,450,000
    *CBT Group Public Ltd. ADR............................................................        154,200       8,365,350
    Danka Business Systems plc ADR........................................................        455,000      16,095,625
    DENTSPLY International, Inc. .........................................................        350,000      16,625,000
    *Diamond Home Services, Inc. .........................................................        350,000       9,625,000
    *Firearms Training Systems, Inc. (Class A)............................................        245,000       2,878,750
    *FIserv, Inc. ........................................................................        375,000      13,781,250
    *Ingram Micro, Inc. (Class A).........................................................        325,000       7,475,000
    *Prime Service, Inc. .................................................................        333,800       9,179,500
    *Renaissance Solutions, Inc. .........................................................        208,500       9,330,375
    *Romac International, Inc. ...........................................................        350,000       7,700,000
    *United Dental Care, Inc. ............................................................        487,500      14,807,812
    Unitog Co. ...........................................................................        300,000       8,175,000

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Watsco, Inc. .........................................................................        300,000  $    8,662,500
                                                                                                           --------------
                                                                                                              143,284,287
                                                                                                           --------------
  Chemical (0.8%)
    Potash Corp. of Saskatchewan, Inc. ...................................................        150,000      12,750,000
                                                                                                           --------------
  Consumer Non-Durable (10.5%)
    Apple South, Inc. ....................................................................        618,200       8,345,700
    *Borders Group, Inc. .................................................................        550,000      19,731,250
    *Eastbay, Inc. .......................................................................        250,000       6,000,000
    Gap, Inc. ............................................................................        450,000      13,556,250
    *General Nutrition Cos., Inc. ........................................................        500,000       8,437,500
    *Kohl's Corp. ........................................................................        300,000      11,775,000
    *Landry's Seafood Restaurants, Inc. ..................................................        200,000       4,275,000
    *Logan's Roadhouse, Inc. .............................................................        250,000       5,875,000
    *Lone Star Steakhouse & Saloon, Inc. .................................................        700,000      18,725,000
    *Meyer (Fred), Inc. ..................................................................        300,000      10,650,000
    *Mossimo, Inc. .......................................................................        450,000       5,568,750
    *Price/Costco, Inc. ..................................................................        600,000      15,075,000
    *Quality Food Centers, Inc. ..........................................................        300,000      10,125,000
    *Sports Authority, Inc. (The).........................................................        600,000      13,050,000
    Warnaco Group, Inc. (Class A).........................................................        300,000       8,887,500
    *Zale Corp. ..........................................................................        300,000       5,737,500
                                                                                                           --------------
                                                                                                              165,814,450
                                                                                                           --------------
  Energy (1.3%)
    *Abacan Resource Corp. ...............................................................        650,000       5,646,875
    YPF Sociedad Anonima ADR..............................................................        600,000      15,150,000
                                                                                                           --------------
                                                                                                               20,796,875
                                                                                                           --------------
  Energy Services (6.1%)
    *BJ Services Co. .....................................................................        250,000      12,750,000
    *GeoScience Corp. ....................................................................        400,000       5,200,000
    *J. Ray McDermott, S.A. ..............................................................        250,000       5,500,000
    *Nabors Industries, Inc. .............................................................        700,000      13,475,000
    *Noble Drilling Corp. ................................................................        640,000      12,720,000
    *Pride Petroleum Services, Inc. ......................................................        700,000      16,275,000
    *Smith International, Inc. ...........................................................        200,000       8,975,000
    Transocean Offshore, Inc. ............................................................        197,500      12,368,438
    *Weatherford Enterra, Inc. ...........................................................        300,000       9,000,000
                                                                                                           --------------
                                                                                                               96,263,438
                                                                                                           --------------
  Entertainment & Media (4.3%)
    *Clear Channel Communications, Inc. ..................................................        500,000      18,062,500
    *Evergreen Media Corp. (Class A)......................................................        500,000      12,500,000
    *Regal Cinemas, Inc. .................................................................        500,000      15,375,000
    *SFX Broadcasting, Inc. (Class A).....................................................        275,000       8,181,250
    *Universal Outdoor Holdings, Inc. ....................................................        166,000       3,901,000

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
--------------------------                            --------------------------

                       -- COLUMBIA SPECIAL FUND, INC. --
                       ---------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Common Stocks (Continued)

    *WMS Industries, Inc. ................................................................        500,000  $   10,000,000
                                                                                                           --------------
                                                                                                               68,019,750
                                                                                                           --------------
  Health (8.0%)
    *Apria Healthcare Group, Inc. ........................................................        830,000      15,562,500
    *Dura Pharmaceuticals, Inc. ..........................................................        300,000      14,325,000
    *Elan Corp. plc ADR...................................................................        300,000       9,975,000
    *Enterprise Systems, Inc. ............................................................        250,000       5,875,000
    *ESC Medical Systems Ltd. ............................................................        150,000       3,825,000
    *Gilead Sciences, Inc. ...............................................................        275,000       6,875,000
    HBO & Co. ............................................................................        220,000      13,062,500
    *IDX Systems Corp. ...................................................................        100,000       2,862,500
    *IMNET Systems, Inc. .................................................................        100,000       2,425,000
    *Medic Computer Systems, Inc. ........................................................        250,000      10,078,125
    *Renal Treatment Centers, Inc. .......................................................        600,000      15,300,000
    *ResMed, Inc. ........................................................................        605,000      13,310,000
    *Vivra, Inc. .........................................................................        450,000      12,431,250
                                                                                                           --------------
                                                                                                              125,906,875
                                                                                                           --------------
  Hotels & Gaming (1.6%)
    *Circus Circus Enterprises, Inc. .....................................................        450,000      15,468,750
    *Station Casinos, Inc. ...............................................................        950,000       9,618,750
                                                                                                           --------------
                                                                                                               25,087,500
                                                                                                           --------------
  Insurance (1.2%)
    CMAC Investment Corp. ................................................................        141,600       5,203,800
    Mutual Risk Management Ltd. ..........................................................        353,333      13,073,321
                                                                                                           --------------
                                                                                                               18,277,121
                                                                                                           --------------
  Machinery & Capital Spending (5.7%)
    Albany International Corp. (Class A)..................................................        525,000      12,140,625
    Applied Power, Inc. (Class A).........................................................        330,000      13,076,250
    *Avondale Industries, Inc. ...........................................................        450,000       9,675,000
    Case Corp. ...........................................................................        165,000       8,992,500
    Deere & Co. ..........................................................................        350,000      14,218,750
    Fluor Corp. ..........................................................................        200,000      12,550,000
    *Jacobs Engineering Group, Inc. ......................................................        452,000      10,678,500
    Measurex Corp. .......................................................................        400,000       9,600,000
                                                                                                           --------------
                                                                                                               90,931,625
                                                                                                           --------------
  Metal Mining & Steel (7.0%)
    Aluminum Company of America...........................................................        250,000      15,937,500
    Barrick Gold Corp. ...................................................................        400,000      11,500,000
    *Bethlehem Steel Corp. ...............................................................      1,200,000      10,800,000
    Freeport-McMoRan Copper & Gold, Inc. (Class A)........................................        500,000      14,062,500
    Homestake Mining Co. .................................................................      1,000,000      14,250,000
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Newmont Mining Corp. .................................................................        500,000  $   22,375,000
    Schnitzer Steel Industries, Inc. (Class A)............................................        500,000      12,812,500
    *TVX Gold, Inc. ......................................................................      1,250,000       9,687,500
                                                                                                           --------------
                                                                                                              111,425,000
                                                                                                           --------------
  Pollution Control (0.7%)
    *Air & Water Technologies Corp. (Class A).............................................        467,500       2,688,125
    *Osmonics, Inc. ......................................................................        400,000       8,800,000
                                                                                                           --------------
                                                                                                               11,488,125
                                                                                                           --------------
  Real Estate Securities (1.0%)
    Simon Debartolo Group, Inc. ..........................................................        500,000      15,500,000
                                                                                                           --------------
  Technology (13.4%)
    Adobe Systems, Inc. ..................................................................        400,000      14,950,000
    *Adtran, Inc. ........................................................................        180,000       7,470,000
    *Allen Group, Inc. ...................................................................        550,000      12,237,500
    *Analog Devices, Inc. ................................................................        400,000      13,550,000
    *Bay Networks, Inc. ..................................................................        400,000       8,350,000
    *Brightpoint, Inc. ...................................................................        660,750      19,657,312
    *Checkpoint Systems, Inc. ............................................................        630,000      15,592,500
    *Coherent Communications Systems
     Corp. ...............................................................................        400,000       7,800,000
    *General Instrument Corp. ............................................................        500,000      10,812,500
    *Harmonic Lightwaves, Inc. ...........................................................        540,000       8,302,500
    *Hyperion Software Corp. .............................................................        300,000       6,375,000
    *Integrated Measurement Systems, Inc. ................................................        170,000       2,953,750
    *Loral Space & Communications Corp....................................................        200,000       3,675,000
    *Ortel Corp. .........................................................................        385,000       9,240,000
    *PairGain Technologies, Inc. .........................................................        250,000       7,609,375
    *Planning Sciences International plc ADR..............................................        245,000       2,940,000
    *Premisys Communications, Inc. .......................................................        170,000       5,737,500
    *Rational Software Corp. .............................................................        145,000       5,736,563
    *Sun Microsystems, Inc. ..............................................................        510,000      13,100,625
    *Sync Research, Inc. .................................................................        148,800       2,046,000
    System Software Associates, Inc. .....................................................        515,000       5,471,875
    *VIASOFT, Inc. .......................................................................        125,000       5,906,250
    *Xilinx, Inc. ........................................................................        385,000      14,172,813
    *Xylan Corp. .........................................................................        250,000       7,062,500
    *3D Labs, Inc. Ltd. ..................................................................         73,500       1,690,500
                                                                                                           --------------
                                                                                                              212,440,063
                                                                                                           --------------
  Transportation (1.7%)
    Airborne Freight Corp. ...............................................................        500,000      11,687,500
    *Celadon Group, Inc. .................................................................        580,000       6,380,000
    Consolidated Freightways, Inc. .......................................................        400,000       8,900,000
                                                                                                           --------------
                                                                                                               26,967,500
                                                                                                           --------------

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
--------------------------                            --------------------------

                       -- COLUMBIA SPECIAL FUND, INC. --
                       ---------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Common Stocks (Continued)

  Utilities/Communications (4.4%)
    *Arch Communications Group, Inc. .....................................................        500,000  $    4,687,500
    *Cellular Communications International,
     Inc. ................................................................................        229,000       6,641,000
    Cincinnati Bell, Inc. ................................................................        175,000      10,784,375
    *CommNet Cellular, Inc. ..............................................................        350,000       9,756,250
    Frontier Corp. .......................................................................        500,000      11,312,500
    *Geotek Communications, Inc. .........................................................        500,000       3,562,500
    *NEXTEL Communications, Inc. (Class A)................................................        750,000       9,796,875
    *Paging Network, Inc. ................................................................        850,000      12,962,500
                                                                                                           --------------
                                                                                                               69,503,500
                                                                                                           --------------
    Total Common Stocks
     (Cost $1,399,532,531) ...............................................................                  1,487,815,609
                                                                                                           --------------
Repurchase Agreements (7.4%)
    Goldman Sachs Corp.
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $75,446,077.
     Collateralized by U.S. Treasury Bond
     6.500% due 11/15/2026 ...............................................................  $  75,419,890      75,419,890
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

    J.P. Morgan Securities, Inc.
     6.789% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $42,015,581.
     Collateralized by U.S. Treasury Bonds
     6.000% to 14.000%
     due 05/15/2005 to 11/15/2026,
     U.S. Treasury Notes
     5.625% to 8.750%
     due 10/31/1997 to 02/15/2006. .......................................................  $  42,000,000  $   42,000,000
                                                                                                           --------------
    Total Repurchase Agreements
     (Cost $117,419,890)..................................................................                    117,419,890
                                                                                                           --------------
Total Investments (101.3%)
 (Cost $1,516,952,421)....................................................................                  1,605,235,499
Receivables less liabilities (-1.3%)......................................................                    (19,951,285)
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $1,585,284,214
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.

 *  Non-income producing.

                  The accompanying notes are an integral part
                          of the financial statements.

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                      -- COLUMBIA SMALL CAP FUND, INC. --
                      -----------------------------------

                                                                                              Shares or
                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
Common Stocks (90.1%)
  Aerospace (0.5%)
    *Orbital Sciences Corp. ..............................................................          6,300  $      108,675
                                                                                                           --------------
  Banking & Finance (6.5%)
    ADVANTA Corp. (Class B)...............................................................          4,500         183,937
    Bank United Corp. (Class A)...........................................................          4,000         107,000
    Bay View Capital Corp. ...............................................................          5,000         211,875
    *Credit Acceptance Corp. .............................................................          4,600         108,100
    *Glendale Federal Bank FSB............................................................          9,000         209,250
    *Leasing Solutions, Inc. .............................................................          4,900         126,175
    North Fork Bancorp, Inc. .............................................................          3,300         117,563
    *Oxford Resources Corp. (Class A).....................................................          7,000         216,125
    *Wilshire Financial Services Group, Inc. .............................................          5,000          81,250
                                                                                                           --------------
                                                                                                                1,361,275
                                                                                                           --------------
  Business & Consumer Services (7.2%)
    *Billing Information Concepts Corp. ..................................................          5,700         163,875
    *CorVel Corp. ........................................................................          2,000          58,000
    Danka Business Systems plc ADR........................................................          8,100         286,537
    *Guest Supply, Inc. ..................................................................          5,300          93,412
    Harland (John H.) Co. ................................................................          3,900         128,700
    +*Metzler Group, Inc. ................................................................         10,000         317,500
    *Protection One, Inc. ................................................................          6,000          59,250
    *Superior Consultant Holdings Corp. ..................................................         10,000         247,500
    *U.S. Office Products Co. ............................................................          3,500         119,438
    *Walsh International, Inc. ...........................................................          5,300          46,375
                                                                                                           --------------
                                                                                                                1,520,587
                                                                                                           --------------
  Chemical (1.1%)
    *TETRA Technologies, Inc. ............................................................          9,000         227,250
                                                                                                           --------------
  Consumer Non-Durable (10.0%)
    *American Pad & Paper Co. ............................................................          4,200          95,025
    *Bed, Bath & Beyond, Inc. ............................................................          6,500         157,625
    *Borders Group, Inc. .................................................................          3,500         125,562
    *Boston Chicken, Inc. ................................................................          3,500         125,562
    CKE Restaurants, Inc. ................................................................          6,600         237,600
    *Cost Plus, Inc. .....................................................................          9,000         172,125
    *Designer Holdings Ltd. ..............................................................         10,000         161,250
    Harman International Industries, Inc. ................................................          1,900         105,688
    *HSN, Inc. ...........................................................................          1,260          29,925
    K2, Inc. .............................................................................          8,200         225,500
    Pier 1 Imports, Inc. .................................................................         18,000         317,250
    +*PJ America, Inc. ...................................................................         10,000         180,000
    *Sports & Recreation, Inc. ...........................................................          3,200          24,800
    *Williams-Sonoma, Inc. ...............................................................          3,800         138,225
                                                                                                           --------------
                                                                                                                2,096,137
                                                                                                           --------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
  Consumer Staples (0.5%)
    *Mondavi (Robert) Corp. (Class A).....................................................          3,000  $      109,500
                                                                                                           --------------
  Energy (6.2%)
    *Abacan Resource Corp. ...............................................................         20,000         173,750
    *Barrett Resources Corp. .............................................................          3,500         149,187
    *Cairn Energy USA, Inc. ..............................................................         19,500         195,000
    Enron Global Power & Pipelines L.L.C..................................................          6,000         162,000
    *Flores & Rucks, Inc. ................................................................          1,700          90,525
    *Gulf Canada Resources Ltd. ..........................................................         31,100         229,363
    *Monterey Resources, Inc. ............................................................         16,000         258,000
    *Swift Energy Co. ....................................................................          1,800          53,775
                                                                                                           --------------
                                                                                                                1,311,600
                                                                                                           --------------
  Energy Services (8.7%)
    *BJ Services Co. .....................................................................          3,000         153,000
    +*Dreco Energy Services Ltd. (Class A)................................................          6,000         219,750
    +*National-Oilwell, Inc. .............................................................          9,000         276,750
    *Petroleum Geo-Services ASA ADR.......................................................          3,000         117,000
    Petrolite Corp. ......................................................................          2,400         115,200
    *Pinnacle Resources Ltd. .............................................................         10,000         156,831
    *Precision Drilling Corp. ............................................................         10,000         347,500
    *Pride Petroleum Services, Inc. ......................................................         15,000         348,750
    *Veritas DGC, Inc. ...................................................................          5,000          92,500
                                                                                                           --------------
                                                                                                                1,827,281
                                                                                                           --------------
  Entertainment & Media (0.7%)
    *Golden Books Family Entertainment, Inc. .............................................          2,600          28,925
    *United International Holdings, Inc. (Class A)........................................          3,700          45,325
    *WMS Industries, Inc. ................................................................          3,900          78,000
                                                                                                           --------------
                                                                                                                  152,250
                                                                                                           --------------
  Health (12.7%)
    *Agouron Pharmaceuticals, Inc. .......................................................          2,000         135,500
    *Allergan Ligand Retinoid Therapeutics, Inc. .........................................          4,000         121,000
    *Assisted Living Concepts, Inc. ......................................................          4,900          74,725
    *Axogen Ltd. - Units (each unit consists of 1 common share of Axogen and 1 warrant of
     Elan)................................................................................          4,500         105,750
    *CardioThoracic Systems, Inc. ........................................................         10,000         185,000
    *Conceptus, Inc. .....................................................................          5,200          53,300
    *Dura Pharmaceuticals, Inc. ..........................................................          7,400         353,350
    *Elan Corp. plc ADR...................................................................          5,100         169,575
    *Health Management Associates, Inc. (Class A).........................................          4,600         103,500
    *HealthCare COMPARE Corp. ............................................................          2,300          97,462
    *ICOS Corp. ..........................................................................          5,500          41,938
    *Ligand Pharmaceuticals, Inc. (Class B)...............................................          6,000          89,250
    *NABI, Inc. ..........................................................................         12,300         107,625

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                      -- COLUMBIA SMALL CAP FUND, INC. --
                      -----------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Common Stocks (Continued)

    *OccuSystems, Inc. ...................................................................          6,000  $      162,000
    *Protein Design Labs, Inc. ...........................................................          3,500         127,750
    *Scherer (R.P.) Corp. ................................................................          2,300         115,575
    *Target Therapeutics, Inc. ...........................................................          6,000         252,000
    *Texas Biotechnology Corp. ...........................................................         30,000         131,250
    *Thermedics, Inc. ....................................................................         10,400         188,500
    *Thermotrex Corp. ....................................................................          1,300          35,588
    *UroMed Corp. ........................................................................          3,100          30,225
                                                                                                           --------------
                                                                                                                2,680,863
                                                                                                           --------------
  Hotels & Gaming (0.5%)
    *CapStar Hotel Co. ...................................................................          5,000          98,125
                                                                                                           --------------
  Insurance (1.2%)
    PennCorp Financial Group, Inc. .......................................................          3,300         118,800
    Protective Life Corp. ................................................................          3,300         131,588
                                                                                                           --------------
                                                                                                                  250,388
                                                                                                           --------------
  Machinery & Capital Spending (0.8%)
    *Cuno, Inc. ..........................................................................          6,500          96,688
    *J. Ray McDermott, S.A. ..............................................................          3,300          72,600
                                                                                                           --------------
                                                                                                                  169,288
                                                                                                           --------------
  Metal Mining & Steel (0.4%)
    *Getchell Gold Corp. .................................................................          2,000          76,750
                                                                                                           --------------
  Pollution Control (3.1%)
    *U.S. Filter Corp. ...................................................................          6,000         190,500
    *United Waste Systems, Inc. ..........................................................          7,000         240,625
    *USA Waste Services, Inc. ............................................................          6,800         216,750
                                                                                                           --------------
                                                                                                                  647,875
                                                                                                           --------------
  Technology (26.7%)
    *Actel Corp. .........................................................................          5,100         121,125
    +*Altera Corp. .......................................................................          1,900         138,106
    *American Management Systems, Inc. ...................................................          4,500         110,250
    +*American Power Conversion Corp. ....................................................          7,300         198,925
    +*ANADIGICS, Inc. ....................................................................         10,000         392,500
    *AXENT Technologies, Inc. ............................................................         11,000         165,000
    *BA Merchant Services, Inc. (Class A).................................................         20,000         357,500
    *Boston Technology, Inc. .............................................................          3,200          92,000
    *Cognos, Inc. ........................................................................          2,700          75,937
    *Coherent Communications Systems Corp. ...............................................          4,200          81,900
    *Computer Products, Inc. .............................................................          5,900         115,050
    *Control Data Systems, Inc. ..........................................................          3,000          66,000
    *DSP Communications, Inc. ............................................................         12,000         232,500
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    *DST Systems, Inc. ...................................................................          4,000  $      125,500
    *Eltron International, Inc. ..........................................................          2,400          48,300
    *Engineering Animation, Inc. .........................................................          3,600          87,300
    *Geoworks.............................................................................          4,400         107,800
    *Integrated Systems, Inc. ............................................................          4,500         117,000
    *JDA Software Group, Inc. ............................................................          6,000         171,000
    *MDL Information Systems, Inc. .......................................................         10,700         199,287
    *MICROS Systems, Inc. ................................................................          9,300         285,975
    *Network Appliance, Inc. .............................................................          7,400         376,475
    *P-COM, Inc. .........................................................................          7,700         228,113
    *Proxim, Inc. ........................................................................          9,000         207,000
    *Rogue Wave Software, Inc. ...........................................................          4,000          63,000
    *Saville Systems plc ADR..............................................................          3,000         121,875
    +*Shiva Corp. ........................................................................          3,000         104,625
    *Sierra Semiconductor Corp. ..........................................................         15,000         225,000
    *SPSS, Inc. ..........................................................................          2,900          80,838
    *Synopsys, Inc. ......................................................................          1,900          87,875
    *S3, Inc. ............................................................................         15,100         245,375
    *Teledata Communication Ltd. .........................................................          8,000         184,000
    *Transition Systems, Inc. ............................................................         14,000         197,750
    *Trident Microsystems, Inc. ..........................................................         13,000         219,375
                                                                                                           --------------
                                                                                                                5,630,256
                                                                                                           --------------
  Transportation (0.8%)
    Consolidated Freightways, Inc. .......................................................          3,800          84,550
    Werner Enterprises, Inc. .............................................................          5,200          94,250
                                                                                                           --------------
                                                                                                                  178,800
                                                                                                           --------------
  Utilities/Communications (1.1%)
    *Anicom, Inc. ........................................................................          7,400          68,450
    *Geotek Communications, Inc. .........................................................         12,800          91,200
    *Paging Network, Inc. ................................................................          5,000          76,250
                                                                                                           --------------
                                                                                                                  235,900
                                                                                                           --------------
  Utilities/Electric/Gas (1.4%)
    *AES China Generating Co. (Class A)...................................................         15,000         191,250
    *AES Corp. ...........................................................................          2,300         106,950
                                                                                                           --------------
                                                                                                                  298,200
                                                                                                           --------------
    Total Common Stocks
     (Cost $17,505,792) ..................................................................                     18,981,000
                                                                                                           --------------
Convertible Preferred Stock (0.2%)
  Energy (0.2%)
    Mesa, Inc. Series A 8.000% Cumulative
     (Cost $25,926) ......................................................................          4,692          29,912
                                                                                                           --------------

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                      -- COLUMBIA SMALL CAP FUND, INC. --
                      -----------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
Convertible Bond (0.9%)
  Pollution Control (0.9%)
    U.S. Filter Corp. 4.500% 12/15/2001
     (Cost $190,000) .....................................................................  $     190,000  $      193,800
                                                                                                           --------------
    Total investments, excluding temporary cash investments
     (Cost $17,721,718) ..................................................................                     19,204,712
                                                                                                           --------------
Repurchase Agreements (12.1%)
    Goldman Sachs Corp.
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $1,103,567.
     Collateralized by U.S. Treasury Bond
     6.500% due 11/15/2026. ..............................................................      1,103,184       1,103,184
    J.P. Morgan Securities, Inc.
     6.789% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $1,000,371.
     Collateralized by U.S. Treasury Bonds
     6.000% to 14.000%
     due 05/15/2005 to 11/15/2026,
     U.S. Treasury Notes
     5.625% to 8.750%
     due 10/31/1997 to 02/15/2006. .......................................................      1,000,000       1,000,000
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Merrill Lynch
     6.354% dated 12/31/1996
     due 01/02/1997 in the
     amount of $450,156.
     Collateralized by U.S. Treasury Strips
     due 05/15/2018 to 02/15/2022. .......................................................  $     450,000  $      450,000
                                                                                                           --------------
    Total Repurchase Agreements
     (Cost $2,553,184)....................................................................                      2,553,184
                                                                                                           --------------
Total Investments (103.3%)
 (Cost $20,274,902).......................................................................                     21,757,896
Receivables less liabilities (-3.3%)......................................................                       (696,526)
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $   21,061,370
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.

 *  Non-income producing.

 + All or a portion of these investments are hedged by short sales against the box (Note 1).

                  The accompanying notes are an integral part
                          of the financial statements.

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
-------------------                                          -------------------

                  -- COLUMBIA REAL ESTATE EQUITY FUND, INC. --
                  --------------------------------------------

                                                                                              Shares or
                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
Common Stocks (82.5%)
Real Estate
  Apartments (19.5%)
    Associated Estates Realty Corp. ......................................................         87,600  $    2,080,500
    Camden Property Trust.................................................................         70,700       2,023,788
    Colonial Properties Trust.............................................................         72,600       2,205,225
    Equity Residential Properties Trust...................................................         41,300       1,703,625
    Oasis Residential, Inc. ..............................................................         74,900       1,703,975
    Security Capital Pacific Trust........................................................         82,600       1,889,475
    Wellsford Residential Property Trust..................................................         70,025       1,698,106
                                                                                                           --------------
                                                                                                               13,304,694
                                                                                                           --------------
  Office (16.2%)
    Arden Realty Group, Inc. .............................................................         67,000       1,859,250
    Beacon Properties Corp. ..............................................................         63,300       2,318,362
    Cali Realty Corp. ....................................................................         69,700       2,151,988
    Highwoods Properties, Inc. ...........................................................         74,800       2,524,500
    Reckson Associates Realty Corp. ......................................................         50,900       2,150,525
                                                                                                           --------------
                                                                                                               11,004,625
                                                                                                           --------------
  Industrial (20.6%)
    First Industrial Realty Trust, Inc. ..................................................         68,800       2,089,800
    Liberty Property Trust................................................................         83,400       2,147,550
    Public Storage, Inc. .................................................................         75,800       2,349,800
    Security Capital Industrial Trust.....................................................         89,300       1,908,787
    Shurgard Storage Centers, Inc. (Class A)..............................................         71,300       2,112,263
    Storage Trust Realty..................................................................         50,500       1,363,500
    TriNet Corporate Realty Trust, Inc. ..................................................         58,500       2,076,750
                                                                                                           --------------
                                                                                                               14,048,450
                                                                                                           --------------
  Community Centers (6.8%)
    Excel Realty Trust, Inc. .............................................................         83,400       2,116,275
    Haagen (Alexander) Properties, Inc. ..................................................         44,600         657,850
    JP Realty, Inc. ......................................................................         71,900       1,860,412
                                                                                                           --------------
                                                                                                                4,634,537
                                                                                                           --------------
  Shopping Malls (9.8%)
    Macerich Co. .........................................................................         82,100       2,144,863
    Rouse Co. ............................................................................         72,600       2,305,050
    Simon Debartolo Group, Inc. ..........................................................         71,256       2,208,936
                                                                                                           --------------
                                                                                                                6,658,849
                                                                                                           --------------
  Lodging (6.4%)
    *Interstate Hotels Co. ...............................................................         49,000       1,384,250
    Patriot American Hospitality, Inc. ...................................................         34,600       1,492,125

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Starwood Lodging Trust................................................................         26,400  $    1,455,300
                                                                                                           --------------
                                                                                                                4,331,675
                                                                                                           --------------
  Other (3.2%)
    *Catellus Development Corp. ..........................................................        190,600       2,168,075
                                                                                                           --------------
    Total Common Stocks
     (Cost $45,246,073) ..................................................................                     56,150,905
                                                                                                           --------------
Repurchase Agreements (17.7%)
    Goldman Sachs Corp.
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $5,534,112.
     Collateralized by U.S. Treasury Bond
     6.500% due 11/15/2026. ..............................................................  $   5,532,191       5,532,191
    J.P. Morgan Securities, Inc.
     6.789% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $3,251,206.
     Collateralized by U.S. Treasury Bonds
     6.000% to 14.000%
     due 05/15/2005 to 11/15/2026,
     U.S. Treasury Notes
     5.625% to 8.750%
     due 10/31/1997 to 02/15/2006. .......................................................      3,250,000       3,250,000
    Merrill Lynch
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $3,251,128.
     Collateralized by U.S. Treasury Strips
     due 05/15/2018 to 02/15/2022. .......................................................      3,250,000       3,250,000
                                                                                                           --------------
    Total Repurchase Agreements
     (Cost $12,032,191) ..................................................................                     12,032,191
                                                                                                           --------------
Total Investments (100.2%)
 (Cost $57,278,264).......................................................................                     68,183,096
Receivables less liabilities (-0.2%)......................................................                       (109,875)
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $   68,073,221
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.
 *  Non-income producing.

                  The accompanying notes are an integral part
                          of the financial statements.

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                       -- COLUMBIA BALANCED FUND, INC. --
                       ----------------------------------

                                                                                              Shares or
                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
Common Stocks (48.3%)
  Banking & Finance (6.1%)
    American Express Co. .................................................................        100,200  $    5,661,300
    BankAmerica Corp. ....................................................................         49,900       4,977,525
    Federal Home Loan Mortgage Corp. .....................................................         62,000       6,827,750
    Great Western Financial Corp. ........................................................        153,300       4,445,700
    Morgan (J.P.) & Co., Inc. ............................................................         68,200       6,658,025
    NationsBank Corp. ....................................................................         17,100       1,671,525
    PNC Bank Corp. .......................................................................        143,700       5,406,712
    U.S. Bancorp..........................................................................        119,000       5,347,563
                                                                                                           --------------
                                                                                                               40,996,100
                                                                                                           --------------
  Building & Forestry Products (1.8%)
    Champion International Corp. .........................................................        115,000       4,973,750
    Weyerhaeuser Co. .....................................................................         70,000       3,316,250
    Willamette Industries, Inc. ..........................................................         53,000       3,690,125
                                                                                                           --------------
                                                                                                               11,980,125
                                                                                                           --------------
  Business & Consumer Services (2.3%)
    *ADT Ltd. ............................................................................        211,400       4,835,775
    Electronic Data Systems Corp. ........................................................        100,000       4,325,000
    Service Corp. Int'l. .................................................................        223,300       6,252,400
                                                                                                           --------------
                                                                                                               15,413,175
                                                                                                           --------------
  Chemical (2.3%)
    Grace (W.R.) & Co. ...................................................................         68,200       3,529,350
    Hercules, Inc. .......................................................................        119,100       5,151,075
    IMC Global, Inc. .....................................................................         82,100       3,212,162
    Monsanto Co. .........................................................................         84,300       3,277,163
                                                                                                           --------------
                                                                                                               15,169,750
                                                                                                           --------------
  Consumer Durable (0.9%)
    Ford Motor Co. .......................................................................         83,200       2,652,000
    General Motors Corp. .................................................................         66,000       3,679,500
                                                                                                           --------------
                                                                                                                6,331,500
                                                                                                           --------------
  Consumer Non-Durable (5.2%)
    *Circus Circus Enterprises, Inc. .....................................................         67,600       2,323,750
    *Federated Department Stores, Inc. ...................................................         96,900       3,306,712
    Marriott International, Inc. .........................................................         69,700       3,850,925
    Mattel, Inc. .........................................................................        225,350       6,253,462
    *Meyer (Fred), Inc. ..................................................................         80,000       2,840,000
    Penney (J.C.), Inc. ..................................................................         63,400       3,090,750
    *Price/Costco, Inc. ..................................................................        200,000       5,025,000
    Rite Aid Corp. .......................................................................         90,000       3,577,500
    Rykoff-Sexton, Inc. ..................................................................         81,000       1,285,875

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Sears, Roebuck & Co. .................................................................         76,900  $    3,547,013
                                                                                                           --------------
                                                                                                               35,100,987
                                                                                                           --------------
  Consumer Staples (3.7%)
    Gillette Co. .........................................................................         49,000       3,809,750
    McDonald's Corp. .....................................................................        103,800       4,696,950
    Nabisco Holdings Corp. (Class A)......................................................         96,900       3,766,987
    PepsiCo, Inc. ........................................................................        201,000       5,879,250
    Procter & Gamble Co. .................................................................         32,300       3,472,250
    Sunbeam Corp. ........................................................................        119,600       3,079,700
                                                                                                           --------------
                                                                                                               24,704,887
                                                                                                           --------------
  Energy (3.8%)
    Amoco Corp. ..........................................................................         84,800       6,826,400
    Louisiana Land & Exploration Co. .....................................................         54,000       2,895,750
    Mobil Corp. ..........................................................................         54,700       6,687,075
    Royal Dutch Petroleum Co. ADR.........................................................         43,450       7,419,087
    Union Pacific Resources Group, Inc. ..................................................         59,800       1,749,150
                                                                                                           --------------
                                                                                                               25,577,462
                                                                                                           --------------
  Entertainment & Media (1.8%)
    Gannett Co., Inc. ....................................................................         45,000       3,369,375
    Time Warner, Inc. ....................................................................        128,800       4,830,000
    *Viacom, Inc. (Class B)...............................................................        106,600       3,717,675
                                                                                                           --------------
                                                                                                               11,917,050
                                                                                                           --------------
  Health (5.5%)
    American Home Products Corp. .........................................................        162,600       9,532,425
    Bausch & Lomb, Inc. ..................................................................         99,600       3,486,000
    Baxter International, Inc. ...........................................................         84,400       3,460,400
    Johnson & Johnson.....................................................................        116,000       5,771,000
    Merck & Co., Inc. ....................................................................         45,700       3,621,725
    Pfizer, Inc. .........................................................................         40,000       3,315,000
    Pharmacia & Upjohn, Inc. .............................................................        111,800       4,430,075
    Warner-Lambert Co. ...................................................................         47,500       3,562,500
                                                                                                           --------------
                                                                                                               37,179,125
                                                                                                           --------------
  Insurance (2.2%)
    Berkley (W.R.) Corp. .................................................................         71,000       3,603,250
    General Re Corp. .....................................................................         20,400       3,218,100
    NAC Re Corp. .........................................................................         39,400       1,334,675
    TIG Holdings, Inc. ...................................................................        204,800       6,937,600
                                                                                                           --------------
                                                                                                               15,093,625
                                                                                                           --------------
  Machinery & Capital Spending (3.6%)
    Case Corp. ...........................................................................         58,000       3,161,000
    Caterpillar, Inc. ....................................................................         17,000       1,279,250
    Deere & Co. ..........................................................................        111,300       4,521,563

                                       -
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       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                       -- COLUMBIA BALANCED FUND, INC. --
                       ----------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Common Stocks (Continued)

    Emerson Electric Co. .................................................................         52,800  $    5,108,400
    General Electric Co. .................................................................         68,000       6,723,500
    Honeywell, Inc. ......................................................................         55,100       3,622,825
                                                                                                           --------------
                                                                                                               24,416,538
                                                                                                           --------------
  Metal Mining & Steel (1.2%)
    Aluminum Company of America...........................................................         86,400       5,508,000
    Worthington Industries, Inc. .........................................................        123,000       2,229,375
                                                                                                           --------------
                                                                                                                7,737,375
                                                                                                           --------------
  Real Estate Securities (2.9%)
    American Health Properties, Inc. .....................................................         73,600       1,757,200
    Associated Estates Realty Corp. ......................................................         76,200       1,809,750
    Beacon Properties Corp. ..............................................................         45,000       1,648,125
    Equity Residential Properties Trust...................................................         48,500       2,000,625
    JP Realty, Inc. ......................................................................         97,500       2,522,813
    Manufactured Home Communities, Inc. ..................................................         78,000       1,813,500
    National Health Investors, Inc. ......................................................         72,000       2,727,000
    Simon Debartolo Group, Inc. ..........................................................         52,500       1,627,500
    Spieker Properties, Inc. .............................................................         53,000       1,908,000
    Sun Communities, Inc. ................................................................         54,700       1,887,150
                                                                                                           --------------
                                                                                                               19,701,663
                                                                                                           --------------
  Technology (4.1%)
    Adobe Systems, Inc. ..................................................................        155,000       5,793,125
    Ericsson (L.M.) Telephone Co. (Class B) ADR...........................................        135,900       4,102,481
    Hewlett-Packard Co. ..................................................................         76,000       3,819,000
    Intel Corp. ..........................................................................         36,700       4,805,406
    International Business Machines Corp. ................................................         23,900       3,608,900
    Motorola, Inc. .......................................................................         91,300       5,603,538
                                                                                                           --------------
                                                                                                               27,732,450
                                                                                                           --------------
  Utilities/Communications (0.4%)
    Frontier Corp. .......................................................................        122,100       2,762,513
                                                                                                           --------------
  Utilities/Electric/Gas (0.5%)
    Idaho Power Co. ......................................................................         99,300       3,090,713
                                                                                                           --------------
    Total Common Stocks
     (Cost $270,169,730) .................................................................                    324,905,038
                                                                                                           --------------
U.S. Government, Federal Agency Obligations (31.6%)
  U.S. Treasury Bonds And Notes (13.6%)
    U.S. Treasury Bonds
     12.000% 05/15/2005...................................................................  $   3,430,000       4,662,193
     12.000% 08/15/2013...................................................................      9,385,000      13,432,469
      8.875% 08/15/2017...................................................................      1,925,000       2,381,591
      8.125% 08/15/2019...................................................................     13,580,000      15,728,356
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    U.S. Treasury Notes
      8.750% 10/15/1997...................................................................  $  16,255,000  $   16,657,636
      5.750% 10/31/1997...................................................................     13,190,000      13,208,598
      8.875% 02/15/1999...................................................................      6,210,000       6,569,000
      6.875% 08/31/1999...................................................................     18,565,000      18,950,781
                                                                                                           --------------
                                                                                                               91,590,624
                                                                                                           --------------
  Government National Mortgage Association (GNMA) (4.3%)
      8.000% 08/20/2026 - 12/20/2026 (GNMA II)............................................     26,895,216      27,319,622
      8.000% 09/15/2025 - 10/15/2025......................................................      1,227,515       1,252,262
                                                                                                           --------------
                                                                                                               28,571,884
                                                                                                           --------------
  Federal Housing Administration (FHA) (0.8%)
    FHA Insured Project Pool #23-11059
      7.700% 08/01/2028...................................................................      1,620,497       1,617,807
    FHA Insured Project Pool #53
      7.430% 02/01/2022...................................................................        924,614         944,262
    FHA Insured Project Pool #55
      7.430% 04/01/2022...................................................................      1,929,472       1,904,447
    FHA Insured Project Pool #53-43077
      9.125% 07/25/2033...................................................................      1,102,400       1,172,072
                                                                                                           --------------
                                                                                                                5,638,588
                                                                                                           --------------
  Federal Home Loan Mortgage Corporation (FHLMC) (1.5%)
      7.500% 07/01/2011 - 11/01/2011......................................................      8,593,663       8,717,240
      8.500% 10/01/2024 - 03/01/2025......................................................      1,334,032       1,383,645
                                                                                                           --------------
                                                                                                               10,100,885
                                                                                                           --------------
  Agency Collateralized Mortgage Obligations (11.4%)
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1203 Cl. F
      6.750% 07/15/2003...................................................................         54,493          54,390
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1233 Cl. H
      7.000% 04/15/2007...................................................................        600,000         602,058
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1627 Cl. E
      6.000% 02/15/2023...................................................................      2,256,000       1,939,100
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1627 Cl. EA
      6.000% 05/15/2023...................................................................      1,817,000       1,527,970
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1632 Cl. B
      6.000% 11/15/2023...................................................................      1,780,000       1,620,921
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1763 Cl. H
      8.250% 07/15/2023...................................................................        130,000         136,255

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       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                       -- COLUMBIA BALANCED FUND, INC. --
                       ----------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

U.S. Government, Federal Agency Obligations (Continued)

    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1795 Cl. A
      7.000% 11/15/2022...................................................................  $   8,541,223  $    8,541,223
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1895 Cl. B
      7.500% 12/15/2023...................................................................      2,360,000       2,345,981
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1890 Cl. K
      7.000% 03/15/2022...................................................................      4,380,000       4,309,526
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1902 Cl. B
      7.000% 11/15/2023...................................................................      2,800,000       2,717,764
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1904 Cl. AB
      7.000% 07/15/2022...................................................................      3,193,647       3,194,637
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1904 Cl. B
      7.000% 07/15/2022...................................................................      1,520,000       1,495,300
    FHLMC Multiclass Mtg. Partn. Ctfs. Gtd. Series 1904 Cl. C
      7.250% 08/15/2024...................................................................      3,490,000       3,416,919
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1993-235 Cl. C
      0.000% 10/25/1997...................................................................      1,013,549         986,943
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-G1 Cl. PG
      7.500% 06/17/2022...................................................................      3,580,000       3,656,075
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-G1 Cl. PJ
      7.500% 11/17/2025...................................................................        480,000         486,077
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-G1 Cl. PK
      7.500% 06/17/2026...................................................................        706,000         712,290
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-G3 Cl. C
      7.500% 03/20/2024...................................................................      2,070,000       2,058,367
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-W2 Cl. A5
      7.550% 06/25/2026...................................................................        945,000         963,749
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-W3 Cl. A6
      7.800% 08/25/2026...................................................................        760,000         776,804
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-28 Cl. AB
      7.000% 09/25/2023...................................................................      1,070,000       1,024,525
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-31 Cl. E
      7.500% 10/25/2025...................................................................  $   5,900,000  $    6,014,460
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-46 Cl. G
      7.500% 06/25/2024...................................................................      6,580,000       6,549,140
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-48 Cl. B
      7.500% 12/25/2024...................................................................      7,060,000       7,114,080
    FNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-51 Cl. J
      7.000% 05/18/2024...................................................................      9,158,397       9,165,541
    GNMA Gtd. REMIC Pass Thru Ctf. REMIC Tr. 1996-5 Cl. DB
      7.000% 11/16/2020...................................................................      4,700,000       4,591,289
    Puerto Rico Housing Finance Corp. Series A Cl. 4
      9.000% 07/20/2017...................................................................        577,476         577,476
                                                                                                           --------------
                                                                                                               76,578,860
                                                                                                           --------------
    Total U.S. Government,
     Federal Agency Obligations
     (Cost $211,382,824) .................................................................                    212,480,841
                                                                                                           --------------
Other Securitized Loans (3.4%)
  Collateralized Mortgage Obligations (2.6%)
    Bear Stearns Mortgage Securities, Inc.
     Series 1996-2 Cl. A1
      6.910% 01/25/2025...................................................................        955,908         921,256
    Bear Stearns Mortgage Securities, Inc.
     Series 1996-8 Cl. A9
      7.600% 11/25/2027...................................................................      4,337,000       4,311,238
    Residential Asset Securitization Trust
     Series 1996-A7 Cl. A3
      9.500% 10/25/2026...................................................................      2,251,697       2,332,623
    Residential Accredit Loans, Inc.
     Series 1996-QS4 Cl. AI6
      8.000% 08/25/2026...................................................................      1,780,000       1,807,252
    Residential Accredit Loans, Inc.
     Series 1996-QS4 Cl. AI7
      8.000% 08/25/2026...................................................................      4,033,000       4,094,140
    Residential Accredit Loans, Inc.
     Series 1996-QS7 Cl. AI9
      8.000% 11/25/2026...................................................................      1,708,000       1,734,696

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       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                       -- COLUMBIA BALANCED FUND, INC. --
                       ----------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Other Securitized Loans (Continued)

    Structured Asset Securities Corp.
     Series 1996-6 Cl. 1A2
      7.500% 08/25/2026...................................................................  $   2,567,000  $    2,528,495
                                                                                                           --------------
                                                                                                               17,729,700
                                                                                                           --------------
  Asset Backed Securities (0.8%)
    Prudential Securities Financial Asset Funding Corp. Mtg. Pass Thru Ctf. 1994-2 Cl. A
      6.350% 11/15/2014...................................................................      4,152,874       4,058,147
    Prudential Securities Secured Financing Corp. Mtg. Pass Thru Ctf.
     Series 1996-1 Cl. A3
      7.175% 08/15/2026...................................................................        929,385         933,158
                                                                                                           --------------
                                                                                                                4,991,305
                                                                                                           --------------
    Total Other Securitized Loans
     (Cost $22,550,694) ..................................................................                     22,721,005
                                                                                                           --------------
Corporate Bonds (10.8%)
  Industrial (4.7%)
    Emerson Electric Co. Euro
      7.875% 06/05/1998...................................................................        380,000         389,375
    Ethan Allen, Inc.
      8.750% 03/15/2001...................................................................      1,800,000       1,865,250
    Federated Department Stores, Inc.
     10.000% 02/15/2001...................................................................      1,000,000       1,086,230
    Freeport-McMoRan Resource Partners L.P.
      8.750% 02/15/2004...................................................................        900,000         933,750
    Lenfest Communications, Inc.
      8.375% 11/01/2005...................................................................      1,400,000       1,352,750
    Lockheed Martin Corp.
      6.625% 06/15/1998...................................................................      5,000,000       5,038,550
    Louis Dreyfus Natural Gas Corp.
      9.250% 06/15/2004...................................................................        600,000         639,390
    Nabisco, Inc.
      6.700% 06/15/2002...................................................................      2,000,000       1,980,120
    News America Holdings, Inc.
      7.600% 10/11/2015...................................................................      3,900,000       3,722,472
      7.430% 10/01/2026...................................................................      1,630,000       1,646,333
    Norfolk Southern Corp.
     Medium Term Note
      7.400% 09/15/2006...................................................................      4,200,000       4,265,394
    Royal Caribbean Cruises Ltd.
     11.375% 05/15/2002...................................................................      1,300,000       1,384,500
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Sears, Roebuck Acceptance Corp.
     Medium Term Notes
      6.510% 02/03/1999...................................................................  $   2,450,000  $    2,463,058
    Stop & Shop Cos., Inc.
      9.750% 02/01/2002...................................................................        215,000         240,800
    Temple Inland, Inc. Medium Term Note
      9.000% 04/20/1998...................................................................        200,000         207,564
    Time Warner Entertainment Co. L.P.
      9.625% 05/01/2002...................................................................      1,900,000       2,119,697
      8.375% 03/15/2023...................................................................      1,320,000       1,338,308
    Viacom, Inc.
      8.000% 07/07/2006...................................................................      1,100,000       1,064,250
                                                                                                           --------------
                                                                                                               31,737,791
                                                                                                           --------------
  Financial (5.0%)
    Aetna Services, Inc.
      7.625% 08/15/2026...................................................................      3,500,000       3,529,190
    Associates Corp. N.A.
      6.750% 10/15/1999...................................................................        450,000         455,125
    Bankers Trust NY Corp.
      6.750% 10/03/2001...................................................................      2,325,000       2,336,299
    Beneficial Corp. Medium Term Note
      8.170% 11/09/1999...................................................................      4,120,000       4,307,831
    CP Limited Partnership
      8.750% 03/02/2000...................................................................      1,450,000       1,517,671
    California Hotel Finance Corp.
     11.000% 12/01/2002...................................................................        650,000         679,250
    Commercial Credit Group, Inc.
      6.625% 06/01/2015...................................................................      1,250,000       1,256,862
    ERP Operating Limited Partnership (144A)
      8.500% 05/15/1999...................................................................      2,700,000       2,796,093
    First Security Corp. (Del.)
      7.875% 10/15/1999...................................................................      1,325,000       1,370,236
    Fleet Mortgage Group, Inc.
      6.500% 09/15/1999...................................................................        550,000         551,485
    General Electric Capital Corp.
     Medium Term Note
      7.875% 11/15/1997...................................................................      1,500,000       1,527,645
    Goldman Sachs Group L.P. (144A)
      6.750% 02/15/2006...................................................................      2,525,000       2,464,451
    Morgan Stanley Group, Inc.
     Medium Term Note
      5.750% 02/15/2001...................................................................      2,100,000       2,035,278
    Spieker Properties L.P.
      6.900% 01/15/2004...................................................................      2,450,000       2,416,460

                                       -
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
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       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                       -- COLUMBIA BALANCED FUND, INC. --
                       ----------------------------------

                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Corporate Bonds (Continued)

    United Dominion Realty Trust
     Series A Medium Term Note
      7.020% 11/15/2005...................................................................  $   5,050,000  $    4,977,937
    Wachovia Bank
     Medium Term Note
      6.000% 03/15/1999...................................................................      1,425,000       1,421,010
                                                                                                           --------------
                                                                                                               33,642,823
                                                                                                           --------------
  Utility (0.5%)
    GTE Corp.
      8.850% 03/01/1998...................................................................        750,000         773,265
    GTE North, Inc.
      5.500% 02/15/1999...................................................................      2,905,000       2,866,625
                                                                                                           --------------
                                                                                                                3,639,890
                                                                                                           --------------
  Yankee (0.6%)
    Hydro-Quebec
      8.000% 02/01/2013...................................................................      1,520,000       1,614,651
    Manitoba Province
      7.750% 02/01/2002...................................................................        700,000         735,049
    Ontario Province CDA
      6.000% 02/21/2006...................................................................      1,725,000       1,640,906
                                                                                                           --------------
                                                                                                                3,990,606
                                                                                                           --------------
    Total Corporate Bonds
     (Cost $72,965,378) ..................................................................                     73,011,110
                                                                                                           --------------
    Total investments, excluding temporary
     cash investments
     (Cost $577,068,626) .................................................................                    633,117,994
                                                                                                           --------------
                                                                                              Shares or
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
Repurchase Agreements (5.5%)
    Goldman Sachs Corp.
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $32,739,073.
     Collateralized by U.S. Treasury Bond
     6.500% due 11/15/2026. ..............................................................  $  32,727,709  $   32,727,709
    J.P. Morgan Securities, Inc.
     6.789% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $4,001,484.
     Collateralized by U.S. Treasury Bonds
     6.000% to 14.000%
     due 05/15/2005 to 11/15/2026,
     U.S. Treasury Notes
     5.625% to 8.750%
     due 10/31/1997 to 02/15/2006. .......................................................      4,000,000       4,000,000
                                                                                                           --------------
    Total Repurchase Agreements
     (Cost $36,727,709) ..................................................................                     36,727,709
                                                                                                           --------------
Total Investments (99.6%)
 (Cost $613,796,335)......................................................................                    669,845,703
Receivables less liabilities (0.4%).......................................................                      2,747,217
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $  672,592,920
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.
 *  Non-income producing

                  The accompanying notes are an integral part
                          of the financial statements.

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
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                                     [LOGO]
-----------------------                                  -----------------------

                      -- COLUMBIA DAILY INCOME COMPANY --
                      -----------------------------------

                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
Commercial Paper (99.8%)
    A. I. Credit Corp.
      5.270% 02/20/1997...................................................................  $  10,000,000  $    9,925,342
    Air Products & Chemicals, Inc.
      5.310% 01/21/1997...................................................................      5,000,000       4,984,512
      5.280% 02/24/1997...................................................................      9,000,000       8,927,400
      5.400% 03/28/1997...................................................................      7,000,000       6,908,650
    American Express Credit Corp.
      5.320% 01/31/1997...................................................................      5,000,000       4,977,095
      5.300% 02/27/1997...................................................................     10,000,000       9,914,611
      5.300% 03/13/1997...................................................................     10,000,000       9,894,000
    American General Finance Corp.
      5.310% 01/23/1997...................................................................      5,000,000       4,983,038
      5.280% 02/11/1997...................................................................     10,000,000       9,938,400
    Ameritech Capital Funding Corp.
      5.300% 02/06/1997...................................................................     11,900,000      11,835,178
    Associates Corp. of North America
      6.750% 01/02/1997...................................................................     23,000,000      22,991,375
    Atlantic Richfield Co.
      5.290% 01/17/1997...................................................................     10,000,000       9,975,020
      5.320% 01/27/1997...................................................................     15,000,000      14,940,150
    Avco Financial Services, Inc.
      5.305% 01/31/1997...................................................................      5,000,000       4,977,159
      5.300% 02/04/1997...................................................................     10,000,000       9,948,472
      5.310% 02/05/1997...................................................................     10,000,000       9,946,900
    BP America, Inc.
      6.750% 01/02/1997...................................................................     18,000,000      17,993,250
    Bank of America, FSB
      5.290% 03/07/1997...................................................................     10,000,000       9,903,017
      5.370% 03/18/1997...................................................................     10,000,000       9,885,142
    Barclays U.S. Funding Corp.
      5.600% 01/08/1997...................................................................     10,000,000       9,987,556
      5.430% 01/29/1997...................................................................      5,000,000       4,978,129
      5.280% 02/11/1997...................................................................     10,000,000       9,938,400
    BellSouth Capital Funding Corp.
      5.300% 01/22/1997...................................................................      5,000,000       4,983,806
      5.300% 02/03/1997...................................................................     10,000,000       9,949,945
    Beneficial Corp.
      5.310% 01/21/1997...................................................................      5,000,000       4,984,513
      5.290% 02/10/1997...................................................................     10,000,000       9,939,753
      5.280% 03/06/1997...................................................................     10,000,000       9,904,667
    Brown-Forman Corp.
      5.440% 01/13/1997...................................................................     10,263,000      10,242,839
      5.310% 02/25/1997...................................................................     10,043,000       9,960,045
      5.310% 03/03/1997...................................................................      5,000,000       4,954,275
    CIT Group Holdings, Inc.
      5.600% 01/07/1997...................................................................     15,000,000      14,983,667
      5.410% 03/17/1997...................................................................      5,000,000       4,942,895

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Cargill Global Funding
      5.300% 03/10/1997...................................................................  $   5,000,000  $    4,949,208
      5.300% 03/10/1997...................................................................      5,000,000       4,949,208
      5.310% 03/10/1997...................................................................      7,000,000       6,928,758
    Chevron Transport Co.
      5.300% 02/10/1997...................................................................      5,000,000       4,969,819
      5.340% 03/17/1997...................................................................     13,000,000      12,853,447
    Clorox Co.
      5.320% 02/28/1997...................................................................      5,000,000       4,956,406
      5.320% 03/11/1997...................................................................     10,000,000       9,896,556
      5.320% 03/14/1997...................................................................     10,000,000       9,892,123
    Colgate-Palmolive Co.
      5.300% 02/03/1997...................................................................      5,000,000       4,974,972
    Deere (John) Capital Corp.
      5.300% 02/05/1997...................................................................      5,000,000       4,973,500
      5.370% 02/07/1997...................................................................     10,000,000       9,943,317
      5.300% 02/26/1997...................................................................     10,000,000       9,916,083
    Disney (Walt) Co.
      5.290% 01/23/1997...................................................................      5,000,000       4,983,101
      5.400% 01/24/1997...................................................................     10,000,000       9,964,000
      5.290% 02/03/1997...................................................................     10,000,000       9,950,039
    DuPont (E.I.) de Nemours & Co.
      5.260% 02/20/1997...................................................................     22,000,000      21,836,064
    Ford Motor Credit Co.
      5.880% 01/03/1997...................................................................     10,000,000       9,995,100
      5.900% 01/03/1997...................................................................      1,052,000       1,051,483
      5.550% 01/09/1997...................................................................      5,000,000       4,993,063
      5.300% 01/14/1997...................................................................     10,000,000       9,979,389
    General Electric Capital Corp.
      5.310% 01/21/1997...................................................................     10,000,000       9,969,025
      5.310% 02/05/1997...................................................................      5,000,000       4,973,450
      5.290% 02/14/1997...................................................................      5,000,000       4,966,938
    General Electric Capital Services, Inc.
      5.310% 02/10/1997...................................................................      5,000,000       4,969,763
    Gillette Co., The
      5.280% 03/05/1997...................................................................      5,000,000       4,953,067
    Glaxo Wellcome plc
      6.050% 01/03/1997...................................................................      5,646,000       5,643,153
      5.320% 01/17/1997...................................................................     10,000,000       9,974,878
      5.320% 03/07/1997...................................................................      5,000,000       4,951,234
    Goldman Sachs Group L.P.
      5.420% 02/04/1997...................................................................      5,000,000       4,973,653
      5.300% 03/04/1997...................................................................     20,000,000      19,814,500
    Heinz, (H.J.) Co.
      5.530% 01/10/1997...................................................................      8,400,000       8,387,097

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
-----------------------                                  -----------------------

                      -- COLUMBIA DAILY INCOME COMPANY --
                      -----------------------------------

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Commercial Paper (Continued)

    Household Finance Corp.
      5.310% 01/28/1997...................................................................  $   5,000,000  $    4,979,350
      5.330% 01/30/1997...................................................................     10,000,000       9,955,584
      5.300% 02/13/1997...................................................................     10,000,000       9,935,222
    Idaho Power Co.
      5.500% 01/10/1997...................................................................      2,150,000       2,146,715
    Knight-Ridder, Inc.
      5.280% 01/15/1997...................................................................     15,000,000      14,967,000
    Lincoln National Corp.
      5.280% 02/19/1997...................................................................     10,000,000       9,926,667
    Lubrizol Corp.
      5.650% 01/06/1997...................................................................      1,531,000       1,529,558
    Merrill Lynch & Co., Inc.
      5.330% 01/23/1997...................................................................      5,000,000       4,982,974
      5.330% 01/30/1997...................................................................      5,000,000       4,977,792
      5.340% 02/11/1997...................................................................      5,000,000       4,968,850
      5.300% 02/12/1997...................................................................     10,000,000       9,936,695
    MetLife Funding, Inc.
      5.280% 02/18/1997...................................................................     15,000,000      14,892,200
      5.270% 02/21/1997...................................................................     10,000,000       9,923,878
    Monsanto Co.
      5.280% 02/12/1997...................................................................      5,000,000       4,968,467
      5.600% 02/19/1997...................................................................      1,500,000       1,488,334
      5.380% 03/19/1997...................................................................      8,310,000       8,213,133
    Morgan (J.P.) & Co., Inc.
      5.300% 03/03/1997...................................................................     20,000,000      19,817,445
      5.370% 03/20/1997...................................................................      5,000,000       4,941,079
    Morgan Stanley Group, Inc.
      5.370% 02/14/1997...................................................................     10,000,000       9,932,875
      5.310% 02/19/1997...................................................................     10,000,000       9,926,250
      5.340% 03/14/1997...................................................................      5,000,000       4,945,859
    National Rural Utilities Cooperative Finance Corp.
      5.310% 01/30/1997...................................................................      5,000,000       4,977,875
      5.280% 02/04/1997...................................................................     11,900,000      11,838,913
      5.290% 02/13/1997...................................................................      2,000,000       1,987,069
    Norwest Corp.
      5.310% 01/29/1997...................................................................      5,000,000       4,978,613
    Norwest Financial, Inc.
      5.320% 02/12/1997...................................................................      5,000,000       4,968,228
      5.280% 02/25/1997...................................................................     13,000,000      12,893,227
    PacifiCorp
      5.310% 01/22/1997...................................................................     10,000,000       9,967,550
    Pfizer, Inc.
      5.300% 03/12/1997...................................................................     10,000,000       9,895,472
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Procter & Gamble Co.
      5.280% 01/16/1997...................................................................  $  10,000,000  $    9,976,533
    Prudential Funding Corp.
      5.620% 01/06/1997...................................................................     10,000,000       9,990,633
      5.620% 01/09/1997...................................................................      5,000,000       4,992,975
      5.420% 01/22/1997...................................................................     10,000,000       9,966,878
    Sara Lee Corp.
      6.250% 01/07/1997...................................................................     10,000,000       9,987,847
    Siemens Corp.
      5.310% 01/23/1997...................................................................      7,000,000       6,976,253
    Sonoco Products Co.
      5.300% 02/18/1997...................................................................      5,000,000       4,963,931
      5.290% 02/21/1997...................................................................      7,000,000       6,946,512
    Southern California Gas Co.
      5.300% 01/28/1997...................................................................     10,000,000       9,958,778
    Southern New England Telecom
      5.430% 01/13/1997...................................................................     15,000,000      14,970,588
    USAA Capital Corp.
      5.300% 01/29/1997...................................................................      5,000,000       4,978,653
    Weyerhaeuser Co.
      5.280% 01/16/1997...................................................................      3,700,000       3,691,317
      5.280% 01/16/1997...................................................................      3,000,000       2,992,960
      5.290% 01/16/1997...................................................................     11,000,000      10,974,138
                                                                                                           --------------
    Total Commercial Paper
     (Cost $888,362,465) .................................................................                    888,362,465
                                                                                                           --------------
Repurchase Agreement (1.6%)
    Goldman Sachs Corp.
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $13,701,038.
     Collateralized by U.S. Treasury Bond
     6.500% due 11/15/2026
     (Cost $13,696,282) ..................................................................     13,696,282      13,696,282
                                                                                                           --------------
Total Investments (101.4%)
 (Cost $902,058,747, including $5,630,973 accrued interest receivable)....................                    902,058,747
Cash and receivables less liabilities (-1.4%).............................................                    (12,258,778)
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $  889,799,969
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.

                  The accompanying notes are an integral part
                          of the financial statements.

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
--------------                                                    --------------

              -- COLUMBIA U.S. GOVERNMENT SECURITIES FUND, INC. --
              ----------------------------------------------------

                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
U.S. Treasury Notes (99.4%)
      5.750% 10/31/1997...................................................................  $  16,500,000  $   16,523,265
      8.875% 02/15/1999...................................................................      2,800,000       2,961,868
      6.875% 08/31/1999...................................................................     10,875,000      11,100,983
      5.875% 11/15/1999...................................................................     10,000,000       9,960,900
                                                                                                           --------------
    Total U.S. Treasury Notes
     (Cost $40,519,829) ..................................................................                     40,547,016
Repurchase Agreement (0.9%)
    Goldman Sachs Corp.
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $351,192.
     Collateralized by U.S. Treasury Bond
     6.5000% due 11/15/2026
     (Cost $351,070) .....................................................................        351,070         351,070
                                                                                                           --------------
Total Investments (100.3%)
 (Cost $40,870,899).......................................................................                     40,898,086
Receivables less liabilities (-0.3%)......................................................                       (121,745)
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $   40,776,341
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.

                  The accompanying notes are an integral part
                          of the financial statements.

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
----------------                                                ----------------

               -- COLUMBIA FIXED INCOME SECURITIES FUND, INC. --
               -------------------------------------------------

                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
U.S. Government, Federal Agency Obligations (61.6%)
  U.S. Treasury Bonds & Notes (22.9%)
    U.S. Treasury Bonds
     12.000% 05/15/2005...................................................................  $   2,900,000  $    3,941,796
     12.000% 08/15/2013...................................................................     14,220,000      20,352,659
      8.125% 08/15/2019...................................................................     12,830,000      14,859,706
    U.S. Treasury Notes
      8.750% 10/15/1997...................................................................     21,140,000      21,663,638
      5.750% 10/31/1997...................................................................     20,905,000      20,934,476
                                                                                                           --------------
                                                                                                               81,752,275
                                                                                                           --------------
  Other Government Agency Obligation (1.5%)
    Farm Credit Systems Financial Assistance Corp. Series A
      9.375% 07/21/2003...................................................................      4,660,000       5,363,380
                                                                                                           --------------
  Government National Mortgage Association (GNMA) (8.8%)
      8.000% 07/20/2026 - 11/20/2026
       (GNMA II)..........................................................................     29,384,675      29,848,365
      8.000% 10/15/2025 - 11/15/2026......................................................      1,314,444       1,340,943
                                                                                                           --------------
                                                                                                               31,189,308
                                                                                                           --------------
  Government National Mortgage Association
   Graduated Payment Mortgage (GNMA GPM) (0.2%)
      9.000% 05/15/2009...................................................................        540,084         566,414
                                                                                                           --------------
  Federal Housing Administration (FHA) (2.3%)
    FHA Norwest Insured Project Pool #40
      7.430% 08/01/2021...................................................................      2,704,079       2,759,865
    FHA Insured Project Pool #2022
      7.430% 12/01/2020...................................................................      1,414,976       1,435,316
    FHA Insured Project Pool #1984-D
      9.680% 02/01/2024...................................................................        825,790         864,239
    FHA Insured Project Pool #051-11078
      8.350% 04/01/2030...................................................................      2,228,569       2,293,509
    FHA Insured Project Pool #092-35499
      8.450% 11/15/2031...................................................................        793,388         820,411
                                                                                                           --------------
                                                                                                                8,173,340
                                                                                                           --------------
  Federal Home Loan Mortgage Corporation (FHLMC) (2.5%)
      7.500% 06/01/2010 - 11/01/2011......................................................      8,669,531       8,794,199
                                                                                                           --------------
  Agency Collateralized Mortgage Obligations (23.4%)
    American Southwest Financial Corp.
     Series 64 Cl. E
      8.500% 06/17/2019...................................................................        905,463         903,200
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1547 Cl. C
      5.750% 04/15/2023...................................................................        350,905         318,667
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1632 Cl. B
      6.000% 11/15/2023...................................................................      2,687,704       2,447,504

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1763 Cl. H
      8.250% 07/15/2023...................................................................  $     692,000  $      725,299
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1779 Cl. G
      9.500% 12/15/2023...................................................................      1,000,000       1,083,750
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1795 Cl. A
      7.000% 11/15/2022...................................................................      1,331,330       1,331,330
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1895 Cl. B
      7.500% 12/15/2023...................................................................      3,200,000       3,180,992
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1897 Cl. E
      7.000% 07/15/2024...................................................................      6,000,000       5,769,360
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1890 Cl. K
      7.000% 03/15/2022...................................................................      1,280,000       1,259,405
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1904 Cl. AB
      7.000% 07/15/2022...................................................................      5,803,934       5,805,733
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1904 Cl. B
      7.000% 07/15/2022...................................................................      2,567,000       2,525,286
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1920 Cl. D
      7.000% 01/15/2009...................................................................      2,080,000       2,068,310
    FHLMC GNMA Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 31 Cl. D
      0.000% 01/25/2006...................................................................      3,618,977       2,456,381
    FHLMC GNMA Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 35 Cl. PH
      7.750% 03/17/2023...................................................................      1,580,000       1,633,815
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1991-94 Cl. C
      0.000% 01/25/1999...................................................................      2,969,467       2,768,107
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1992-214 Cl. PL
      7.500% 05/25/2021...................................................................      1,700,000       1,746,206
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1994-20 Cl. PJ
      5.800% 05/25/2004...................................................................        410,000         408,331
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1996-G1 Cl. PG
      7.500% 06/17/2022...................................................................      3,500,000       3,574,375
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1996-G3 Cl. C
      7.500% 03/20/2024...................................................................      2,400,000       2,386,512

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
----------------                                                ----------------

               -- COLUMBIA FIXED INCOME SECURITIES FUND, INC. --
               -------------------------------------------------

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

U.S. Government, Federal Agency Obligations (Continued)

    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1996-W2 Cl. A5
      7.550% 06/25/2026...................................................................  $   2,770,000  $    2,824,957
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1996-W3 Cl. A5
      7.550% 08/25/2026...................................................................      1,914,000       1,952,586
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1996-28 Cl. AB
      7.000% 09/25/2023...................................................................      3,010,000       2,882,075
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1996-46 Cl. G
      7.500% 06/25/2024...................................................................      8,212,400       8,173,884
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1996-48 Cl. B
      7.500% 12/25/2024...................................................................      8,717,000       8,783,772
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1996-51 Cl. AL
      7.000% 12/18/2024...................................................................      3,620,000       3,496,703
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1996-51 Cl. AT
      7.000% 12/18/2023...................................................................      5,190,000       5,025,373
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1996-51 Cl. J
      7.000% 05/18/2024...................................................................      6,037,795       6,042,504
    Puerto Rico Housing Finance Corp.
     Series A Cl. 4
      9.000% 07/20/2017...................................................................      1,045,699       1,045,699
    U.S. VA Vendee Mtg. Gtd. REMIC
     Pass Thru Ctf. 1995-1C Cl. 3E
      8.000% 07/15/2018...................................................................        870,000         903,852
                                                                                                           --------------
                                                                                                               83,523,968
                                                                                                           --------------
    Total U.S. Government,
     Federal Agency Obligations
     (Cost $217,124,849) .................................................................                    219,362,884
                                                                                                           --------------
Other Securitized Loans (8.8%)
  Collateralized Mortgage Obligations (8.8%)
    Bear Stearns Mortgage Securities, Inc. Series 1996-2 Cl. A1
      6.910% 01/25/2025...................................................................      2,867,109       2,763,177
    Bear Stearns Mortgage Securities, Inc. Series 1996-4 Cl. AI7
      8.125% 09/25/2027...................................................................      5,486,000       5,601,700
    Bear Stearns Mortgage Securities, Inc. Series 1996-5 Cl. A7
      8.125% 09/25/2027...................................................................      3,712,000       3,792,031
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Residential Asset Securitization Trust
     Series 1996-A7 Cl. A3
      9.500% 10/25/2026...................................................................  $   2,056,584  $    2,130,497
    Residential Funding Mtg. Sec., Inc.
     Series 1993-S45 Cl. A10
      8.000% 12/25/2023...................................................................      1,250,000       1,285,162
    Residential Accredit Loans, Inc.
     Series 1996-QS4 Cl. AI6
      8.000% 08/25/2026...................................................................      3,500,000       3,553,585
    Residential Accredit Loans, Inc.
     Series 1996-QS5 Class AI8
      8.000% 09/25/2026...................................................................      1,440,000       1,461,931
    Salomon Brothers Mortgage
     Securities VII, Inc.
     Series 1993-3 Cl. A4
      7.200% 08/25/2023...................................................................      4,509,000       4,478,700
    Saxon Asset Securities Co.
     Series 1996-1 Cl. A2
      8.060% 09/25/2027...................................................................      6,265,000       6,352,146
                                                                                                           --------------
    Total Other Securitized Loans
     (Cost $30,980,581) ..................................................................                     31,418,929
                                                                                                           --------------
Corporate Bonds (24.9%)
  Industrial (12.1%)
    American Standard, Inc. Step-Up Coupon
      0.000% to 06/01/1998, then 10.500% to 06/01/2005....................................        500,000         465,000
    Ethan Allen, Inc.
      8.750% 03/15/2001...................................................................        975,000       1,010,344
    Federated Department Stores, Inc.
     10.000% 02/15/2001...................................................................        600,000         651,738
    Foster Wheeler Corp.
      6.750% 11/15/2005...................................................................      2,925,000       2,826,193
    Freeport-McMoRan Resource Partners L.P.
      8.750% 02/15/2004...................................................................        500,000         518,750
    Harrahs Operating, Inc.
     10.875% 04/15/2002...................................................................      1,250,000       1,318,750
    Hospital Corp. America
      0.000% 06/01/1997...................................................................      1,750,000       1,711,132
    La Quinta Inns, Inc.
      9.250% 05/15/2003...................................................................        375,000         391,875
    Lenfest Communications, Inc.
      8.375% 11/01/2005...................................................................      2,100,000       2,029,125
    Lockheed Martin Corp.
      6.625% 06/15/1998...................................................................      6,400,000       6,449,344
    Louis Dreyfus Natural Gas Corp.
      9.250% 06/15/2004...................................................................        650,000         692,673
    Marriott International, Inc.
      6.750% 12/01/2009...................................................................      3,000,000       2,810,550

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
----------------                                                ----------------

               -- COLUMBIA FIXED INCOME SECURITIES FUND, INC. --
               -------------------------------------------------

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Corporate Bonds (Continued)

    Nabisco, Inc.
      6.700% 06/15/2002...................................................................  $   3,750,000  $    3,712,725
    News America Holdings, Inc.
      7.600% 10/11/2015...................................................................      6,250,000       5,965,500
    Occidental Petroleum Corp.
     10.125% 11/15/2001...................................................................      1,285,000       1,463,654
    Royal Caribbean Cruises Ltd.
     11.375% 05/15/2002...................................................................      2,900,000       3,088,500
    Sears, Roebuck Acceptance Corp.
     Medium Term Notes
      6.400% 10/11/2000...................................................................      4,525,000       4,504,683
    Time Warner Entertainment Co. L.P.
      8.375% 03/15/2023...................................................................      2,600,000       2,636,062
    Time Warner, Inc.
      9.125% 01/15/2013...................................................................        800,000         873,360
                                                                                                           --------------
                                                                                                               43,119,958
                                                                                                           --------------
  Financial (8.8%)
    Aetna Services, Inc.
      7.625% 08/15/2026...................................................................      5,000,000       5,041,700
    California Hotel Finance Corp.
     11.000% 12/01/2002...................................................................        350,000         365,750
    Ford Motor Credit Co.
      6.850% 08/15/2000...................................................................      4,000,000       4,036,760
    Goldman Sachs Group L.P. (144A)
      6.750% 02/15/2006...................................................................      3,700,000       3,611,274
    Health Care Properties, Inc.
      6.500% 02/15/2006...................................................................      6,400,000       6,074,368
    Mellon Financial Co.
      7.625% 11/15/1999...................................................................      5,200,000       5,366,920
    USL Capital Corp.
      6.500% 12/01/2003...................................................................      3,350,000       3,281,627
    United Dominion Realty Trust
     Series A Medium Term Note
      7.020% 11/15/2005...................................................................      3,725,000       3,671,844
                                                                                                           --------------
                                                                                                               31,450,243
                                                                                                           --------------
  Utility (1.6%)
    California Energy, Inc.
      9.875% 06/30/2003...................................................................        350,000         367,500
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Northern Indiana Public Service Co. Medium Term Note
      6.900% 06/01/2000...................................................................  $   1,250,000  $    1,265,000
      6.750% 06/01/2000...................................................................      2,500,000       2,518,675
    Pacificorp
     Medium Term Note
      6.120% 01/15/2006...................................................................      1,825,000       1,728,019
                                                                                                           --------------
                                                                                                                5,879,194
                                                                                                           --------------
  Yankee (2.4%)
    Manitoba Province
      7.750% 02/01/2002...................................................................      2,685,000       2,819,438
    Ontario Province CDA
      6.000% 02/21/2006...................................................................      6,000,000       5,707,500
                                                                                                           --------------
                                                                                                                8,526,938
                                                                                                           --------------
    Total Corporate Bonds
     (Cost $89,647,272) ..................................................................                     88,976,333
                                                                                                           --------------
    Total investments, excluding temporary cash investment
     (Cost $337,752,702) .................................................................                    339,758,146
                                                                                                           --------------
Repurchase Agreement (3.7%)
    Goldman Sachs Corp.
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $13,101,923.
     Collateralized by U.S. Treasury Bond
     6.500% due 11/15/2026
     (Cost $13,097,375) ..................................................................     13,097,375      13,097,375
                                                                                                           --------------
Total Investments (99.0%)
 (Cost $350,850,077)......................................................................                    352,855,521
Receivables less liabilities (1.0%).......................................................                      3,565,375
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $  356,420,896
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.

                  The accompanying notes are an integral part
                          of the financial statements.

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                    -- COLUMBIA MUNICIPAL BOND FUND, INC. --
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
                                                                                              Principal
December 31, 1996                                                                              Amount         Value(1)
                                                                                            -------------  --------------
State of Oregon General Obligation Bonds (13.3%)
    Board of Higher Education Series A
      6.350% 08/01/2014...................................................................  $   1,535,000  $    1,642,450
      0.000% 08/01/2014...................................................................        450,000         168,750
      5.900% 08/01/2018...................................................................      1,000,000       1,025,000
    Board of Higher Education Refunding Series B
      6.250% 10/15/2012...................................................................      1,015,000       1,064,481
    Elderly & Disabled Housing Refunding Series B
      6.250% 08/01/2013...................................................................      1,000,000       1,057,500
    Pollution Control Series C
      5.625% 06/01/2013...................................................................      3,495,000       3,495,000
      5.900% 06/01/2014...................................................................      4,705,000       4,716,762
    Veterans' Welfare
     11.250% 10/01/1998...................................................................      2,885,000       3,231,200
      9.000% 04/01/1999...................................................................      1,800,000       1,982,250
     11.000% 06/01/1999...................................................................        865,000         997,994
      7.000% 07/01/2000...................................................................      1,350,000       1,471,500
      9.000% 10/01/2000...................................................................      1,010,000       1,172,862
     11.000% 12/01/2000...................................................................        780,000         966,225
      0.000% 07/01/2001...................................................................      1,200,000         979,500
      6.000% 08/01/2002...................................................................      2,000,000       2,147,500
      6.000% 02/01/2004...................................................................        695,000         749,731
      9.000% 04/01/2004...................................................................        260,000         326,625
      9.000% 04/01/2005...................................................................        960,000       1,231,200
      6.750% 05/01/2005...................................................................      2,080,000       2,360,800
      9.000% 10/01/2005...................................................................      1,585,000       2,054,556
      7.250% 01/01/2007...................................................................      1,365,000       1,614,112
      9.200% 04/01/2007...................................................................      1,095,000       1,464,563
      8.250% 07/01/2007...................................................................        510,000         645,788
      9.200% 10/01/2007...................................................................      1,200,000       1,620,000
      8.000% 01/01/2008...................................................................      1,160,000       1,445,650
      7.300% 07/01/2008...................................................................        630,000         755,213
      8.000% 07/01/2008...................................................................        480,000         601,800
      6.875% 12/01/2013...................................................................      3,370,000       3,589,050
      5.850% 10/01/2015...................................................................      1,105,000       1,132,625
      7.000% 12/01/2015...................................................................      2,125,000       2,271,094
      0.000% 12/01/2017...................................................................      2,000,000       2,000,000
                                                                                                           --------------
    Total State of Oregon General
     Obligation Bonds
     (Cost $47,693,355) ..................................................................                     49,981,781
                                                                                                           --------------

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
Oregon General Obligation Bonds (24.9%)
    Clackamas & Washington Counties
     School District #3JT
     West Linn-Wilsonville
      5.875% 08/01/2009...................................................................  $   1,000,000  $    1,037,500
      5.875% 10/01/2009...................................................................      2,550,000       2,667,937
    Clackamas County School District #1
      6.250% 07/01/2002...................................................................        925,000         972,406
      6.300% 07/01/2003...................................................................        700,000         735,875
      6.500% 07/01/2004...................................................................      1,235,000       1,306,012
      6.500% 07/01/2005...................................................................      1,355,000       1,429,525
      6.500% 07/01/2006...................................................................      1,485,000       1,562,962
    Clackamas County School District #7J
     Lake Oswego Series A
      5.300% 06/15/2005...................................................................      1,000,000       1,036,250
      5.500% 06/15/2006...................................................................      1,000,000       1,042,500
      5.700% 06/15/2010...................................................................      2,735,000       2,806,794
    Clackamas County School District #12 North Clackamas
      4.650% 06/01/2004...................................................................        750,000         742,500
    Clackamas Community College District
      5.250% 12/01/2009...................................................................      1,270,000       1,274,762
    Deschutes County Administrative School District #1 Bend-Lapine
      0.000% 02/01/2000...................................................................      1,175,000       1,026,656
      0.000% 02/01/2001...................................................................      1,135,000         950,562
      0.000% 02/01/2002...................................................................      1,445,000       1,150,581
      5.800% 02/01/2004...................................................................        780,000         821,925
      5.900% 02/01/2005...................................................................        980,000       1,031,450
    Eugene Public Safety Facilities
      6.000% 06/01/2005...................................................................        850,000         925,437
      5.625% 06/01/2013...................................................................      1,295,000       1,307,950
    Jackson County School District #549C Medford
      5.375% 06/01/2012...................................................................      1,200,000       1,177,500
    Lane County Area Education District
     Lane Community College
      5.300% 06/01/2007...................................................................      1,000,000       1,036,250
      4.850% 06/01/2008...................................................................      4,080,000       4,029,000
      5.000% 06/01/2009...................................................................      1,000,000         991,250
    Lane County School District #1
     Pleasant Hill
      5.350% 12/01/2012...................................................................        650,000         638,625
      5.450% 12/01/2013...................................................................        725,000         719,563

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---------------------                                      ---------------------

                    -- COLUMBIA MUNICIPAL BOND FUND, INC. --
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
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Oregon General Obligation Bonds (Continued)

    Lane County School District #4J Eugene
      0.000% 07/01/2001...................................................................  $   2,015,000  $    1,647,263
      0.000% 01/01/2003...................................................................      1,345,000       1,017,156
      0.000% 07/01/2003...................................................................      1,480,000       1,093,350
      0.000% 01/01/2005...................................................................      1,395,000         948,600
      0.000% 07/01/2005...................................................................      2,325,000       1,543,219
      5.250% 07/01/2008...................................................................        590,000         595,900
    Lane County School District #19
     Springfield Refunding
      0.000% 02/01/1999...................................................................        470,000         430,050
    Metro Open Spaces Program Series C
      5.100% 09/01/2009...................................................................      2,375,000       2,327,500
    Metro Washington Park Zoo Series A
      5.250% 01/15/2009...................................................................      1,040,000       1,043,900
    Multnomah-Clackamas Counties
     School District #10JT Gresham
      5.250% 06/01/2017...................................................................      1,620,000       1,534,950
    Multnomah-Clackamas Counties
     School District #51JT Riverdale
      5.750% 06/01/2016...................................................................      2,270,000       2,309,725
    Multnomah County Public Improvements
      5.250% 10/01/2013...................................................................      1,800,000       1,759,500
    Multnomah County School District #1J Portland
      4.250% 06/01/2003...................................................................      5,000,000       4,900,000
      5.000% 06/01/2004...................................................................      1,000,000       1,017,500
    Multnomah County School District #4 Gresham
      6.100% 01/01/2008...................................................................      3,000,000       3,157,500
      6.100% 01/01/2009...................................................................        200,000         209,750
    Multnomah County School District #7 Reynolds
      5.250% 06/01/2011...................................................................      1,500,000       1,481,250
    Multnomah County School District #40 David Douglas
      7.100% 06/01/2002...................................................................        880,000         984,500
    Port of Portland Series A
      4.500% 03/01/2006...................................................................      2,000,000       1,932,500
      0.000% 03/01/2007...................................................................      3,000,000       1,785,000
    Portland Public Improvements Series A
      5.750% 06/01/2014...................................................................      2,560,000       2,585,600
    Portland Public Improvements Series B
      4.625% 12/01/2010...................................................................      1,680,000       1,677,900
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Portland Recreational Facilities Improvements Series A
      5.750% 06/01/2012...................................................................  $   1,370,000  $    1,414,525
      5.750% 06/01/2013...................................................................      1,345,000       1,383,669
      5.750% 06/01/2015...................................................................      1,155,000       1,183,875
    Portland Recreational Facilities Improvements Series B
      5.500% 06/01/2009...................................................................      2,115,000       2,146,725
      5.750% 06/01/2014...................................................................      1,750,000       1,800,313
      5.750% 06/01/2015...................................................................      2,955,000       3,021,488
    Portland Community College District
      0.000% 07/01/2007...................................................................      2,025,000       1,184,625
      6.000% 07/01/2012...................................................................      1,500,000       1,554,375
    Tri-County Metropolitan Transportation District Light Rail Extension Series A
      6.000% 07/01/2012...................................................................      3,495,000       3,630,431
    Tualatin Hills Park & Recreation District
      5.700% 03/01/2009...................................................................      1,340,000       1,363,450
      5.750% 03/01/2010...................................................................        730,000         740,038
    Washington County Refunding
      6.200% 12/01/2007...................................................................      1,500,000       1,590,000
    Washington & Clackamas Counties
     School District #23J
     Tigard Refunding
      5.400% 01/01/2010...................................................................      1,720,000       1,722,150
    Washington County School District #48J Beaverton Series B
      6.150% 06/01/2008...................................................................      1,010,000       1,056,713
    Washington County School District #48J Beaverton Series C
      7.800% 06/01/2003...................................................................      1,200,000       1,405,500
                                                                                                           --------------
    Total Oregon General Obligation Bonds
     (Cost $91,259,282) ..................................................................                     93,602,262
                                                                                                           --------------
Oregon Revenue Bonds (19.5%)
    Clackamas County Hospital Facility
     Authority Elderly Housing
     Willamette View Income Project
      7.000% 11/15/2011...................................................................      1,445,000       1,551,569
    Clackamas County Hospital Facility Authority Robison Jewish Home Project
      6.250% 10/01/2021...................................................................      2,000,000       2,000,000
    Clackamas County Hospital Facility Authority GNMA Collateral Jennings Lodge
      7.500% 10/20/2031...................................................................      1,030,000       1,114,975

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
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Oregon Revenue Bonds (Continued)

    Clackamas County Housing Authority Multifamily Housing Easton Ridge Series A
      5.800% 12/01/2016...................................................................  $   1,755,000  $    1,737,450
    Deschutes County Hospital Facility Authority
      5.750% 01/01/2009...................................................................      1,670,000       1,703,400
    Deschutes Valley Water District
      5.875% 09/01/2005...................................................................      3,200,000       3,340,000
    Eugene Electric Utility
      5.800% 08/01/2008...................................................................      1,435,000       1,485,225
      5.800% 08/01/2009...................................................................      1,300,000       1,339,000
      5.750% 08/01/2011...................................................................        715,000         730,194
      5.000% 08/01/2017...................................................................      1,480,000       1,370,850
    Eugene Trojan Nuclear Project
      5.750% 09/01/1997...................................................................      1,500,000       1,504,545
      5.750% 09/01/1998...................................................................      1,500,000       1,503,615
    Gresham Sewer
      5.350% 06/01/2006...................................................................        860,000         883,650
    Gresham Stormwater
      6.100% 10/01/2009...................................................................      1,115,000       1,186,081
    Lebanon Wastewater Refunding
      5.750% 06/01/2011...................................................................      1,225,000       1,228,062
    Metropolitan Service District
     Metro Central Transfer Station A
      5.125% 07/01/2009...................................................................      2,360,000       2,357,050
    Multnomah County Educational Facilities University Portland Project
      6.000% 04/01/2014...................................................................      1,225,000       1,257,156
    North Clackamas Parks & Recreation
     District Recreational Facilities
      5.700% 04/01/2013...................................................................      2,840,000       2,847,100
    Northern Wasco County
     People's Utility District Electric
      0.000% 02/01/2006...................................................................        610,000         373,625
      0.000% 02/01/2007...................................................................        585,000         332,719
      0.000% 02/01/2008...................................................................        610,000         321,775
      0.000% 02/01/2011...................................................................        500,000         213,125
    Oregon City Sewer
      6.500% 10/01/2007...................................................................        500,000         541,250
    Oregon Health, Housing, Educational & Cultural Facilities Authority
     Reed College Project Series A
      5.300% 07/01/2011...................................................................        500,000         490,000
    Oregon Housing Agency Mortgage
     Single-Family Mortgage Program Series A
      7.375% 07/01/2010...................................................................         60,000          61,725
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Oregon Housing & Community Services Department Housing Finance Assisted Insured
     Multi-Unit B
      6.800% 07/01/2013...................................................................  $   8,270,000  $    8,642,150
    Oregon Housing & Community Services Department Mortgage
     Single-Family Mortgage Program Series A
      6.800% 07/01/2016...................................................................      2,305,000       2,423,131
    Oregon Housing & Community Services Department Mortgage Single-Family Mortgage Program
     Series D
      6.700% 07/01/2013...................................................................      1,000,000       1,038,750
    Oregon Housing & Community Services Department Mortgage Single-Family Mortgage Program
     Series E
      6.750% 07/01/2016...................................................................      3,585,000       3,692,550
    Portland Hydroelectric Power
      6.800% 10/01/2004...................................................................        465,000         468,790
    Portland Parking Refunding
      6.375% 10/01/2012...................................................................      1,700,000       1,776,500
    Portland Sewer System Refunding Series A
      5.000% 03/01/2006...................................................................      1,175,000       1,180,875
      6.200% 06/01/2012...................................................................      5,540,000       5,830,850
      6.250% 06/01/2015...................................................................      3,730,000       3,916,500
    Portland Water System
      5.250% 08/01/2013...................................................................      2,615,000       2,575,775
    Prineville Sewer First Lien
      6.500% 07/01/2004...................................................................        500,000         537,500
      6.800% 07/01/2012...................................................................      1,050,000       1,151,063
    Reedsport Water
      7.000% 10/01/2014...................................................................        520,000         577,850
    South Fork Water Board First Lien
      5.450% 02/01/2014...................................................................      1,300,000       1,256,125
    Tri-County Metropolitan Transportation District Refunding Series A
      5.700% 08/01/2013...................................................................      3,000,000       3,033,750
    Washington County
     Unified Sewer Agency Revenue Series A
      6.200% 10/01/2010...................................................................      3,460,000       3,680,575
                                                                                                           --------------
    Total Oregon Revenue Bonds
     (Cost $70,506,772) ..................................................................                     73,256,875
                                                                                                           --------------
Oregon Insured Bonds (27.8%)
    Central Oregon Community College District
      5.800% 06/01/2007...................................................................        760,000         794,200
    Chemeketa Community College District
      5.950% 06/01/2016...................................................................      1,600,000       1,646,000

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---------------------                                      ---------------------

                    -- COLUMBIA MUNICIPAL BOND FUND, INC. --
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
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Oregon Insured Bonds (Continued)

    Clackamas County Health Facility Authority Revenue Refunding Adventist Health A
      6.350% 03/01/2009...................................................................  $   1,500,000  $    1,603,125
    Clackamas County School District #115 Gladstone
      6.150% 06/01/2014...................................................................      1,000,000       1,061,250
    Clatsop County Administrative School District #10
      5.875% 07/01/2012...................................................................        630,000         643,387
    Crook County School District
      4.900% 02/01/2009...................................................................      1,165,000       1,116,944
    Deschutes & Jefferson Counties School District #2J Redmond Refunding
      5.600% 06/01/2009...................................................................      1,000,000       1,021,250
    Hood River County School District
      5.650% 06/01/2008...................................................................      1,020,000       1,060,800
    Jefferson County School District #509J
      5.500% 06/15/2013...................................................................      1,400,000       1,410,500
    Josephine County School District #7
     Grants Pass
      5.700% 06/01/2013...................................................................      2,000,000       2,032,500
    Lane County School District #19 Springfield
      6.150% 10/15/2009...................................................................      1,500,000       1,616,250
    Lane County School District #52 Bethel
      6.250% 12/01/2007...................................................................        580,000         642,350
      6.400% 12/01/2009...................................................................        750,000         823,125
    Lincoln County School District
      6.000% 06/15/2006...................................................................        900,000         982,125
      6.000% 06/15/2007...................................................................      1,855,000       2,005,719
      6.000% 06/15/2008...................................................................      1,150,000       1,243,437
      6.000% 06/15/2009...................................................................      2,465,000       2,659,119
      5.600% 06/15/2010...................................................................      2,480,000       2,560,600
      5.250% 06/15/2012...................................................................      2,900,000       2,863,750
    Malheur County School District #26 Nyssa
      5.750% 06/01/2015...................................................................      1,910,000       1,948,200
    Marion & Linn County Elementary School District #77J Stayton
      6.250% 07/01/2013...................................................................      1,260,000       1,354,500
    Marion County School District #103C Woodburn Series B
      0.000% 11/01/2006...................................................................      2,000,000       1,235,000
      0.000% 11/01/2007...................................................................      2,000,000       1,165,000
      0.000% 11/01/2009...................................................................      2,500,000       1,293,750
      0.000% 11/01/2011...................................................................      1,710,000         780,187
    Medford Hospital Facility Authority Revenue Gross-Rogue Valley Health Services
      6.800% 12/01/2011...................................................................      1,320,000       1,430,550
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Morrow County School District #1
      6.000% 06/01/2006...................................................................  $     880,000  $      946,000
    Multnomah County School District #3 Parkrose
      5.400% 12/01/2005...................................................................      1,010,000       1,060,500
      5.700% 12/01/2008...................................................................      1,330,000       1,394,837
      5.700% 12/01/2009...................................................................      1,085,000       1,131,112
      5.500% 12/01/2011...................................................................      1,000,000       1,012,500
    Ontario Oregon Catholic Health
     Holy Rosary Medical Center
      5.500% 11/15/2012...................................................................      1,500,000       1,503,750
    Oregon Health Sciences University Revenue Series A
      0.000% 07/01/2009...................................................................      1,530,000         784,125
      0.000% 07/01/2012...................................................................      1,315,000         557,231
      0.000% 07/01/2014...................................................................      2,495,000         935,625
      0.000% 07/01/2015...................................................................      4,325,000       1,524,562
    Oregon Health Sciences University Revenue Series B
      4.875% 07/01/2007...................................................................      1,695,000       1,654,744
    Oregon Department of General Services Certificates Participation Series C
      5.800% 03/01/2015...................................................................        840,000         845,250
    Oregon Department of Administrative Services Certificates Participation Series A
      5.375% 11/01/2004...................................................................      1,500,000       1,546,875
      5.250% 05/01/2008...................................................................        950,000         958,312
      5.250% 11/01/2009...................................................................      2,460,000       2,460,000
      5.700% 05/01/2015...................................................................      1,000,000       1,006,250
      5.375% 11/01/2016...................................................................      4,260,000       4,137,525
    Oregon Department of Administrative Services Certificates Participation Series C
      5.500% 05/01/2011...................................................................      2,000,000       2,002,500
    Oregon Health, Housing, Educational & Cultural Facilities Authority
     Lewis & Clark College
      6.000% 10/01/2013...................................................................        965,000       1,008,425
    Port of Portland Airport Revenue Portland International Airport Series 7-A
      6.500% 07/01/2004...................................................................        500,000         538,125
      6.750% 07/01/2015...................................................................      2,795,000       3,039,562
    Port of Portland Airport Revenue Series 9-A
      5.500% 07/01/2006...................................................................        500,000         515,625
    Portland Arena Gas Tax Revenue
      0.000% 06/01/2016...................................................................      1,100,000         343,750
      0.000% 06/01/2017...................................................................      1,420,000         415,350
    Portland Gas Tax Revenue Series A
      5.800% 06/01/2016...................................................................      1,625,000       1,657,500

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       -----------------------------------------------------------------

                                     [LOGO]
---------------------                                      ---------------------

                    -- COLUMBIA MUNICIPAL BOND FUND, INC. --
                    ----------------------------------------

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Oregon Insured Bonds (Continued)

    Portland Sewer System Revenue Series A
      6.000% 10/01/2012...................................................................  $   2,110,000  $    2,207,588
    Salem-Keizer School District #24J
      5.400% 06/01/2006...................................................................      1,000,000       1,031,250
    Tillamook County
      6.250% 01/01/2014...................................................................        960,000       1,028,400
    Umatilla County School District #8R Hermiston
      6.000% 12/01/2010...................................................................        695,000         730,619
    Union Health District
      5.750% 02/01/2010...................................................................      1,070,000       1,087,388
    Washington County School District #88J Sherwood
      6.100% 06/01/2012...................................................................      1,000,000       1,061,250
    Washington County Unified Sewer Agency Revenue Series A
      0.000% 10/01/2003...................................................................      1,000,000         727,500
      0.000% 10/01/2005...................................................................      5,230,000       3,406,038
      5.900% 10/01/2006...................................................................      3,730,000       3,963,125
      0.000% 10/01/2007...................................................................      4,835,000       2,786,169
      5.400% 10/01/2012...................................................................        770,000         774,813
      6.125% 10/01/2012...................................................................      8,010,000       8,460,563
    Western Lane Hospital District Facility Authority Revenue Refunding
     Sisters St. Joseph Peace
      5.625% 08/01/2007...................................................................      2,080,000       2,163,200
    Yamhill County School District #29J Newberg
      5.500% 06/01/2010...................................................................      1,405,000       1,426,075
      6.100% 06/01/2011...................................................................      3,355,000       3,560,494
                                                                                                           --------------
    Total Oregon Insured Bonds
     (Cost $100,738,594) .................................................................                    104,388,125
                                                                                                           --------------
Oregon Pre-Refunded Bonds (4.4%)
    Beaverton Water Revenue Series A
      7.150% 06/01/2004...................................................................        455,000         495,381
    Clackamas County School District #7J
     Lake Oswego Series A
      7.000% 06/15/2008...................................................................      1,250,000       1,359,375
      7.100% 06/15/2010...................................................................        750,000         817,500
    Clackamas County School District #12 North Clackamas
      6.500% 06/01/2005...................................................................      1,000,000       1,070,000
      6.500% 06/01/2007...................................................................      1,455,000       1,556,850
      6.500% 06/01/2009...................................................................      1,655,000       1,770,850
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Metropolitan Service District General Revenue Metro Headquarters Building Project A
      6.600% 07/01/2011...................................................................  $     785,000  $      844,856
    Metropolitan Service District Metro East Transfer Station A
      7.000% 01/01/2001...................................................................        500,000         546,250
    Oregon Department of General Services Certificates Participation Series A
      7.200% 01/15/2015...................................................................      1,100,000       1,210,000
    Oregon Department of General Services Certificates Participation Series B
      7.200% 01/15/2015...................................................................        670,000         737,000
    Oregon Department of General Services Certificates Participation Series F
      7.500% 09/01/2015...................................................................      2,330,000       2,624,163
    Oregon Housing, Educational & Cultural Facilities Authority Reed College Project
     Series A
      6.350% 07/01/2002...................................................................        320,000         349,200
      6.400% 07/01/2003...................................................................        280,000         305,900
    Oregon Housing, Educational & Cultural Facilities Authority Revenue
     Lewis & Clark College Project A
      7.000% 07/01/2010...................................................................      1,100,000       1,215,500
    Portland Airport Way Urban Renewal & Redevelopment Tax Increment Series A
      7.300% 06/01/2010...................................................................      1,400,000       1,533,000
                                                                                                           --------------
    Total Oregon Pre-Refunded Bonds
     (Cost $15,040,288) ..................................................................                     16,435,825
                                                                                                           --------------
Oregon Other Bonds (2.8%)
    Grants Pass Urban Renewal Agency Tax Increment
      6.125% 08/01/2012...................................................................        750,000         762,187
    Hood River Urban Renewal Agency Revenue
      6.250% 12/15/2011...................................................................      1,250,000       1,310,937
    Lane County School District #4J Eugene Certificates Participation
      6.900% 10/01/2000...................................................................        500,000         544,375
    Lebanon Special Obligation Revenue Refunding Lease Water
      5.400% 10/01/2013...................................................................        755,000         737,069
    Medford Urban Renewal Agency Tax Revenue
      5.875% 09/01/2010...................................................................        500,000         503,125

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
---------------------                                      ---------------------

                    -- COLUMBIA MUNICIPAL BOND FUND, INC. --
                    ----------------------------------------

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Oregon Other Bonds (Continued)

    Newberg Certificates Participation
      5.900% 12/01/1998...................................................................  $     365,000  $      373,669
      6.000% 12/01/1999...................................................................        390,000         403,162
      6.100% 12/01/2000...................................................................        410,000         427,938
      6.200% 12/01/2001...................................................................        410,000         432,038
    Portland Building Refunding Series A
      4.750% 04/01/2007...................................................................      2,000,000       1,965,000
    Portland Airport Way Urban Renewal & Redevelopment Tax Increment Series C
      5.900% 06/01/2006...................................................................        860,000         903,000
    Portland Urban Renewal & Redevelopment Refunding, Downtown Waterfront Series L
      6.400% 06/01/2008...................................................................      2,085,000       2,225,738
                                                                                                           --------------
    Total Oregon Other Bonds
     (Cost $10,107,456) ..................................................................                     10,588,238
                                                                                                           --------------
Other Bonds (5.1%)
    Puerto Rico Commonwealth Public Improvements
      6.250% 07/01/2009...................................................................      3,000,000       3,330,000
      6.250% 07/01/2013...................................................................      1,000,000       1,105,000
    Puerto Rico Commonwealth Aquaduct & Sewer Authority Revenue Series A
      9.000% 07/01/2009...................................................................      5,325,000       6,756,094
    Puerto Rico Housing Finance Corp. Single Family Mortgage Revenue Portfolio 1 Series B
      7.500% 10/15/2012...................................................................      1,040,000       1,090,700
    Puerto Rico Housing Finance Corp. Single Family Mortgage Revenue Portfolio 1 Series C
      6.750% 10/15/2013...................................................................        710,000         744,612
    Puerto Rico Housing Finance Corp. Multi Family Mortgage Revenue Portfolio A-1
      7.500% 04/01/2022...................................................................      1,680,000       1,768,200
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
    Puerto Rico Industrial, Medical & Environmental Pollution Control Facilities Financing
     Authority Revenue FHA Insured Mortgage Dr. Pila Hospital Project-A
      7.700% 08/01/2008...................................................................  $   2,000,000  $    2,155,000
    Puerto Rico Housing Bank & Finance Agency Single Family Mortgage Revenue FHA
     Homeownership 5th Portfolio
      7.500% 12/01/2015...................................................................        610,000         670,237
    Virgin Islands Public Finance Authority Revenue Unrefunded Balance Series A
      7.300% 10/01/2018...................................................................      1,170,000       1,417,163
                                                                                                           --------------
    Total Other Bonds
     (Cost $18,036,949) ..................................................................                     19,037,006
                                                                                                           --------------
    Total investments, excluding temporary cash investment
     (Cost $353,382,696) .................................................................                    367,290,112
                                                                                                           --------------
Tax-Exempt Money Market Investment (1.2%)
    SEI Tax Exempt Trust
     (Cost $4,438,727) ...................................................................      4,438,727       4,438,727
                                                                                                           --------------
Total Investments (99.0%)
 (Cost $357,821,423)......................................................................                    371,728,839
Receivables less liabilities (1.0%).......................................................                      3,938,591
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $  375,667,430
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.

                  The accompanying notes are an integral part
                          of the financial statements.

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                      -- COLUMBIA HIGH YIELD FUND, INC. --
                      ------------------------------------

                                                                                              Principal
December 31,1996                                                                               Amount         Value(1)
                                                                                            -------------  --------------
U.S. Treasury Note (1.7%)
        6.500% 10/15/2006
         (Cost $510,351)..................................................................  $     500,000  $      503,170
                                                                                                           --------------
Corporate Bonds (92.2%)
  Basic Industry (7.2%)
    Chemicals (2.5%)
      Freeport-McMoRan Resource Partners L.P. Senior Subordinated Notes
        8.750% 02/15/2004.................................................................        700,000         726,250
                                                                                                           --------------
    Forest Products (2.0%)
      Stone Consolidated Corp.
       Senior Secured Note
       10.250% 12/15/2000.................................................................        550,000         585,750
                                                                                                           --------------
    Metals/Mining (2.7%)
      Ryerson Tull, Inc.
       Notes
        8.500% 07/15/2001.................................................................        750,000         768,750
                                                                                                           --------------
    Total Basic Industry .................................................................                      2,080,750
                                                                                                           --------------
  Consumer Related (21.4%)
    Hotel/Gaming (12.1%)
      California Hotel Finance Corp.
       Guaranteed Senior Subordinated Notes
       11.000% 12/01/2002.................................................................        750,000         783,750
      HMH Properties, Inc.
       Senior Secured Note
        9.500% 05/15/2005.................................................................        600,000         624,000
      Harrahs Operating, Inc.
       Senior Subordinated Notes
       10.875% 04/15/2002.................................................................        500,000         527,500
      La Quinta Inns, Inc.
       Senior Subordinated Notes
        9.250% 05/15/2003.................................................................        900,000         940,500
      Station Casinos, Inc.
       Senior Subordinated Notes
        9.625% 06/01/2003.................................................................        615,000         605,775
                                                                                                           --------------
                                                                                                                3,481,525
                                                                                                           --------------
    Healthcare (7.0%)
      Abbey Healthcare Group, Inc.
       Senior Subordinated Notes
        9.500% 11/01/2002.................................................................        500,000         522,500
      HEALTHSOUTH Rehabilitation Corp.
       Senior Subordinated Notes
        9.500% 04/01/2001.................................................................        300,000         318,000
      Quorum Health Group, Inc.
       Senior Subordinated Notes
        8.750% 11/01/2005.................................................................        500,000         512,500

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

      Tenet Healthcare Corp.
       Senior Subordinated Notes
       10.125% 03/01/2005.................................................................  $     600,000  $      664,500
                                                                                                           --------------
                                                                                                                2,017,500
                                                                                                           --------------
    Other (2.3%)
      Westpoint Stevens, Inc.
       Senior Subordinated Debenture
        9.375% 12/15/2005.................................................................        650,000         669,500
                                                                                                           --------------
    Total Consumer Related ...............................................................                      6,168,525
                                                                                                           --------------
  Energy (15.1%)
      Global Marine, Inc.
       Notes
       12.750% 12/15/1999.................................................................        285,000         306,019
      Gulf Canada Resources Ltd.
       Subordinated Debentures
        9.625% 07/01/2005.................................................................        500,000         541,250
      Kelley Oil & Gas Corp. (144A)
       Senior Subordinated Notes
       10.375% 10/15/2006.................................................................        600,000         625,500
      Louis Dreyfus Natural Gas Corp.
       Senior Subordinated Notes
        9.250% 06/15/2004.................................................................        500,000         532,825
      Maxus Energy Corp.
       Notes
        9.875% 10/15/2002.................................................................        750,000         772,500
      Noble Drilling Corp.
       Senior Notes
        9.250% 10/01/2003.................................................................        250,000         266,562
        9.125% 07/01/2006.................................................................        300,000         322,500
      Nuevo Energy Co.
       Senior Subordinated Notes
        9.500% 04/15/2006.................................................................        500,000         531,250
      Santa Fe Energy Resource, Inc.
       Senior Subordinated Debentures
       11.000% 05/15/2004.................................................................        400,000         440,000
                                                                                                           --------------
    Total Energy .........................................................................                      4,338,406
                                                                                                           --------------
  Housing Related (1.9%)
      USG Corp.
       Series B Senior Notes
        9.250% 09/15/2001.................................................................        500,000         532,500
                                                                                                           --------------
  Manufacturing (15.9%)
      American Standard, Inc.
       Senior Subordinated Discount
       Debenture Step-Up Coupon
        0.000% to 06/01/1998, then 10.500% to 06/01/2005..................................        750,000         697,500

                                       -
                                       59
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       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                      -- COLUMBIA HIGH YIELD FUND, INC. --
                      ------------------------------------

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Corporate Bonds (Continued)

      Exide Corp.
       Senior Notes
       10.000% 04/15/2005.................................................................  $     350,000  $      363,125
      Mark IV Industries, Inc.
       Senior Subordinated Notes
        7.750% 04/01/2006.................................................................        500,000         486,765
      Owens-Illinois, Inc.
       Senior Subordinated Notes
       10.000% 08/01/2002.................................................................        400,000         418,000
      Rohr, Inc.
       Senior Note
       11.625% 05/15/2003.................................................................        600,000         661,500
      SPX Corp.
       Senior Subordinated Notes
       11.750% 06/01/2002.................................................................        500,000         558,750
      U.S. Can Corp. (144A)
       Senior Subordinated Notes
       10.125% 10/15/2006.................................................................        700,000         735,875
      Wolverine Tube, Inc.
       Senior Subordinated Notes
       10.125% 09/01/2002.................................................................        625,000         662,500
                                                                                                           --------------
    Total Manufacturing ..................................................................                      4,584,015
                                                                                                           --------------
  Media (19.6%)
      American Radio Systems Corp.
       Senior Subordinated Notes
        9.000% 02/01/2006.................................................................        500,000         490,000
      Heritage Media Corp.
       Senior Subordinated Notes
        8.750% 02/15/2006.................................................................        500,000         480,000
      Jones Intercable, Inc.
       Senior Notes
        9.625% 03/15/2002.................................................................        350,000         367,500
      Lenfest Communications, Inc.
       Senior Secured Notes
        8.375% 11/01/2005.................................................................        500,000         483,125
      Rogers Communications, Inc.
       Debenture
       10.875% 04/15/2004.................................................................        450,000         472,500
      SFX Broadcasting, Inc.
       Series B Senior Subordinated Notes
       10.750% 05/15/2006.................................................................        500,000         527,500
      Time Warner, Inc.
       Debentures
        9.125% 01/15/2013.................................................................        900,000         982,530
                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------
      United International Holdings, Inc.
       Senior Note with Warrants
        0.000% 11/15/1999.................................................................  $     650,000  $      481,000
      United International Holdings, Inc.
       Senior Secured Discount Notes
        0.000% 11/15/1999.................................................................        250,000         178,750
      Viacom, Inc.
       Subordinated Debenture
        8.000% 07/07/2006.................................................................        650,000         628,875
      Young Broadcasting, Inc.
       Guaranteed Senior Subordinated Notes
       11.750% 11/15/2004.................................................................        500,000         545,000
                                                                                                           --------------
    Total Media ..........................................................................                      5,636,780
                                                                                                           --------------
  Retail (5.0%)
    Supermarkets (1.0%)
      Stop & Shop Cos., Inc.
       Senior Subordinated Notes
        9.750% 02/01/2002.................................................................        250,000         280,000
                                                                                                           --------------
    Other (4.0%)
      Ethan Allen, Inc.
       Senior Notes
        8.750% 03/15/2001.................................................................        600,000         621,750
      Federated Department Stores, Inc.
       Senior Notes
       10.000% 02/15/2001.................................................................        500,000         543,115
                                                                                                           --------------
                                                                                                                1,164,865
                                                                                                           --------------
    Total Retail .........................................................................                      1,444,865
                                                                                                           --------------
  Transportation ( 1.8%)
    Air (1.8%)
      Greenwich Air Services
       Senior Notes
       10.500% 06/01/2006.................................................................        500,000         532,500
                                                                                                           --------------
  Utility (4.3%)
    Electrics (1.8%)
      California Energy, Inc.
       Senior Secured Note
        9.875% 06/30/2003.................................................................        500,000         525,000
                                                                                                           --------------
    Telecommunications (2.5%)
      MFS Communications, Inc.
       Senior Discount Notes
       Step-up Coupon
        0.000% to 01/15/2001, then 8.875% to 01/15/2006...................................      1,000,000         727,500
                                                                                                           --------------

                                       -

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------

                                     [LOGO]
------------------------                                ------------------------

                      -- COLUMBIA HIGH YIELD FUND, INC. --
                      ------------------------------------

                                                                                              Principal
                                                                                               Amount         Value(1)
                                                                                            -------------  --------------

Corporate Bonds (Continued)

    Total Utilities ......................................................................                 $    1,252,500
                                                                                                           --------------
    Total Corporate Bonds
     (Cost $25,712,880) ..................................................................                     26,570,841
                                                                                                           --------------
    Total investments, excluding temporary cash investment
     (Cost $26,223,231) ..................................................................                     27,074,011
Repurchase Agreement (3.6%)
    Goldman Sachs Corp.
     6.354% dated 12/31/1996,
     due 01/02/1997 in the
     amount of $1,021,979.
     Collateralized by U.S. Treasury Bond
     6.500% due 11/15/2026
     (Cost $1,021,624) ...................................................................  $   1,021,624       1,021,624
                                                                                                           --------------
Total Investments (97.5%)
 (Cost $27,244,855).......................................................................                     28,095,635
Receivables less liabilities (2.5%).......................................................                        722,598
                                                                                                           --------------
Net Assets (100.0%).......................................................................                 $   28,818,233
                                                                                                           --------------
                                                                                                           --------------

(1) See Note 1 of Notes to Financial Statements.

                  The accompanying notes are an integral part
                          of the financial statements.

                                       -

                      STATEMENTS OF ASSETS AND LIABILITIES
       -----------------------------------------------------------------

                                                                Columbia       Columbia          Columbia            Columbia
                                                              Common Stock      Growth      International Stock      Special
December 31, 1996                                              Fund, Inc.     Fund, Inc.        Fund, Inc.          Fund, Inc.
                                                              ------------  --------------  -------------------   --------------
ASSETS:
  Investments at identified cost............................  $449,007,291  $  870,008,781     $100,562,244       $1,399,532,531
------------------------------------------------------------  ------------  --------------  -------------------   --------------
  Investments at value (Notes 1 and 2)......................  $509,895,400  $1,051,275,934     $117,205,362       $1,487,815,609
  Temporary cash investments, at cost (Note 1)..............   22,288,098        8,042,960       10,517,742          117,419,890
  Cash......................................................                                        750,237
  Cash denominated in foreign currencies (cost $343,300)
   (Note 1).................................................                                        343,352
  Receivable for:
    Interest................................................      106,580          102,531           52,532              505,183
    Dividends...............................................      897,108        1,429,875           72,160              534,852
    Investments sold........................................                    20,147,541          740,686            7,884,279
    Capital stock sold......................................    6,085,300        1,491,367          148,913            2,043,165
    Forward foreign currency exchange contract held, at
     market (Note 1)........................................                                     12,388,363
                                                              ------------  --------------  -------------------   --------------
  Total assets..............................................  539,272,486    1,082,490,208      142,219,347        1,616,202,978
                                                              ------------  --------------  -------------------   --------------
LIABILITIES:
  Payable for:
    Capital stock redeemed..................................      907,454       12,227,741          612,343            9,522,737
    Dividends and distributions.............................    1,178,012        5,283,449          175,591            4,080,533
    Investments purchased...................................                                      3,540,999           15,781,001
    Investment management fee (Note 4)......................      269,939          535,125          104,360            1,132,655
    Accrued expenses........................................      157,279          344,374           93,148              401,838
    Forward foreign currency exchange contract held (Note
     1).....................................................                                     12,183,315
                                                              ------------  --------------  -------------------   --------------
  Total liabilities.........................................    2,512,684       18,390,689       16,709,756           30,918,764
                                                              ------------  --------------  -------------------   --------------
Net assets applicable to outstanding shares.................  $536,759,802  $1,064,099,519     $125,509,591       $1,585,284,214
                                                              ------------  --------------  -------------------   --------------
                                                              ------------  --------------  -------------------   --------------
Net assets consist of:
  Undistributed net investment income.......................  $   901,158   $    1,931,709     $      3,885
  Unrealized appreciation on:
    Investments.............................................   60,888,109      181,267,153       16,643,118       $   88,283,078
    Translation of assets and liabilities in foreign
     currencies.............................................                                        191,667
  Undistributed net realized gain (loss) from:
    Investments.............................................       58,387         (945,685)        (605,416)            (829,577)
    Foreign currency transactions...........................                                       (205,048)
  Capital shares (Note 3)...................................                       346,125                               798,613
  Capital paid in (Note 3)..................................  474,912,148      881,500,217      109,481,385        1,497,032,100
                                                              ------------  --------------  -------------------   --------------
                                                              $536,759,802  $1,064,099,519     $125,509,591       $1,585,284,214
                                                              ------------  --------------  -------------------   --------------
                                                              ------------  --------------  -------------------   --------------
Shares of capital stock outstanding (Note 3)................   27,863,379       34,612,452        9,052,917           79,861,296
                                                              ------------  --------------  -------------------   --------------
                                                              ------------  --------------  -------------------   --------------
Net asset value, offering and redemption price per share
 (1)........................................................  $     19.26   $        30.74     $      13.86       $        19.85
                                                              ------------  --------------  -------------------   --------------
                                                              ------------  --------------  -------------------   --------------

(1) The net asset value per share is computed by dividing net assets applicable to outstanding shares by shares of capital stock outstanding.

    The accompanying notes are an integral part of the financial statements.

                                       -

                      STATEMENTS OF ASSETS AND LIABILITIES
       -----------------------------------------------------------------

                                                                Columbia    Columbia Real      Columbia          Columbia
                                                               Small Cap    Estate Equity      Balanced        Daily Income
December 31, 1996                                              Fund, Inc.     Fund, Inc.      Fund, Inc.          Company
                                                              ------------  --------------  --------------  -------------------
ASSETS:
  Investments at identified cost............................  $ 17,721,718  $  45,246,073   $  577,068,626     $902,058,747
------------------------------------------------------------  ------------  --------------  --------------  -------------------
  Investments at value (Notes 1 and 2)......................  $ 19,204,712  $  56,150,905   $  633,117,994     $902,058,747
  Temporary cash investments, at cost (Note 1)..............     2,553,184     12,032,191       36,727,709
  Cash......................................................                                                      1,050,000
  Receivable for:
    Interest................................................         9,869         28,888        4,321,207           10,546
    Dividends...............................................         2,326        403,359          543,981
    Investments sold........................................       233,580(2)       250,664            925
    Capital stock sold......................................       638,824      1,070,020        1,058,658        2,784,548
                                                              ------------  --------------  --------------  -------------------
  Total assets..............................................    22,642,495     69,936,027      675,770,474      905,903,841
                                                              ------------  --------------  --------------  -------------------
LIABILITIES:
  Payable for:
    Capital stock redeemed..................................         6,852      1,283,594        2,487,194       15,334,999
    Dividends and distributions.............................                      510,674          187,575
    Investments purchased...................................         7,425
    Securities sold short against the box, at market
     (Proceeds $1,542,415) (Note 1).........................     1,536,656
    Investment management fee (Note 4)......................        16,013         38,155          285,975          357,309
    Accrued expenses........................................        14,179         30,383          216,810          411,564
                                                              ------------  --------------  --------------  -------------------
  Total liabilities.........................................     1,581,125      1,862,806        3,177,554       16,103,872
                                                              ------------  --------------  --------------  -------------------
Net assets applicable to outstanding shares.................  $ 21,061,370  $  68,073,221   $  672,592,920     $889,799,969
                                                              ------------  --------------  --------------  -------------------
                                                              ------------  --------------  --------------  -------------------
Net assets consist of:
  Undistributed net investment income (loss)................  $       (126)                 $      540,163
  Unrealized appreciation on investments....................     1,488,753  $  10,904,832       56,049,368
  Undistributed net realized loss from investments..........      (275,796)       (40,917 )        (76,478)
  Capital shares (Note 3)...................................                                                   $    889,800
  Capital paid in (Note 3)..................................    19,848,539     57,209,306      616,079,867      888,910,169
                                                              ------------  --------------  --------------  -------------------
                                                              $ 21,061,370  $  68,073,221   $  672,592,920     $889,799,969
                                                              ------------  --------------  --------------  -------------------
                                                              ------------  --------------  --------------  -------------------
Shares of capital stock outstanding (Note 3)................     1,620,781      4,213,056       33,105,142      889,799,969
                                                              ------------  --------------  --------------  -------------------
                                                              ------------  --------------  --------------  -------------------
Net asset value, offering and redemption price per share
 (1)........................................................  $      12.99  $       16.16   $        20.32     $       1.00
                                                              ------------  --------------  --------------  -------------------
                                                              ------------  --------------  --------------  -------------------

(1) The net asset value per share is computed by dividing net assets applicable to outstanding shares by shares of capital stock outstanding.

(2) Receivable from broker for securites sold short against the box.

    The accompanying notes are an integral part of the financial statements.

                                       -

                      STATEMENTS OF ASSETS AND LIABILITIES
       -----------------------------------------------------------------

                                                                Columbia
                                                                  U.S.      Columbia Fixed
                                                               Government       Income         Columbia          Columbia
                                                               Securities     Securities    Municipal Bond      High Yield
December 31, 1996                                              Fund, Inc.     Fund, Inc.      Fund, Inc.        Fund, Inc.
                                                              ------------  --------------  --------------  -------------------
ASSETS:
  Investments at identified cost............................  $40,519,829   $337,752,702    $ 353,382,696      $     26,223,231
------------------------------------------------------------  ------------  --------------  --------------  -------------------
  Investments at value (Notes 1 and 2)......................  $40,547,016   $339,758,146    $ 367,290,112      $     27,074,011
  Temporary cash investments, at cost (Note 1)..............   351,070        13,097,375        4,438,727             1,021,624
  Receivable for:
    Interest................................................   589,129         4,364,313        5,036,835               536,459
    Investments sold........................................                   2,034,745
    Capital stock sold......................................    95,205           457,658           18,962               255,748
                                                              ------------  --------------  --------------  -------------------
  Total assets..............................................  41,582,420     359,712,237      376,784,636            28,887,842
                                                              ------------  --------------  --------------  -------------------
LIABILITIES:
  Payable for:
    Capital stock redeemed..................................   743,115           526,128          466,486                27,676
    Dividends and distributions.............................    13,145           358,353          438,413                18,099
    Investments purchased...................................                   2,081,329
    Investment management fee (Note 4)......................    17,575           151,721          159,580                14,468
    Accrued expenses........................................    32,244           173,810           52,727                 9,366
                                                              ------------  --------------  --------------  -------------------
  Total liabilities.........................................   806,079         3,291,341        1,117,206                69,609
                                                              ------------  --------------  --------------  -------------------
Net assets applicable to outstanding shares.................  $40,776,341   $356,420,896    $ 375,667,430      $     28,818,233
                                                              ------------  --------------  --------------  -------------------
                                                              ------------  --------------  --------------  -------------------
Net assets consist of:
  Unrealized appreciation on investments....................  $ 27,187      $  2,005,444    $  13,907,416      $        850,780
  Undistributed net realized gain (loss) from investments...  (396,302    )   (1,902,567  )       149,182                18,680
  Capital shares (Note 3)...................................    49,466           272,494          309,317
  Capital paid in (Note 3)..................................  41,095,990     356,045,525      361,301,515            27,948,773
                                                              ------------  --------------  --------------  -------------------
                                                              $40,776,341   $356,420,896    $ 375,667,430      $     28,818,233
                                                              ------------  --------------  --------------  -------------------
                                                              ------------  --------------  --------------  -------------------
Shares of capital stock outstanding (Note 3)................  4,946,608       27,249,412       30,931,729             2,900,034
                                                              ------------  --------------  --------------  -------------------
                                                              ------------  --------------  --------------  -------------------
Net asset value, offering and redemption price per share
 (1)........................................................  $   8.24      $      13.08    $       12.15      $           9.94(2)
                                                              ------------  --------------  --------------  -------------------
                                                              ------------  --------------  --------------  -------------------

(1) The net asset value per share is computed by dividing net assets applicable to outstanding shares by shares of capital stock outstanding.

(2) Shares of Columbia High Yield Fund held less than one year, other than shares acquired through the reinvestment of dividends and capital gains, were redeemed at 99% of the net asset value.

    The accompanying notes are an integral part of the financial statements.

                                       -

                            STATEMENTS OF OPERATIONS
       -----------------------------------------------------------------

                                                                                             Columbia
                                                           Columbia       Columbia         International      Columbia
                                                         Common Stock   Growth Fund,        Stock Fund,       Special
Year Ended December 31, 1996                              Fund, Inc.        Inc.               Inc.          Fund, Inc.
                                                         ------------   ------------      ---------------   ------------
INVESTMENT INCOME:
  Income:
    Interest...........................................  $   468,218    $  1,098,763      $   376,245       $  4,581,166
    Dividends..........................................    8,813,867      11,761,529        1,888,543          5,440,648
    Foreign taxes withheld (net of reclaims)...........                                      (237,521)
                                                         ------------   ------------      ---------------   ------------
      Total income.....................................    9,282,085      12,860,292        2,027,267         10,021,814
                                                         ------------   ------------      ---------------   ------------
  Expenses:
    Investment management fees (Note 4)................    2,686,585       5,711,080        1,157,227         12,880,541
    Shareholder servicing costs (Note 4)...............      416,842         596,257          213,139            879,795
    Reports to shareholders............................       88,004         252,822           74,386            310,019
    Accounting expense.................................       40,694          36,657           90,928             53,873
    Financial information and subscriptions............        6,112          16,742           11,137             25,173
    Custodian fees.....................................       18,098          38,896          115,353             62,191
    Bank transaction and checking fees.................       20,361          29,732           45,242             83,129
    Registration fees..................................       80,780          90,437           27,836            139,998
    Legal, insurance and auditing fees.................       33,401          44,704           32,225             55,194
    Other..............................................        6,007          15,225            5,128             19,404
                                                         ------------   ------------      ---------------   ------------
      Total expenses...................................    3,396,884       6,832,552        1,772,601         14,509,317
                                                         ------------   ------------      ---------------   ------------
  Net investment income (loss) (Note 1)................    5,885,201       6,027,740          254,666         (4,487,503)
                                                         ------------   ------------      ---------------   ------------
Realized gain and unrealized appreciation
 (depreciation) from investment and foreign currency
 transactions:
  Net realized gain from:
    Investments (Note 2)...............................   70,666,274     154,006,111        9,808,805        295,204,950
    Foreign currency transactions (Note 1).............                                     1,454,573
                                                         ------------   ------------      ---------------   ------------
      Net realized gain................................   70,666,274     154,006,111       11,263,378        295,204,950
                                                         ------------   ------------      ---------------   ------------
  Net unrealized appreciation (depreciation) on:
    Investments (Note 1)...............................    8,532,253      21,295,845        5,676,201       (112,950,905)
    Translation of assets and liabilities in foreign
     currencies (Note 1)...............................                                       185,947
                                                         ------------   ------------      ---------------   ------------
      Net unrealized appreciation (depreciation) during
       the period......................................    8,532,253      21,295,845        5,862,148       (112,950,905)
                                                         ------------   ------------      ---------------   ------------
  Net gain on investment and foreign currency
   transactions (Note 1)...............................   79,198,527     175,301,956       17,125,526        182,254,045
                                                         ------------   ------------      ---------------   ------------
  Net increase in net assets resulting from
   operations..........................................  $85,083,728    $181,329,696      $17,380,192       $177,766,542
                                                         ------------   ------------      ---------------   ------------
                                                         ------------   ------------      ---------------   ------------

    The accompanying notes are an integral part of the financial statements.

                                       -

                            STATEMENTS OF OPERATIONS
       -----------------------------------------------------------------

                                                                Columbia         Columbia
                                                                Small Cap      Real Estate       Columbia      Columbia
                                                               Fund, Inc.      Equity Fund,      Balanced    Daily Income
Year Ended December 31, 1996                                       (1)             Inc.         Fund, Inc.     Company
                                                              -------------  ----------------  ------------  ------------
INVESTMENT INCOME:
  Income:
    Interest................................................   $    59,758     $    169,463    $ 20,230,059   $45,503,712
    Dividends...............................................         6,758        2,162,179       5,822,671
                                                              -------------  ----------------  ------------  ------------
      Total income..........................................        66,516        2,331,642      26,052,730   45,503,712
                                                              -------------  ----------------  ------------  ------------
  Expenses:
    Investment management fees (Note 4).....................        40,273          232,413       2,935,512    4,009,904
    Shareholder servicing costs (Note 4)....................         3,760           24,340         504,889      698,755
    Reports to shareholders.................................         3,185           11,782         120,872      175,053
    Accounting expense......................................         3,847           20,447          51,793       59,611
    Financial information and subscriptions.................                          1,447          17,266       16,110
    Custodian fees..........................................           181            1,619          23,447       33,210
    Bank transaction and checking fees......................         4,669            4,225          34,050       90,461
    Registration fees.......................................         6,914           22,872          85,660       64,379
    Legal, insurance and auditing fees......................           426           17,002          38,374       41,972
    Other...................................................         3,387            1,479           8,903       11,143
                                                              -------------  ----------------  ------------  ------------
      Total expenses........................................        66,642          337,626       3,820,766    5,200,598
                                                              -------------  ----------------  ------------  ------------
  Net investment income (loss) (Note 1).....................          (126)       1,994,016      22,231,964   40,303,114
                                                              -------------  ----------------  ------------  ------------
Realized gain (loss) and unrealized appreciation from
 investment transactions:
  Net realized gain (loss) from investments (Note 2)........      (275,796)       1,627,328      41,189,499
  Net unrealized appreciation on investments during the
   period (Note 1)..........................................     1,488,753        9,368,906       4,167,518
                                                              -------------  ----------------  ------------
  Net gain on investments (Note 1)..........................     1,212,957       10,996,234      45,357,017
                                                              -------------  ----------------  ------------  ------------
  Net increase in net assets resulting from operations......   $ 1,212,831     $ 12,990,250    $ 67,588,981   $40,303,114
                                                              -------------  ----------------  ------------  ------------
                                                              -------------  ----------------  ------------  ------------

(1) From inception of operations on September 11, 1996.

    The accompanying notes are an integral part of the financial statements.

                                       -

                            STATEMENTS OF OPERATIONS
       -----------------------------------------------------------------

                                                                     Columbia U.S.
                                                                      Government        Columbia Fixed        Columbia
                                                                      Securities       Income Securities   Municipal Bond
Year Ended December 31, 1996                                          Fund, Inc.          Fund, Inc.         Fund, Inc.
                                                                   -----------------   -----------------   --------------
INVESTMENT INCOME:
  Income:
    Interest.....................................................    $  2,388,412        $ 23,974,914       $ 20,956,147
                                                                   -----------------   -----------------   --------------
      Total income...............................................       2,388,412          23,974,914         20,956,147
                                                                   -----------------   -----------------   --------------
  Expenses:
    Investment management fees (Note 4)..........................         206,591           1,668,004          1,881,542
    Shareholder servicing costs (Note 4).........................          49,592             217,935             83,089
    Reports to shareholders......................................          13,406              84,134             26,442
    Accounting expense...........................................          20,814              44,826             22,214
    Financial information and subscriptions......................           1,230              14,585             41,426
    Custodian fees...............................................           1,961              13,248             14,803
    Bank transaction and checking fees...........................           2,177              24,984              4,694
    Registration fees............................................          12,741              42,303              6,336
    Legal, insurance and auditing fees...........................          21,173              36,708             33,351
    Other........................................................             626               4,703              4,668
                                                                   -----------------   -----------------   --------------
                                                                          330,311           2,151,430          2,118,565
    Expenses reimbursed by investment advisor....................
                                                                   -----------------   -----------------   --------------
      Total expenses.............................................         330,311           2,151,430          2,118,565
                                                                   -----------------   -----------------   --------------
  Net investment income (Note 1).................................       2,058,101          21,823,484         18,837,582
                                                                   -----------------   -----------------   --------------
Realized gain and unrealized depreciation from investment
 transactions:
  Net realized gain from investments (Note 2)....................          83,457           1,600,093          1,991,804
  Net unrealized depreciation on investments during the period
   (Note 1)......................................................        (584,568)        (11,107,884)        (7,232,960)
                                                                   -----------------   -----------------   --------------
  Net gain (loss) on investments (Note 1)........................        (501,111)         (9,507,791)        (5,241,156)
                                                                   -----------------   -----------------   --------------
  Net increase in net assets resulting from operations...........    $  1,556,990        $ 12,315,693       $ 13,596,426
                                                                   -----------------   -----------------   --------------
                                                                   -----------------   -----------------   --------------


                                                                    Columbia
                                                                   High Yield
Year Ended December 31, 1996                                       Fund, Inc.
                                                                   ----------
INVESTMENT INCOME:
  Income:
    Interest.....................................................  $2,319,495
                                                                   ----------
      Total income...............................................  2,319,495
                                                                   ----------
  Expenses:
    Investment management fees (Note 4)..........................    150,432
    Shareholder servicing costs (Note 4).........................     21,639
    Reports to shareholders......................................      9,355
    Accounting expense...........................................     30,477
    Financial information and subscriptions......................      3,651
    Custodian fees...............................................        969
    Bank transaction and checking fees...........................      1,971
    Registration fees............................................     12,976
    Legal, insurance and auditing fees...........................     18,564
    Other........................................................        375
                                                                   ----------
                                                                     250,409
    Expenses reimbursed by investment advisor....................    (15,476 )
                                                                   ----------
      Total expenses.............................................    234,933
                                                                   ----------
  Net investment income (Note 1).................................  2,084,562
                                                                   ----------
Realized gain and unrealized depreciation from investment
 transactions:
  Net realized gain from investments (Note 2)....................    237,862
  Net unrealized depreciation on investments during the period
   (Note 1)......................................................     (1,892 )
                                                                   ----------
  Net gain (loss) on investments (Note 1)........................    235,970
                                                                   ----------
  Net increase in net assets resulting from operations...........  $2,320,532
                                                                   ----------
                                                                   ----------

    The accompanying notes are an integral part of the financial statements.

                                       -

                      STATEMENTS OF CHANGES IN NET ASSETS
       -----------------------------------------------------------------

                                                       Columbia                     Columbia                     Columbia
                                               Common Stock Fund, Inc.               Growth             International Stock Fund,
Years Ended December 31,                                                           Fund, Inc.                      Inc.
                                              --------------------------  ----------------------------  --------------------------
                                                  1996          1995          1996            1995          1996          1995
                                              ------------  ------------  -------------   ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS:
  Operations:
    Net investment income...................  $  5,885,201  $  3,997,419  $   6,027,740   $  8,173,000  $    254,666  $    155,031
    Net realized gain (loss) from:
      Investments (Note 2)..................    70,666,274    17,260,066    154,006,111     73,961,335     9,808,805      (286,889)
      Foreign currency transactions (Note
       1)...................................                                                               1,454,573    (1,246,443)
    Change in net unrealized appreciation
     on:
      Investments...........................     8,532,253    44,119,110     21,295,845    120,496,613     5,676,201     5,614,702
      Translation of assets and liabilities
       in foreign currencies (Note 1).......                                                                 185,947            92
                                              ------------  ------------  -------------   ------------  ------------  ------------
    Net increase in net assets resulting
     from operations........................    85,083,728    65,376,595    181,329,696    202,630,948    17,380,192     4,236,493
  Distributions to shareholders:
    From net investment income..............    (5,169,680)   (3,764,094)    (5,089,302)    (7,437,014)     (254,666)
    In excess of net investment income......       (24,695)*                                   (31,322)*   (1,646,464)*
    From net realized gain from investment
     transactions...........................   (70,666,274)  (17,260,066)  (154,006,111)   (73,961,335)   (9,422,995)
    In excess of net realized gain from
     investment transactions................       (97,665)*      (17,932)*      (469,156)*     (206,957)*
  Capital share transactions, net (Note
   3).......................................   169,111,664   189,924,932    193,603,540    136,042,951    18,580,064   (21,847,478)
                                              ------------  ------------  -------------   ------------  ------------  ------------
    Net increase (decrease) in net assets...   178,237,078   234,259,435    215,368,667    257,037,271    24,636,131   (17,610,985)

NET ASSETS:
  Beginning of period.......................   358,522,724   124,263,289    848,730,852    591,693,581   100,873,460   118,484,445
                                              ------------  ------------  -------------   ------------  ------------  ------------
  End of period (1).........................  $536,759,802  $358,522,724  $1,064,099,519  $848,730,852  $125,509,591  $100,873,460
                                              ------------  ------------  -------------   ------------  ------------  ------------
                                              ------------  ------------  -------------   ------------  ------------  ------------
--------------------------------------------
                                              ------------  ------------  -------------   ------------  ------------  ------------

(1) Includes undistributed net investment
 income of:                                   $    901,158  $    395,967  $   1,931,709   $  1,523,877  $      3,885  $    --
 * On a tax basis, there was no return of capital.

    The accompanying notes are an integral part of the financial statements.

                                       -

                      STATEMENTS OF CHANGES IN NET ASSETS
       -----------------------------------------------------------------

                                                       Columbia             Columbia               Columbia
                                                       Special              Small Cap         Real Estate Equity
Years Ended December 31,                              Fund, Inc.           Fund, Inc.             Fund, Inc.
                                              --------------------------  -------------   --------------------------
                                                  1996          1995        1996 (2)          1996          1995
                                              ------------  ------------  -------------   ------------  ------------
INCREASE IN NET ASSETS:
  Operations:
    Net investment income (loss)............  $ (4,487,503) $  1,828,234  $        (126)  $  1,994,016  $  1,240,072
    Net realized gain (loss) from
     investments (Note 2)...................   295,204,950   154,437,430       (275,796)     1,627,328          (132)
    Change in net unrealized appreciation
     (depreciation) on investments..........  (112,950,905)  148,707,165      1,488,753      9,368,906     1,834,154
                                              ------------  ------------  -------------   ------------  ------------
    Net increase in net assets resulting
     from operations........................   177,766,542   304,972,829      1,212,831     12,990,250     3,074,094
  Distributions to shareholders:
    From net investment income..............                  (1,151,123)                   (1,370,203)     (774,447)
    From net realized gain from investment
     transactions...........................  (289,460,071) (154,437,430)                   (1,627,328)
    In excess of net realized gain from
     investment transactions................                  (1,539,578)*                    (349,207)*     (235,252)*
    From tax return of capital..............                                                  (657,602)     (451,668)
  Capital share transactions, net (Note
   3).......................................   312,562,708   347,044,146     19,848,539     37,500,111     2,572,289
                                              ------------  ------------  -------------   ------------  ------------
    Net increase in net assets..............   200,869,179   494,888,844     21,061,370     46,486,021     4,185,016

NET ASSETS:
  Beginning of period.......................  1,384,415,035  889,526,191                    21,587,200    17,402,184
                                              ------------  ------------  -------------   ------------  ------------
  End of period (1).........................  $1,585,284,214 $1,384,415,035 $  21,061,370 $ 68,073,221  $ 21,587,200
                                              ------------  ------------  -------------   ------------  ------------
                                              ------------  ------------  -------------   ------------  ------------
--------------------------------------------
                                              ------------  ------------  -------------   ------------  ------------

(1) Includes undistributed net investment
 income (loss) of:                            $    --       $    (51,817) $        (126)  $    --       $      2,476
(2) From inception of operations on
 September 11, 1996.
 * On a tax basis, there was no return of capital.

    The accompanying notes are an integral part of the financial statements.

                                       -

                      STATEMENTS OF CHANGES IN NET ASSETS
       -----------------------------------------------------------------

                                                       Columbia                     Columbia                     Columbia
                                                       Balanced                   Daily Income               U.S. Government
Years Ended December 31,                              Fund, Inc.                    Company               Securities Fund, Inc.
                                              --------------------------  ----------------------------  --------------------------
                                                  1996          1995          1996            1995          1996          1995
                                              ------------  ------------  -------------   ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS:
  Operations:
    Net investment income...................  $ 22,231,964  $ 15,015,481  $  40,303,114   $ 39,894,755  $  2,058,101  $  2,036,453
    Net realized gain from investments (Note
     2).....................................    41,189,499    20,555,403                                      83,457       571,638
    Change in net unrealized appreciation
     (depreciation) on investments..........     4,167,518    47,270,141                                    (584,568)    1,000,875
                                              ------------  ------------  -------------   ------------  ------------  ------------
    Net increase in net assets resulting
     from operations........................    67,588,981    82,841,025     40,303,114     39,894,755     1,556,990     3,608,966
  Distributions to shareholders:
    From net investment income..............   (21,892,044)  (14,812,967)   (40,303,114)   (39,894,755)   (2,058,101)   (2,036,453)
    In excess of net investment income......      (124,615)*      (46,117)*
    From net realized gain from investment
     transactions...........................   (41,189,499)  (17,052,999)
    In excess of net realized gain from
     investment transaction.................       (97,205)*
  Capital share transactions, net (Note
   3).......................................   181,539,809   186,168,310     89,144,447     70,588,520      (564,932)    6,758,002
                                              ------------  ------------  -------------   ------------  ------------  ------------
    Net increase (decrease) in net assets...   185,825,427   237,097,252     89,144,447     70,588,520    (1,066,043)    8,330,515

NET ASSETS:
  Beginning of period.......................   486,767,493   249,670,241    800,655,522    730,067,002    41,842,384    33,511,869
                                              ------------  ------------  -------------   ------------  ------------  ------------
  End of period (1).........................  $672,592,920  $486,767,493  $ 889,799,969   $800,655,522  $ 40,776,341  $ 41,842,384
                                              ------------  ------------  -------------   ------------  ------------  ------------
                                              ------------  ------------  -------------   ------------  ------------  ------------
--------------------------------------------
                                              ------------  ------------  -------------   ------------  ------------  ------------

(1) Includes undistributed net investment
 income of:                                   $    540,163  $    211,082
 * On a tax basis, there was no return of capital.

    The accompanying notes are an integral part of the financial statements.

                                       -

                      STATEMENTS OF CHANGES IN NET ASSETS
       -----------------------------------------------------------------

                                                       Columbia                     Columbia                     Columbia
                                               Fixed Income Securities           Municipal Bond                 High Yield
Years Ended December 31,                              Fund, Inc.                   Fund, Inc.                   Fund, Inc.
                                              --------------------------  ----------------------------  --------------------------
                                                  1996          1995          1996            1995          1996          1995
                                              ------------  ------------  -------------   ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS:
  Operations:
    Net investment income...................  $ 21,823,484  $ 19,285,757  $  18,837,582   $ 19,222,924  $  2,084,562  $  1,561,271
    Net realized gain (loss) from
     investments (Note 2)...................     1,600,093     7,333,401      1,991,804      2,099,378       237,862       (31,194)
    Change in net unrealized appreciation
     (depreciation) on investments..........   (11,107,884)   22,005,760     (7,232,960)    27,002,836        (1,892)    1,544,937
                                              ------------  ------------  -------------   ------------  ------------  ------------
    Net increase in net assets resulting
     from operations........................    12,315,693    48,624,918     13,596,426     48,325,138     2,320,532     3,075,014
  Distributions to shareholders:
    From net investment income..............   (21,823,484)  (19,285,757)   (18,837,582)   (19,222,924)   (2,084,562)   (1,561,271)
    From net realized gain from investment
     transactions...........................                                 (1,842,655)    (2,099,378)      (28,544)
    In excess of net realized gain from
     investment transactions................                                                   (52,790)*
  Capital share transactions, net (Note
   3).......................................    49,669,884    34,830,059     (1,044,677)    17,029,241     5,139,840     9,123,656
                                              ------------  ------------  -------------   ------------  ------------  ------------
    Net increase (decrease) in net assets...    40,162,093    64,169,220     (8,128,488)    43,979,287     5,347,266    10,637,399

NET ASSETS:
  Beginning of period.......................   316,258,803   252,089,583    383,795,918    339,816,631    23,470,967    12,833,568
                                              ------------  ------------  -------------   ------------  ------------  ------------
  End of period.............................  $356,420,896  $316,258,803  $ 375,667,430   $383,795,918  $ 28,818,233  $ 23,470,967
                                              ------------  ------------  -------------   ------------  ------------  ------------
                                              ------------  ------------  -------------   ------------  ------------  ------------
 * On a tax basis, there was no return of capital.

    The accompanying notes are an integral part of the financial statements.

                                       -

                         NOTES TO FINANCIAL STATEMENTS
       -----------------------------------------------------------------

                    -- 1. SIGNIFICANT ACCOUNTING POLICIES --

The Columbia Funds (the Funds) consist of Columbia Common Stock Fund, Inc.
(CCSF), Columbia Growth Fund, Inc. (CGF), Columbia International Stock Fund, Inc. (CISF), Columbia Special Fund, Inc. (CSF), Columbia Small Cap Fund, Inc.
(CSCF), Columbia Real Estate Equity Fund, Inc. (CREF), Columbia Balanced Fund, Inc. (CBF), Columbia Daily Income Company (CDIC), Columbia U.S. Government Securities Fund, Inc. (CUSG), Columbia Fixed Income Securities Fund, Inc.
(CFIS), Columbia Municipal Bond Fund, Inc. (CMBF), and Columbia High Yield Fund, Inc. (CHYF). All Funds are open-end investment companies registered under the Investment Company Act of 1940, as amended, and are diversified except CMBF, which is non-diversified. The policies described below are consistently followed by the Funds in the preparation of their financial statements in conformity with generally accepted accounting principles.

Investment valuation. The values of CCSF, CGF, CISF, CSF, CSCF, CREF and CBF equity investments are based on the last sale prices reported by the principal securities exchanges on which the investments are traded, or, in the absence of recorded sales, at the closing bid prices on such exchanges or over-the-counter markets. Temporary cash investments in short-term securities (principally repurchase agreements) are valued at cost, which approximates market.

CDIC investments are carried at values deemed best to reflect their fair values as determined in good faith by or under the supervision of officers of CDIC specifically so authorized by its Directors. These values are based on cost adjusted for amortization of discount or premium and accrued interest, unless unusual circumstances indicate that another method of determining fair value should be considered.

CBF, CUSG, CFIS, CMBF and CHYF fixed income investments are carried at values deemed best to reflect their fair values as determined in good faith by or under the supervision of officers of CBF, CUSG, CFIS, CMBF and CHYF, specifically so authorized by their Directors. These values are based on market value as quoted by dealers who are market makers in these securities or by an independent pricing service unless unusual circumstances indicate that another method of determining fair value should be considered. Market values for CBF, CUSG, CFIS and CHYF fixed income investments are based on the average of bid and ask prices and market value for CMBF is based on bid prices, or by reference to other securities with comparable ratings, interest rates and maturities. Temporary cash investments in short-term securities (principally repurchase agreements) are valued at cost, which approximates market.

Short sales against the box. Certain funds may hedge their investments against changes in value by engaging in short sales against the box. In a short sale against the box, the Fund sells a borrowed security that it also owns or has a right to own without additional cash consideration. The Fund covers its obligation to pay back the borrowed shares by depositing the identical securities sold short in a segregated account at the Fund's custodian bank until the short sale transaction is closed and the borrowed shares repaid. A short sale against the box is not a speculative transaction and does not involve the use of leverage. This type of short sale may be used by a Fund when it desires to protect a profit or prevent a loss in a security position without selling the security directly. CSCF sold certain securities short against the box in the fourth quarter of 1996 because it was undesirable under provisions of the Internal Revenue Code that apply to investment companies to sell those securities directly and realize a taxable gain during the quarter. The market value of segregated securities to cover short positions was $1,536,656 at December 31, 1996. As of December 31, 1996, CSCF had entered into the following short sales which resulted in net unrealized appreciation of $5,759.

                                       -

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

              -- 1. SIGNIFICANT ACCOUNTING POLICIES, CONTINUED --

Issuer                           Shares      Value
------------------------------  ---------  ---------
Altera Corp.                        1,900  $ 138,106
American Power Conversion
Corp.                               7,300    198,925
ANADIGICS, Inc.                     5,000    196,250
Dreco Energy Services Ltd.
(Class A)                           6,000    219,750
Metzler Group, Inc.                 7,000    222,250
National-Oilwell, Inc.              9,000    276,750
P J America, Inc.                  10,000    180,000
Shiva Corp.                         3,000    104,625
                                           ---------
    Total securities sold
     short                                 $1,536,656
                                           ---------
                                           ---------

Forward foreign currency exchange contracts. In connection with portfolio purchases and sales of securities denominated in a foreign currency, CISF enters into foreign currency exchange contracts (contracts). Additionally, CISF enters into forward contracts to hedge certain other foreign currency denominated assets. Contracts are recorded at market value. CISF could be exposed to risks if counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably. The effect of any change in the value of a hedged foreign currency would be offset by the increase (resulting from a change in exchange rates) in value of the securities denominated in that currency. Net realized gains arising from such transactions amounted to $1,393,253 and are included in net realized gain from foreign currency transactions. As of December 31, 1996, CISF had entered into the following forward contract resulting in net unrealized appreciation of $205,048.

                                                                  Net
                                                              Unrealized
       Currency to              Currency to       Settlement  Appreciation
      be Delivered              be Received          Date      (U.S. $)
-------------------------  ---------------------  ----------  -----------
              Japanese                U.S.
1,401,000,000 Yen          12,388,363 Dollars     02/28/1997   $ 205,048

Foreign currency translations. The books and records of CISF are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis:

    (i) market value of investment securities, other assets, and liabilities at the daily rates of exchange, and

    (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions.

CISF does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on CISF's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, other than investments in securities, resulting from changes in the exchange rates.

                                       -

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                   -- 1. SIGNIFICANT ACCOUNTING POLICIES, --
                                   CONTINUED

Interest and dividend income. Interest income is recorded on the accrual basis and dividend income is recorded on the ex-dividend date. The majority of dividend income recorded by CREF is from Real Estate Investment Trusts (REITs). For tax purposes, a portion of these dividends consist of capital gains and return of capital. For financial reporting purposes, these dividends are recorded as dividend income.

Shareholder distributions. CCSF, CREF and CBF distribute net investment income quarterly and any net realized gains from investment transactions annually. CGF, CISF, CSF and CSCF distribute net investment income and any net realized gains annually. CDIC distributes its net investment income daily -- including any realized investment gains or losses. CUSG, CFIS, CMBF and CHYF distribute their net investment income monthly and any net realized gains annually. Distributions to shareholders are recorded on the record date.

Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions, net operating losses, deferral of losses from wash sales and return of capital received from Real Estate Investment Trusts.

Use of estimates. The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Federal income taxes. The Funds have made no provision for federal income taxes on net investment income or net realized gains from sales of securities, since it is the intention of the Funds to comply with the provisions of the Internal Revenue Code available to certain investment companies, and to make distributions of income and security profits sufficient to relieve them from substantially all federal income taxes.

As of December 31, 1996, certain Funds have capital loss carryovers available to offset future capital gains as follows:

Year Carryover Expires         CSCF         CUSG          CFIS
--------------------------  -----------  -----------  -------------
2002......................                  $396,302  $     466,587
2003......................                                1,218,113
2004......................     $253,562
                            -----------  -----------  -------------
                               $253,562     $396,302  $   1,684,700
                            -----------  -----------  -------------
                            -----------  -----------  -------------

Other. Investment transactions are accounted for on the date the investments are purchased or sold. The cost of investments sold is determined by the use of the specific identification method for both financial reporting and income tax purposes. Realized gains and losses from investment transactions and unrealized appreciation or depreciation of investments are reported on the basis of identified costs. The Funds, through their custodians, receive delivery of underlying securities collateralizing repurchase agreements (included in temporary cash investments). Market values of these securities are required to be at least 100% of the cost of the repurchase agreements. The Funds' investment advisor determines that the value of the underlying securities is at all times at least equal to the resale price. In the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.

                                       -

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

              -- 1. SIGNIFICANT ACCOUNTING POLICIES, CONTINUED --

CHYF invests in lower rated debt securities, which may be more susceptible to adverse economic conditions than investment grade holdings. These securities are often subordinated to the prior claims of other senior lenders, and uncertainties exist as to an issuer's ability to meet principal and interest payments. At December 31, 1996, 98% of the Fund's portfolio was invested in securities rated Ba (49%) or B (49%) by Moody's Investor Services, Inc; the remaining 2% of the portfolio was invested in a U.S. Treasury Note.

                        -- 2. INVESTMENT TRANSACTIONS --

Aggregate purchases, sales and maturities, net realized gain (loss) and unrealized appreciation (depreciation) of investments, including temporary cash investments for CDIC and excluding temporary cash investments for all other Funds, as of and for the period ended December 31, 1996, were as follows:

                                                Columbia Common        Columbia            Columbia            Columbia
                                               Stock Fund, Inc.         Growth        International Stock   Special Fund,
                                                    (CCSF)         Fund, Inc. (CGF)    Fund, Inc. (CISF)      Inc. (CSF)
                                               -----------------   ----------------   -------------------   --------------
Purchases:
  Investment securities other than U.S.
   Government obligations....................    $563,762,616        $747,342,380         $143,417,703      $2,199,694,465
                                               -----------------   ----------------   -------------------   --------------
                                               -----------------   ----------------   -------------------   --------------
Sales and Maturities:
  Investment securities other than U.S.
   Government obligations....................    $486,671,781        $712,192,795         $139,433,310      $2,249,631,026
                                               -----------------   ----------------   -------------------   --------------
                                               -----------------   ----------------   -------------------   --------------
Net Realized Gain:
  Investment securities other than U.S.
   Government obligations....................    $ 70,666,274        $154,006,111         $ 9,808,805       $  295,204,950
                                               -----------------   ----------------   -------------------   --------------
                                               -----------------   ----------------   -------------------   --------------
Unrealized Appreciation (Depreciation) as of
 December 31, 1996:
  Appreciation...............................    $ 72,793,189        $219,974,948         $20,703,260       $  192,223,656
  Depreciation...............................     (11,905,080)        (38,707,795)         (4,060,142)        (103,940,578)
                                               -----------------   ----------------   -------------------   --------------
    Net unrealized appreciation..............    $ 60,888,109        $181,267,153         $16,643,118       $   88,283,078
                                               -----------------   ----------------   -------------------   --------------
                                               -----------------   ----------------   -------------------   --------------
Unrealized Appreciation (Depreciation) for
 federal income tax purposes as of December
 31, 1996:
  Appreciation...............................    $ 73,719,042        $220,991,033         $20,497,064       $  191,811,939
  Depreciation...............................     (11,971,825)        (39,023,528)         (4,533,770)        (104,657,499)
                                               -----------------   ----------------   -------------------   --------------
    Net unrealized appreciation..............    $ 61,747,217        $181,967,505         $15,963,294       $   87,154,440
                                               -----------------   ----------------   -------------------   --------------
                                               -----------------   ----------------   -------------------   --------------
For federal income tax purposes, the cost of
 investments owned at December 31, 1996......    $448,148,183        $869,308,429         $101,242,068      $1,400,661,169
                                               -----------------   ----------------   -------------------   --------------
                                               -----------------   ----------------   -------------------   --------------

The net realized gain for CCSF, CGF, and CSF includes proceeds of approximately $28,000, $174,000, and $239,000, respectively, from shareholder class action suits related to securities held by those Funds.

                                       -

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                  -- 2. INVESTMENT TRANSACTIONS, CONTINUED --

                                                                                       Columbia
                                                                   Columbia           Real Estate          Columbia
                                                                   Small Cap            Equity             Balanced
                                                               Fund, Inc. (CSCF)   Fund, Inc. (CREF)   Fund, Inc. (CBF)
                                                               -----------------   -----------------   ----------------
Purchases:
  Investment securities other than U.S. Government
   obligations...............................................     $19,101,824         $37,952,071        $388,776,058
  U.S. Government obligations................................                                             490,505,021
                                                               -----------------   -----------------   ----------------
    Total purchases..........................................     $19,101,824         $37,952,071        $879,281,079
                                                               -----------------   -----------------   ----------------
                                                               -----------------   -----------------   ----------------
Sales and Maturities:
  Investment securities other than U.S. Government
   obligations...............................................     $ 1,104,310         $13,104,563        $355,321,321
  U.S. Government obligations................................                                             396,201,789
                                                               -----------------   -----------------   ----------------
    Total sales and maturities...............................     $ 1,104,310         $13,104,563        $751,523,110
                                                               -----------------   -----------------   ----------------
                                                               -----------------   -----------------   ----------------
Net Realized Gain (Loss):
  Investment securities other than U.S. Government
   obligations...............................................     $  (275,796)        $ 1,627,328        $ 41,598,285
  U.S. Government obligations................................                                                (408,786)
                                                               -----------------   -----------------   ----------------
    Total net realized gain (loss)...........................     $  (275,796)        $ 1,627,328        $ 41,189,499
                                                               -----------------   -----------------   ----------------
                                                               -----------------   -----------------   ----------------
Unrealized Appreciation (Depreciation) as of December 31,
 1996:
  Appreciation...............................................     $ 2,120,026         $10,904,832        $ 62,499,171
  Depreciation...............................................        (631,273)                             (6,449,803)
                                                               -----------------   -----------------   ----------------
    Net unrealized appreciation..............................     $ 1,488,753         $10,904,832        $ 56,049,368
                                                               -----------------   -----------------   ----------------
                                                               -----------------   -----------------   ----------------
Unrealized Appreciation (Depreciation) for federal income tax purposes as of December 31, 1996:
  Appreciation...............................................     $ 2,120,026         $11,637,608        $ 62,947,102
  Depreciation...............................................        (653,507)                             (6,462,594)
                                                               -----------------   -----------------   ----------------
    Net unrealized appreciation..............................     $ 1,466,519         $11,637,608        $ 56,484,508
                                                               -----------------   -----------------   ----------------
                                                               -----------------   -----------------   ----------------
For federal income tax purposes, the cost of investments
 owned at December 31, 1996..................................     $17,743,952         $44,513,297        $576,633,486
                                                               -----------------   -----------------   ----------------
                                                               -----------------   -----------------   ----------------

                                                                  Columbia
                                                                Daily Income
                                                               Company (CDIC)
                                                               --------------
Purchases:
  Investment securities other than U.S. Government
   obligations...............................................  $8,687,738,846
  U.S. Government obligations................................    120,383,333
                                                               --------------
    Total purchases..........................................  $8,808,122,179
                                                               --------------
                                                               --------------
Sales and Maturities:
  Investment securities other than U.S. Government
   obligations...............................................  $8,558,183,209
  U.S. Government obligations................................    154,900,694
                                                               --------------
    Total sales and maturities...............................  $8,713,083,903
                                                               --------------
                                                               --------------
Net Realized Gain (Loss):
  Investment securities other than U.S. Government
   obligations...............................................
  U.S. Government obligations................................
    Total net realized gain (loss)...........................
Unrealized Appreciation (Depreciation) as of December 31,
 1996:
  Appreciation...............................................
  Depreciation...............................................
    Net unrealized appreciation..............................
Unrealized Appreciation (Depreciation) for federal income tax purposes as of December 31, 1996:
  Appreciation...............................................
  Depreciation...............................................
    Net unrealized appreciation..............................
For federal income tax purposes, the cost of investments
 owned at December 31, 1996..................................  $ 902,058,747
                                                               --------------
                                                               --------------

The net realized gain for CBF includes proceeds of approximately $28,000, from shareholder class action suits related to securities held by the Fund.

                                       -

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                  -- 2. INVESTMENT TRANSACTIONS, CONTINUED --

                                                              Columbia U.S.        Columbia Fixed         Columbia
                                                          Government Securities   Income Securities    Municipal Bond
                                                            Fund, Inc. (CUSG)     Fund, Inc. (CFIS)   Fund, Inc. (CMBF)
                                                          ---------------------   -----------------   -----------------
Purchases:
  Investment securities other than U.S. Government
   obligations..........................................                            $179,548,635        $ 70,008,274
  U.S. Government obligations...........................       $83,867,145           423,507,872
                                                          ---------------------   -----------------   -----------------
    Total purchases.....................................       $83,867,145          $603,056,507        $ 70,008,274
                                                          ---------------------   -----------------   -----------------
                                                          ---------------------   -----------------   -----------------
Sales and Maturities:
  Investment securities other than U.S. Government
   obligations..........................................                            $174,785,396        $ 72,420,445
  U.S. Government obligations...........................       $83,294,611           386,930,828
                                                          ---------------------   -----------------   -----------------
    Total sales and maturities..........................       $83,294,611          $561,716,224        $ 72,420,445
                                                          ---------------------   -----------------   -----------------
                                                          ---------------------   -----------------   -----------------
Net Realized Gain (loss):
  Investment securities other than U.S. Government
   obligations..........................................                            $    768,118        $  1,991,804
  U.S. Government obligations...........................       $    83,457               831,975
                                                          ---------------------   -----------------   -----------------
    Total net realized gain.............................       $    83,457          $  1,600,093        $  1,991,804
                                                          ---------------------   -----------------   -----------------
                                                          ---------------------   -----------------   -----------------
Unrealized Appreciation (Depreciation) as of December
 31, 1996:
  Appreciation..........................................       $   110,221          $  4,056,785        $ 14,276,596
  Depreciation..........................................           (83,034)           (2,051,341)           (369,180)
                                                          ---------------------   -----------------   -----------------
    Net unrealized appreciation.........................       $    27,187          $  2,005,444        $ 13,907,416
                                                          ---------------------   -----------------   -----------------
                                                          ---------------------   -----------------   -----------------
Unrealized Appreciation (Depreciation) for federal
 income tax purposes as of December 31, 1996:
  Appreciation..........................................       $   110,221          $  3,838,918        $ 14,273,646
  Depreciation..........................................           (83,034)           (2,051,341)           (375,173)
                                                          ---------------------   -----------------   -----------------
    Net unrealized appreciation.........................       $    27,187          $  1,787,577        $ 13,898,473
                                                          ---------------------   -----------------   -----------------
                                                          ---------------------   -----------------   -----------------
For federal income tax purposes, the cost of investments
 owned at December 31, 1996.............................       $40,519,829          $337,970,569        $353,391,639
                                                          ---------------------   -----------------   -----------------
                                                          ---------------------   -----------------   -----------------

                                                              Columbia
                                                             High Yield
                                                          Fund, Inc. (CHYF)
                                                          -----------------
Purchases:
  Investment securities other than U.S. Government
   obligations..........................................     $17,722,125
  U.S. Government obligations...........................       1,357,219
                                                          -----------------
    Total purchases.....................................     $19,079,344
                                                          -----------------
                                                          -----------------
Sales and Maturities:
  Investment securities other than U.S. Government
   obligations..........................................     $12,915,245
  U.S. Government obligations...........................       1,844,602
                                                          -----------------
    Total sales and maturities..........................     $14,759,847
                                                          -----------------
                                                          -----------------
Net Realized Gain (loss):
  Investment securities other than U.S. Government
   obligations..........................................     $   245,768
  U.S. Government obligations...........................          (7,906)
                                                          -----------------
    Total net realized gain.............................     $   237,862
                                                          -----------------
                                                          -----------------
Unrealized Appreciation (Depreciation) as of December
 31, 1996:
  Appreciation..........................................     $   955,549
  Depreciation..........................................        (104,769)
                                                          -----------------
    Net unrealized appreciation.........................     $   850,780
                                                          -----------------
                                                          -----------------
Unrealized Appreciation (Depreciation) for federal
 income tax purposes as of December 31, 1996:
  Appreciation..........................................     $   955,549
  Depreciation..........................................        (104,769)
                                                          -----------------
    Net unrealized appreciation.........................     $   850,780
                                                          -----------------
                                                          -----------------
For federal income tax purposes, the cost of investments
 owned at December 31, 1996.............................     $26,223,231
                                                          -----------------
                                                          -----------------

                                       -

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                             -- 3. CAPITAL STOCK --

                                             Columbia                     Columbia                     Columbia
                                           Common Stock                    Growth                International Stock
                                         Fund, Inc. (CCSF)            Fund, Inc. (CGF)            Fund, Inc. (CISF)
                                     -------------------------  ----------------------------  --------------------------
                                        1996          1995          1996           1995           1996          1995
                                     -----------  ------------  -------------  -------------  ------------  ------------
Shares:
  Shares sold......................    9,187,403    12,907,792      9,588,118      6,481,595     4,458,919     3,176,713
  Shares issued for reinvestment of
   dividends.......................    3,836,536     1,137,709      4,993,329      2,636,586       808,789
                                     -----------  ------------  -------------  -------------  ------------  ------------
                                      13,023,939    14,045,501     14,581,447      9,118,181     5,267,708     3,176,713
  Less shares redeemed.............   (4,449,235)   (2,953,090)    (8,408,189)    (4,495,529)   (3,930,959)   (4,992,567)
                                     -----------  ------------  -------------  -------------  ------------  ------------
  Net increase (decrease) in
   shares..........................    8,574,704    11,092,411      6,173,258      4,622,652     1,336,749    (1,815,854)
                                     -----------  ------------  -------------  -------------  ------------  ------------
                                     -----------  ------------  -------------  -------------  ------------  ------------
Amounts:
  Sales............................  $183,843,205 $221,012,822  $ 309,798,468  $ 187,801,317  $ 62,941,735  $ 38,698,162
  Reinvestment of dividends........   74,699,264    20,863,972    154,190,774     78,122,044    11,145,109
                                     -----------  ------------  -------------  -------------  ------------  ------------
                                     258,542,469   241,876,794    463,989,242    265,923,361    74,086,844    38,698,162
  Less redemptions.................  (89,430,805)  (51,951,862)  (270,385,702)  (129,880,410)  (55,506,780)  (60,545,640)
                                     -----------  ------------  -------------  -------------  ------------  ------------
  Net increase (decrease)..........  $169,111,664 $189,924,932  $ 193,603,540  $ 136,042,951  $ 18,580,064  $(21,847,478)
                                     -----------  ------------  -------------  -------------  ------------  ------------
                                     -----------  ------------  -------------  -------------  ------------  ------------
  Capital stock authorized
   (shares)........................  100,000,000                  100,000,000                  100,000,000
  Par Value........................    no par                       $.01                         no par

                                                                           Columbia
                                                      Columbia             Small Cap            Columbia
                                                      Special             Fund, Inc.       Real Estate Equity
                                                  Fund, Inc. (CSF)          (CSCF)         Fund, Inc. (CREF)
                                            ----------------------------  -----------  --------------------------
                                                1996           1995        1996 (1)        1996          1995
                                            -------------  -------------  -----------  ------------  ------------
Shares:
  Shares sold.............................     25,624,116     24,380,701  1,756,650       4,543,366       745,236
  Shares issued for reinvestment of
   dividends..............................     13,826,136      7,030,821                    226,545       116,209
                                            -------------  -------------  -----------  ------------  ------------
                                               39,450,252     31,411,522  1,756,650       4,769,911       861,445
  Less shares redeemed....................    (24,162,690)   (14,439,180)  (135,869  )   (2,255,778)     (647,683)
                                            -------------  -------------  -----------  ------------  ------------
  Net increase in shares..................     15,287,562     16,972,342  1,620,781       2,514,133       213,762
                                            -------------  -------------  -----------  ------------  ------------
                                            -------------  -------------  -----------  ------------  ------------
Amounts:
  Sales...................................  $ 593,195,434  $ 507,005,537  $21,545,009  $ 65,389,802  $  8,920,599
  Reinvestment of dividends...............    273,619,242    148,631,551                  3,428,343     1,402,375
                                            -------------  -------------  -----------  ------------  ------------
                                              866,814,676    655,637,088  21,545,009     68,818,145    10,322,974
  Less redemptions........................   (554,251,968)  (308,592,942) (1,696,470 )  (31,318,034)   (7,750,685)
                                            -------------  -------------  -----------  ------------  ------------
  Net increase............................  $ 312,562,708  $ 347,044,146  $19,848,539  $ 37,500,111  $  2,572,289
                                            -------------  -------------  -----------  ------------  ------------
                                            -------------  -------------  -----------  ------------  ------------
  Capital stock authorized (shares).......    100,000,000                 100,000,000   100,000,000
  Par Value...............................      $.01                       no par         no par
  (1) From inception of operations on
   September 11, 1996.

                                       -

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                       -- 3. CAPITAL STOCK, CONTINUED --

                                             Columbia                    Columbia                 Columbia U.S.
                                             Balanced                  Daily Income           Government Securities
                                         Fund, Inc. (CBF)             Company (CDIC)            Fund, Inc. (CUSG)
                                   ----------------------------  -------------------------  --------------------------
                                       1996           1995           1996         1995          1996          1995
                                   -------------  -------------  ------------  -----------  ------------  ------------
Shares:
  Shares sold....................     12,203,107     12,164,908  1,425,767,034 1,191,109,050    1,751,071    2,438,332
  Shares issued for reinvestment
   of dividends..................      3,066,051      1,603,299    40,287,100   39,866,838       230,872       229,910
                                   -------------  -------------  ------------  -----------  ------------  ------------
                                      15,269,158     13,768,207  1,466,054,134 1,230,975,888    1,981,943    2,668,242
  Less shares redeemed...........     (6,405,495)    (3,974,088) (1,376,909,687) (1,160,387,368)   (2,051,336)   (1,843,924)
                                   -------------  -------------  ------------  -----------  ------------  ------------
  Net increase (decrease) in
   shares........................      8,863,663      9,794,119    89,144,447   70,588,520       (69,393)      824,318
                                   -------------  -------------  ------------  -----------  ------------  ------------
                                   -------------  -------------  ------------  -----------  ------------  ------------
Amounts:
  Sales..........................  $ 251,516,248  $ 230,627,211  $1,425,767,034 $1,191,109,050 $ 14,407,264 $ 19,955,069
  Reinvestment of dividends......     62,884,919     31,608,126    40,287,100   39,866,838     1,898,935     1,885,143
                                   -------------  -------------  ------------  -----------  ------------  ------------
                                     314,401,167    262,235,337  1,466,054,134 1,230,975,888   16,306,199   21,840,212
  Less redemptions...............   (132,861,358)   (76,067,027) (1,376,909,687) (1,160,387,368)  (16,871,131)  (15,082,210)
                                   -------------  -------------  ------------  -----------  ------------  ------------
  Net increase (decrease)........  $ 181,539,809  $ 186,168,310  $ 89,144,447  $70,588,520  $   (564,932) $  6,758,002
                                   -------------  -------------  ------------  -----------  ------------  ------------
                                   -------------  -------------  ------------  -----------  ------------  ------------
  Capital stock authorized
   (shares)......................    100,000,000                 2,000,000,000               100,000,000
  Par Value......................     no par                        $.001                       $.01

                                            Columbia Fixed                Columbia                      Columbia
                                           Income Securities           Municipal Bond                  High Yield
                                           Fund, Inc. (CFIS)         Fund, Inc. (CMBF)             Fund, Inc. (CHYF)
                                       -------------------------  ------------------------  --------------------------------
                                          1996          1995         1996         1995           1996             1995
                                       -----------  ------------  -----------  -----------  ---------------  ---------------
Shares:
  Shares sold........................    9,571,457     6,735,955    4,732,337    5,057,133        1,058,203        1,176,046
  Shares issued for reinvestment of
   dividends.........................    1,427,852     1,319,739    1,395,611    1,460,826          197,255          146,858
                                       -----------  ------------  -----------  -----------  ---------------  ---------------
                                        10,999,309     8,055,694    6,127,948    6,517,959        1,255,458        1,322,904
  Less shares redeemed...............   (7,165,704)   (5,373,406)  (6,210,439)  (5,096,815)        (730,964)        (367,495)
                                       -----------  ------------  -----------  -----------  ---------------  ---------------
  Net increase (decrease) in
   shares............................    3,833,605     2,682,288      (82,491)   1,421,144          524,494          955,409
                                       -----------  ------------  -----------  -----------  ---------------  ---------------
                                       -----------  ------------  -----------  -----------  ---------------  ---------------
Amounts:
  Sales..............................  $124,564,521 $ 86,697,840  $57,398,891  $60,766,673  $    10,345,832  $    11,217,136
  Reinvestment of dividends..........   18,580,087    17,119,289   16,930,817   17,726,251        1,925,766        1,406,479
                                       -----------  ------------  -----------  -----------  ---------------  ---------------
                                       143,144,608   103,817,129   74,329,708   78,492,924       12,271,598       12,623,615
  Less redemptions...................  (93,474,724)  (68,987,070) (75,374,385) (61,463,683)      (7,131,758)      (3,499,959)
                                       -----------  ------------  -----------  -----------  ---------------  ---------------
  Net increase (decrease)............  $49,669,884  $ 34,830,059  $(1,044,677) $17,029,241  $     5,139,840  $     9,123,656
                                       -----------  ------------  -----------  -----------  ---------------  ---------------
                                       -----------  ------------  -----------  -----------  ---------------  ---------------
  Capital stock authorized
   (shares)..........................  200,000,000                100,000,000                   100,000,000
  Par Value..........................     $.01                       $.01                       no par

                                       -

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

           -- 4. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES --

                                                                                                                    Columbia
                                                        Columbia             Columbia              Columbia         Special
                                                      Common Stock            Growth          International Stock  Fund, Inc.
                                                    Fund, Inc. (CCSF)    Fund, Inc. (CGF)      Fund, Inc. (CISF)     (CSF)
                                                    -----------------  ---------------------  -------------------  ----------
Investment management fees incurred...............     $2,686,585           $5,711,080            $1,157,227       $12,880,541
Investment management fee computation basis
 (percentage of daily net assets per annum).......      .60 of 1%          .75 of 1% to               1%             1% to
                                                                        $200,000,000 daily                         $500,000,000
                                                                        net assets; .625 of                        daily net
                                                                            1% between                              assets;
                                                                         $200,000,000 and                          .75 of 1%
                                                                       $500,000,000; and .50                       in excess
                                                                        of 1% in excess of                             of
                                                                           $500,000,000                            $500,000,000

Transfer agent fee (included in shareholder
 servicing costs).................................      $218,624             $510,664              $181,749         $663,083
Fees earned by directors not affiliated with each
 Fund's invest-
 ment advisor, transfer agent, or Columbia
 Management Co....................................       $5,081               $11,090               $1,330          $17,855
Value of investments held at December 31, 1996 by:
  Columbia Management Co..........................      $421,467              $96,325               $64,146        $1,981,946
  Columbia Funds Management Company...............       $81,036              $38,970               $16,126         $751,876

                                                        Columbia            Columbia           Columbia           Columbia
                                                        Small Cap      Real Estate Equity   Balanced Fund,      Daily Income
                                                    Fund, Inc. (CSCF)  Fund, Inc. (CREF)      Inc. (CBF)       Company (CDIC)
                                                    -----------------  ------------------  ----------------  ------------------
Investment management fees incurred...............       $40,273            $232,413          $2,935,512         $4,009,904
Investment management fee computation basis
 (percentage of daily net assets per annum).......         1%              .75 of 1%          .50 of 1%         .50 of 1% to
                                                                                                             $500,000,000 daily
                                                                                                             net assets; .45 of
                                                                                                                 1% between
                                                                                                              $500,000,000 and
                                                                                                              $1,000,000,000;
                                                                                                              and .40 of 1% in
                                                                                                                 excess of
                                                                                                               $1,000,000,000

Transfer agent fee (included in shareholder
 servicing costs).................................       $3,700             $24,214            $301,673           $578,095
Fees earned by directors not affiliated with each
 Fund's invest-
 ment advisor, transfer agent, or Columbia
 Management Co....................................                            $336              $6,680             $9,624
Value of investments held at December 31, 1996 by:
  Columbia Management Co..........................                          $108,520                             $8,466,518
  Columbia Funds Management Company...............       $8,023             $20,066                              $6,687,297

                                       -

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      -- 4. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES, CONTINUED --

                                                                                 Columbia Fixed
                                                             Columbia U.S.           Income
                                                               Government          Securities         Columbia
                                                               Securities          Fund, Inc.      Municipal Bond
                                                           Fund, Inc. (CUSG)         (CFIS)       Fund, Inc. (CMBF)
                                                          --------------------  ----------------  -----------------
Investment management fees incurred.....................        $206,591           $1,668,004        $1,881,542
Investment management fee computation basis (percentage
 of daily net assets per annum).........................       .50 of 1%           .50 of 1%          .50 of 1%
Transfer agent fee (included in shareholder servicing
 costs).................................................        $33,282             $172,277           $79,716
Fees earned by directors not affiliated with each Fund's
 investment advisor, transfer agent, or Columbia
 Management Co..........................................          $482               $3,861            $4,374
Value of investments held at December 31, 1996 by:
  Columbia Management Co................................        $440,260            $927,013         $1,801,085
  Columbia Funds Management Company.....................        $68,454             $278,421          $255,320

                                                              Columbia
                                                             High Yield
                                                          Fund, Inc. (CHYF)
                                                          -----------------
Investment management fees incurred.....................      $150,432
Investment management fee computation basis (percentage
 of daily net assets per annum).........................      .60 of 1%
Transfer agent fee (included in shareholder servicing
 costs).................................................       $19,989
Fees earned by directors not affiliated with each Fund's
 investment advisor, transfer agent, or Columbia
 Management Co..........................................        $287
Value of investments held at December 31, 1996 by:
  Columbia Management Co................................      $326,480
  Columbia Funds Management Company.....................      $289,209

The investment advisor of the Funds is Columbia Funds Management Company. The transfer agent for the Funds is Columbia Trust Company, a subsidiary of Columbia Funds Management Company. The transfer agent is compensated based on a per account fee. The contracts for investment advisory and transfer agent services for the Funds must be renewed annually by a majority vote of the Funds' shareholders or by the directors of the Funds. Certain officers and directors of the Funds are also officers and directors of Columbia Funds Management Company, Columbia Trust Company and Columbia Management Co. They did not receive any direct payments from the Funds. At December 31, 1996, CCSF, CSF, and CBF had investments in securities of U.S. Bancorp, which provides custodial services for these funds.

                                       -

                       REPORT OF INDEPENDENT ACCOUNTANTS
       -----------------------------------------------------------------

To the Directors and Shareholders,
Columbia Common Stock Fund, Inc. (CCSF)
Columbia Growth Fund, Inc. (CGF)
Columbia International Stock Fund, Inc. (CISF)
Columbia Special Fund, Inc. (CSF)
Columbia Small Cap Fund, Inc. (CSCF)
Columbia Real Estate Equity Fund, Inc. (CREF)
Columbia Balanced Fund, Inc. (CBF)
Columbia Daily Income Company (CDIC)
Columbia U.S. Government Securities Fund, Inc. (CUSG)
Columbia Fixed Income Securities Fund, Inc. (CFIS)
Columbia Municipal Bond Fund, Inc. (CMBF)
Columbia High Yield Fund, Inc. (CHYF)

    We have audited the accompanying statements of assets and liabilities, including the schedules of investments for each of the twelve funds comprising Columbia Funds, as of December 31, 1996, the related statements of operations for the year then ended, except for CSCF which is for the period from inception, September 11, 1996, to December 31, 1996, the statements of changes in net assets for each of the two years in the period then ended, except for CSCF which is for the period from inception, September 11, 1996, to December 31, 1996 and the financial highlights for the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian, and confirmation by correspondence with brokers as to securities purchased but not received at that date or other auditing procedures where confirmations from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the twelve funds comprising Columbia Funds as of December 31, 1996, the results of their operations for the year then ended, except for CSCF which is for the period from inception, September 11, 1996, to December 31, 1996, the changes in their net assets for each of the two years in the period then ended, except for CSCF which is for the period from inception, September 11, 1996, to December 31, 1996, and the financial highlights for the periods indicated therein, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
Portland, Oregon
January 31, 1997

                                       -

                                     NOTES

                                        [LOGO]

                                    COLUMBIA FUNDS
                  -- 1301 S.W. FIFTH AVENUE, PORTLAND, OREGON 97201 --


                                   -- DIRECTORS --
                      ------------------------------------------
                                   JAMES C. GEORGE
                                J. JERRY INSKEEP, JR.
                                     JOHN A. KEMP
                                 THOMAS R. MACKENZIE
                                   JAMES F. RIPPEY
                                 RICHARD L. WOOLWORTH


                                    -- OFFICERS --
                      ------------------------------------------
                           J. JERRY INSKEEP, JR., CHAIRMAN
                               JOHN A. KEMP, PRESIDENT
                       GEORGE L. HANSETH, SENIOR VICE PRESIDENT
                          ALBERT D. CORRADO, VICE PRESIDENT
                          LAWRENCE S. VIEHL, VICE PRESIDENT
                              JEFF B. CURTIS, SECRETARY


                               -- INVESTMENT ADVISOR --
                      ------------------------------------------
                          COLUMBIA FUNDS MANAGEMENT COMPANY
                                1300 S.W. SIXTH AVENUE
                               PORTLAND, OREGON  97201


                                 -- LEGAL COUNSEL --
                      ------------------------------------------
                                  STOEL RIVES L.L.P.
                          900 S.W. FIFTH AVENUE, SUITE 2300
                             PORTLAND, OREGON  97204-1268


                                    -- AUDITORS --
                      ------------------------------------------
                               COOPERS & LYBRAND L.L.P.
                          1300 S.W. FIFTH AVENUE, SUITE 2700
                               PORTLAND, OREGON  97201


                                 -- TRANSFER AGENT --
                      ------------------------------------------
                                COLUMBIA TRUST COMPANY
                                1301 S.W. FIFTH AVENUE
                               PORTLAND, OREGON  97201


 THIS INFORMATION MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS. THE
  MANAGERS' VIEWS CONTAINED IN THIS REPORT ARE SUBJECT TO CHANGE AT ANY TIME,
   BASED ON MARKET AND OTHER CONSIDERATIONS. PORTFOLIO CHANGES SHOULD NOT BE CONSIDERED RECOMMENDATIONS FOR ACTION BY INDIVIDUAL INVESTORS. FUNDS DISTRIBUTED
             BY COLUMBIA FINANCIAL CENTER INCORPORATED. MEMBER NASD.